Exhibit 99.1

$500,000,000

AMENDED AND RESTATED

CREDIT AGREEMENT

dated as of July 25, 2005,

among

ADESA, INC.,

as Borrower,

THE GUARANTORS PARTY HERETO,

as Subsidiary Guarantors,

THE LENDERS PARTY HERETO

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

JPMORGAN CHASE BANK, N.A.,

as Documentation Agents,

HARRIS, N.A.,

SUNTRUST BANK,

as Syndication Agents,

U.S. BANK NATIONAL ASSOCIATION,

LASALLE BANK NATIONAL ASSOCIATION

as Managing Agents,

and

BANK OF AMERICA, N.A.,

as Administrative Agent, Swing Line Lender,

L/C Issuer and Collateral Agent

TABLE OF CONTENTS

Section

ARTICLE I DEFINITIONS

Section 1.01	Defined Terms
Section 1.02	Classification of Loans and Borrowings
Section 1.03	Other Interpretive Provisions
Section 1.04	Accounting Terms; GAAP
Section 1.05	Resolution of Drafting Ambiguities
Section 1.06	Letter of Credit Amounts
Section 1.07	Rounding
Section 1.08	Times of Day

ARTICLE II THE CREDITS

Section 2.01	The Loans
Section 2.02	Borrowings, Conversions and Continuations of Loans
Section 2.03	Letters of Credit
Section 2.04	Swing Line Loans
Section 2.05	Voluntary and Mandatory Prepayments of Loans
Section 2.06	Termination and Reduction of Commitments
Section 2.07	Evidence of Debt; Repayment of Loans
Section 2.08	Interest on Loans
Section 2.09	Fees
Section 2.10	[Reserved]
Section 2.11	Inability to Determine Rates; Illegality
Section 2.12	Increased Costs
Section 2.13	Compensation for Losses
Section 2.14	Payments Generally; Administrative Agent’s Clawback
Section 2.15	Taxes
Section 2.16	Mitigation Obligations; Replacement of Lenders
Section 2.17	Increase in Commitments
Section 2.18	Amendment and Restatement

ARTICLE III REPRESENTATIONS AND WARRANTIES

Section 3.01	Organization; Powers

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Section

Section 3.02	Authorization; Enforceability
Section 3.03	No Conflicts
Section 3.04	Financial Statements; Projections
Section 3.05	Properties
Section 3.06	Intellectual Property
Section 3.07	Equity Interests and Subsidiaries
Section 3.08	Litigation; Compliance with Laws
Section 3.09	Agreements
Section 3.10	Federal Reserve Regulations
Section 3.11	Investment Company Act; Public Utility Holding Company Act
Section 3.12	Use of Proceeds
Section 3.13	Taxes
Section 3.14	No Material Misstatements
Section 3.15	Labor Matters
Section 3.16	Solvency
Section 3.17	Employee Benefit Plans
Section 3.18	Environmental Matters
Section 3.19	Insurance
Section 3.20	Security Documents
Section 3.21	Anti-Terrorism Law
Section 3.22	Subordination of Senior Subordinated Notes

ARTICLE IV CONDITIONS TO CREDIT EXTENSIONS

Section 4.01	Conditions to Initial Credit Extension
Section 4.02	Conditions to All Credit Extensions

ARTICLE V AFFIRMATIVE COVENANTS

Section 5.01	Financial Statements, Reports, etc
Section 5.02	Litigation and Other Notices
Section 5.03	Existence; Businesses and Properties
Section 5.04	Insurance
Section 5.05	Obligations and Taxes

Section

Section 5.06	Employee Benefits
Section 5.07	Maintaining Records; Access to Properties and Inspections; Annual Meetings
Section 5.08	Use of Proceeds
Section 5.09	Compliance with Environmental Laws; Environmental Reports
Section 5.10	[Reserved]
Section 5.11	Additional Collateral; Additional Subsidiary Guarantors
Section 5.12	Security Interests; Further Assurances
Section 5.13	Information Regarding Collateral

ARTICLE VI NEGATIVE COVENANTS

Section 6.01	Indebtedness
Section 6.02	Liens
Section 6.03	Sale and Leaseback Transactions
Section 6.04	Investment, Loan and Advances
Section 6.05	Mergers and Consolidations
Section 6.06	Asset Sales
Section 6.07	Acquisitions
Section 6.08	Dividends
Section 6.09	Transactions with Affiliates
Section 6.10	Financial Covenants
Section 6.11	Prepayments of Other Indebtedness; Modifications of Organizational Documents and Other Documents, etc
Section 6.12	Limitation on Certain Restrictions on Subsidiaries
Section 6.13	Limitation on Creation of Subsidiaries
Section 6.14	Business
Section 6.15	Limitation on Accounting Changes
Section 6.16	Fiscal Year
Section 6.17	No Further Negative Pledge
Section 6.18	Anti-Terrorism Law; Anti-Money Laundering
Section 6.19	Embargoed Person

Section

ARTICLE VII GUARANTEE

Section 7.01	The Guarantee
Section 7.02	Obligations Unconditional
Section 7.03	Reinstatement
Section 7.04	Subrogation; Subordination
Section 7.05	Remedies
Section 7.06	Instrument for the Payment of Money
Section 7.07	Continuing Guarantee
Section 7.08	General Limitation on Guarantee Obligations
Section 7.09	Release of Subsidiary Guarantors
Section 7.10	No Proceedings

ARTICLE VIII EVENTS OF DEFAULT

Section 8.01	Events of Default

ARTICLE IX THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

Section 9.01	Appointment and Authority
Section 9.02	Rights as a Lender
Section 9.03	Exculpatory Provisions
Section 9.04	Reliance by Agent
Section 9.05	Delegation of Duties
Section 9.06	Successor Agent
Section 9.07	Non-Reliance on Administrative Agent and Other Lenders
Section 9.08	No Other Duties, Etc
Section 9.09	Administrative Agent May File Proof of Claim

ARTICLE X MISCELLANEOUS

Section 10.01	Notices
Section 10.02	Amendments, Etc
Section 10.03	Expenses; Indemnity
Section 10.04	Successors and Assigns

Section

Section 10.05	Survival of Agreement
Section 10.06	Counterparts; Integration; Effectiveness
Section 10.07	Severability
Section 10.08	Right of Setoff
Section 10.09	Governing Law; Jurisdiction; Consent to Service of Process
Section 10.10	Waiver of Jury Trial
Section 10.11	Headings; Entire Agreement
Section 10.12	Treatment of Certain Information; Confidentiality
Section 10.13	Interest Rate Limitation
Section 10.14	No Waiver; Cumulative Remedies
Section 10.15	Obligations Absolute
Section 10.16	Payments Set Aside
Section 10.17	USA Patriot Act Notice
Section 10.18	Lender Addendum

v

ANNEXES

Annex I	Amortization Table

SCHEDULES

Schedule A	Repayment of Outstanding Indebtedness
Schedule 2.03	Existing Letters of Credit
Schedule 3.06(c)	Violations or Proceedings
Schedule 3.07(a)	Subsidiaries
Schedule 3.07(b)	Corporate Organizational Chart
Schedule 3.08	Litigation
Schedule 3.18	Environmental Matters
Schedule 3.19	Insurance
Schedule 4.01(g)	Local Counsel
Schedule 5.13	Information Regarding Collateral
Schedule 6.01(b)	Existing Indebtedness
Schedule 6.02(c)	Existing Liens
Schedule 6.04(b)	Existing Investments
Schedule 6.09	Existing Transactions with Affiliates
Schedule 10.01	Administrative Agent’s Office, Certain Addresses for Notices
Schedule 10.04	Processing and Recordation Fees

EXHIBITS

Exhibit A	Form of Lender Addendum
Exhibit B	Form of Assignment and Assumption
Exhibit C-1	Form of Loan Notice
Exhibit C-2	Form of Swing Line Loan Notice
Exhibit D	Form of Compliance Certificate
Exhibit E	[Reserved]
Exhibit F	Form of Joinder Agreement
Exhibit G	[Reserved]
Exhibit H	[Reserved]
Exhibit I-1	Form of Tranche A Term Note
Exhibit I-2	Form of Revolving Note
Exhibit J	Form of Pledge Agreement
Exhibit K-1	Form of Opinion of Company Counsel
Exhibit K-2	Form of Opinion of Local Counsel
Exhibit L	Form of Solvency Certificate
Exhibit M	Form of Intercompany Note
Exhibit N	Form of Non-Bank Certificate

i

AMENDED AND RESTATED

CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT (as amended, modified or otherwise supplemented from time to time in accordance herewith, this “Agreement”) dated as of July 25, 2005, is by and among ADESA, INC., a Delaware corporation (“Borrower”), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given to it in Article I), the Lenders, BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender, L/C Issuer and Collateral Agent, WELLS FARGO BANK NATIONAL ASSOCIATION and JPMORGAN CHASE BANK, N.A., as documentation agents (in such capacity, each a “Documentation Agent” and together, the “Documentation Agents”), HARRIS, N.A. and SUNTRUST BANK, as syndication agents (in such capacity, each a “Syndication Agent” and together, the “Syndication Agents”), and U.S. BANK NATIONAL ASSOCIATION and LASALLE BANK NATIONAL ASSOCIATION, as managing agents (in such capacity each a “Managing Agent” and together, the “Managing Agents”).  Capitalized terms used herein shall have the meanings assigned thereto in Section 1.01 of this Agreement.

WITNESSETH:

WHEREAS, the Borrower entered into the Original Agreement (as defined herein) providing for the borrowing of funds thereunder and the Borrower desires to have this Agreement amend, restate and supersede the Original Agreement;

WHEREAS, the Borrower has requested that the lenders to the Original Agreement amend and restate the Original Agreement on the terms and conditions set forth herein to extend credit in the form of (a) a Term Loan on the Initial Funding Date, in an aggregate principal amount not in excess of $150,000,000, and (b) Revolving Loans at any time and from time to time prior to the Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $350,000,000.

WHEREAS, Borrower has requested the Swing Line Lender to make Swing Line Loans, at any time and from time to time prior to the Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $30,000,000.

WHEREAS, Borrower has requested the L/C Issuer to issue letters of credit, in an aggregate face amount at any time outstanding not in excess of $25,000,000, to support payment obligations incurred in the ordinary course of business by Borrower and its Subsidiaries.

WHEREAS, Borrower proposes to use the credit facilities herein (i) to refinance certain of its outstanding debt, as described on Schedule A hereto, (ii) to finance working capital, capital expenditures and Permitted Acquisitions, and (iii) for other lawful corporate purposes.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Lenders are willing to extend such credit to Borrower and the L/C Issuer is willing to issue letters of credit for the account of Borrower on the terms and subject to the conditions set forth herein.  Accordingly, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01         Defined Terms.  As used in this Agreement, the following terms shall have the meanings specified below:

“Acquisition Consideration” shall mean the purchase consideration for any Permitted Acquisition and all other payments by Borrower or any of its Subsidiaries in exchange for, or as part of, or in connection with, any Permitted Acquisition, whether paid in cash or by exchange of Equity Interests or of properties or otherwise and whether payable at or prior to the consummation of such Permitted Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and includes any and all payments representing the purchase price and any assumptions of Indebtedness, “earn-outs” and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any person or business; provided that any such future payment that is subject to a contingency shall be considered Acquisition Consideration only to the extent of the reserve, if any, required under GAAP at the time of such sale to be established in respect thereof by Borrower or any of its Subsidiaries.

 “Administrative Agent” shall have the meaning assigned to such term in the preamble hereto and includes each other person appointed as the successor hereunder.

“Administrative Agent Fee” shall have the meaning assigned to such term in Section 2.09(b).

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.01, or such other address or account as to which the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form as may be supplied from time to time by the Administrative Agent.

“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified; provided, however, that, for purposes of Section 6.09, the term “Affiliate” shall also include any person that directly or indirectly owns more than 10% of any class of Equity Interests of the person specified.

“Agents” shall mean the Documentation Agents, the Syndication Agents, the Managing Agents, the Administrative Agent and the Collateral Agent; and “Agent” shall mean any of them.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” shall have the meaning assigned to such term in the preamble hereto.

“Anti-Terrorism Laws” shall have the meaning assigned to such term in Section 3.21.

“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time.  If the Commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.01 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth on Schedule 1 to each Lender Addendum or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means, from time to time, the following percentages per annum, based upon the Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 5.01(c):

APPLICABLE RATE

Revolving Loans, Swing Line Loans, Letters of Credit and Term Loans

Pricing Level	Total Leverage Ratio	Eurodollar Rate Revolving Loans and Letters of Credit	Base Rate Revolving Loans and Swing Line Loans	Eurodollar Rate Tranche A Term Loans	Base Rate Tranche A Term Loans	Commitment Fees
I	>2.75 to 1.0	1.500%	.250%	1.500%	.250%	.300%
II	< 2.75 to 1.0 but > 2.25 to 1.0	1.375%	.125%	1.375%	.125%	.275%
III	< 2.25 to 1.0 but >1.75 to 1.0	1.250%	0.000%	1.250%	0.000%	.250%
IV	< 1.75 to 1.0 but > 1.0 to 1.0	1.000%	0.000%	1.000%	0.000%	.200%
V	< 1.0 to 1.0	.875%	0.000%	.875%	0.000%	.200%

Any increase or decrease in the Applicable Rate resulting from a change in the Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 5.01(c); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section 5.01(c), then Pricing Level I will be applicable until the date five Business Days after the appropriate Compliance Certificate is delivered, whereupon the Applicable Rate shall be adjusted based on the information contained in the Compliance Certificate.  The Applicable Rate in effect during the period from the Closing Date until the Compliance Certificate for the fiscal year ended December 31, 2005 is delivered shall be determined based upon Pricing Level III.

“Approved Bank” has the meaning specified in the definition of “Cash Equivalents”.

“Approved Fund” shall mean any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Sale” shall mean (a) any conveyance, sale, lease, sublease, assignment, transfer or other disposition (including by way of merger or consolidation and including any Sale and Leaseback Transaction) of any property excluding (i) sales of inventory and dispositions of cash equivalents, in each case, in the ordinary course of business, (ii) sales and/or assignments of receivables and related security interests from Automotive Finance Corporation to AFC Funding Corporation and sales and/or assignments of receivables and related security interests by AFC Funding Corporation under the Receivables Purchase Agreement, and (iii) sales and/or assignments of receivables and related security interests from a new SPE formed in accordance with Section 5.11, by Borrower or any of its Subsidiaries and (b) any issuance or sale of any Equity Interests (other than directors’ qualifying shares) of any Subsidiary of Borrower, in each case, to any person other than (i) Borrower, (ii) any Subsidiary Guarantor or (iii) other than for purposes of Section 6.06, any other Subsidiary.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.04(b)), and accepted by the Administrative Agent, substantially in the form of Exhibit B, or such other form as shall be approved by the Administrative Agent.

“Attributable Indebtedness” shall mean, when used with respect to any Sale and Leaseback Transaction, as at the time of determination, the present value (discounted at a rate equivalent to Borrower’s then current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semiannual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.

“Availability Period” means, with respect to the Revolving Loans, the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Commitments pursuant to Section 2.06, and (c) the date of termination of the Commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.01.

“Banc of America Securities” means Banc of America Securities LLC and its successors.

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate per annum (rounded upward, if necessary, to a whole multiple of 1/100th of 1%) equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate.”  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Borrowing” shall mean a Borrowing comprised of Base Rate Loans.

“Base Rate Loan” shall mean any Base Rate Term Loan or Base Rate Revolving Loan.

“Base Rate Revolving Loan” shall mean any Revolving Loan bearing interest at a rate determined by reference to the Base Rate in accordance with the provisions of Article II.

“Base Rate Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the Base Rate in accordance with the provisions of Article II.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States.

“Board of Directors” shall mean, with respect to any person, (i) in the case of any corporation, the board of directors of such person, (ii) in the case of any limited liability company, the board of managers of such person, (iii) in the case of any partnership, the Board of Directors of the general partner of such person and (iv) in any other case, the functional equivalent of the foregoing.

“Borrower” shall have the meaning assigned to such term in the preamble hereto.

“Borrower Materials” has the meaning specified in Section 5.01.

“Borrowing” shall mean (a) Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Rate Loans, as to which a single Interest Period is in effect, or (b) a Swing Line Loan.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Canadian Company” shall mean any Company formed under the laws of Canada or any province thereof and whose Equity Interests (or a portion thereof) are pledged as collateral under any Security Document.

“Capital Expenditures” shall mean, for any period, without duplication, the increase during that period in the gross property, plant and equipment account in the consolidated balance sheet of Borrower and its Subsidiaries or in intangibles related to internally developed software, in each case as determined in accordance with GAAP, whether such increase is due to purchase of properties for cash or financed by the incurrence of Indebtedness, but excluding (i) expenditures made in connection with the replacement, substitution, restoration of property or reinvestment in fixed or capital assets pursuant to Section 2.05(b)(ii) or (iii), and (ii) any portion of such increase attributable solely to acquisitions of property, plant and equipment in Permitted Acquisitions.

“Capital Lease Obligations” of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP, excluding the Lease Agreement, dated December 1, 2002, between Development Authority of Fulton County and ADESA Atlanta, LLC, and any amendments, supplements, modifications or replacements thereof relating to the Company’s facility in Fulton County, Atlanta, Georgia.

“Cash Collateral” and “Cash Collateralize” have the meanings specified in Section 2.03(g).

“Cash Equivalents” shall mean, (1) as to any person, (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve (12) months from the date of acquisition; (b) marketable obligations issued by any State of the United States of America or any local government or other political subdivision thereof rated (at the time of acquisition of such security) at least “AA” by S&P, or the equivalent thereof by Moody’s having maturities of not more than one year from the date of acquisition; (c) time deposits (including eurodollar time deposits), certificates of deposit (including eurodollar certificates of deposit) and bankers’ acceptances of (i) any Lender or any Affiliate of any Lender, (ii) any commercial bank of recognized standing organized under the laws of the United States (or any State or territory thereof) having capital and surplus in excess of $500,000,000 and a rating of “A” (or such equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act); provided, however, that time deposits (including eurodollar time deposits), certificates of deposit (including eurodollar certificates of deposit) and bankers’ acceptances in an aggregate amount not to exceed $2.0 million may be maintained at any commercial bank of recognized standing organized under the laws of the United States (or any State or territory thereof) that does not satisfy the capital and surplus requirements and rating requirements set forth in this part (ii), or (iii) any bank whose short-term commercial paper rating (at the time of acquisition of such security) by S&P is at least “A-1” or the equivalent thereof (any such bank, an “Approved Bank”), in each case with maturities of not more than one year from the date of acquisition; (d) commercial paper and variable or fixed rate notes issued by any Lender or Approved Bank or by the parent company of any Lender or Approved Bank and commercial paper and variable rate notes issued by, or guaranteed by, any company with a short-term commercial paper rating (at the time of acquisition of such security) of at least “A-1” or the equivalent thereof by S&P of at least “P-1” or the equivalent thereof by Moody’s, or guaranteed by any company with a long-term unsecured debt rating (at the time of at least “Aa” or the equivalent thereof by Moody’s and in each case maturing within one year after the date of acquisition; (e) repurchase agreements with any Lender or any primary dealer maturing within one year from the date of acquisition that are fully collateralized by investment instruments that would otherwise be Cash Equivalents; provided that the terms of such repurchase agreements comply with the guidelines set forth in the “Federal Financial Institutions Examinations Council Supervisory Policy – Repurchase Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency in October 31, 1985”; (f) investments in money market funds substantially all of whose assets are comprised of securities of the type described in clauses (a) – (e) above; and (g) demand deposit accounts maintained in the ordinary course of business; (2) as to any Company formed under the laws of Canada or any province thereof, marketable direct obligations issued or unconditionally guaranteed by Canada or any agency thereof maturing within one year of acquisition thereof or securities issued by any Canadian Governmental Authority; and (3) as to any Company formed under the laws of Mexico or any state thereof, marketable direct obligations issued or unconditionally guaranteed by Mexico or any agency thereof maturing within one year of acquisition thereof or securities issued by any Mexican Governmental Authority, in an amount at any time not to exceed the United States dollar equivalent of $5.0 million.

“Cash Interest Expense” shall mean, for any period, Consolidated Interest Expense for such period, less the sum of (a) interest on any debt paid by the increase in the principal amount of such debt including by issuance of additional debt of such kind, (b) items described in clause (b) or, other than to the extent paid in cash, clause (f) of the definition of “Consolidated Interest Expense” and (c) gross interest income of Borrower and its Subsidiaries (excluding interest income on finance receivables) for such period.

“Casualty Event” shall mean any loss of title or any loss of or damage to or destruction of, or any condemnation or other taking (including by any Governmental Authority) of, any property of Borrower or any of its Subsidiaries.  “Casualty Event” shall include but not be limited to any taking of all or any part of any Real Property of any person or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, or by reason of the temporary requisition of the use or occupancy of all or any part of any Real Property of any person or any part thereof by any Governmental Authority, civil or military, or any settlement in lieu thereof.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C.  § 9601 et seq.

A “Change in Control” shall be deemed to have occurred if:

(a)           at any time a “change of control” occurs as defined in any other Material Indebtedness;

(b)           any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause such person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock of Borrower representing more than 35% of the voting power of the total outstanding Voting Stock of Borrower; or

(c)           during the one-year period beginning as of the Closing Date, individuals who at the beginning of such period constituted the Board of Directors of Borrower (together with any new directors whose election to such Board of Directors or whose nomination for election was approved by a vote of a majority of the members of the Board of Directors of Borrower, which members comprising such majority are then still in office and were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the Board of Directors of Borrower.

“Change in Law” shall mean (a) the adoption of any law, treaty, order, rule or regulation after the date of this Agreement, (b) any change in any law, treaty, order, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or L/C Issuer (or for purposes of Section 2.12(b), by any lending office of such Lender or by such Lender’s or L/C Issuer’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

“Charges” shall have the meaning assigned to such term in Section 10.13.

“Class,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Tranche A Term Loans or Swing Line Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or a Tranche A Term Commitment, in each case, under this Agreement as of the Closing Date, of which such Loan, Borrowing or Commitment shall be a part.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 4.01.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean, collectively, all of the Pledged Collateral under the Pledge Agreement and all other property of whatever kind and nature pledged as collateral under any Security Document.

“Collateral Agent” shall have the meaning assigned to such term in the preamble hereto.

“Commitment” shall mean, with respect to any Lender, such Lender’s Revolving Commitment or Tranche A Term Commitment.

“Commitment Fee” shall have the meaning assigned to such term in Section 2.09(a).

“Commitment Letter” means the commitment letter agreement dated May 31, 2005 among Bank of America and the Borrower.

“Companies” shall mean Borrower and its Subsidiaries; and “Company” shall mean any one of them.

“Compliance Certificate” shall mean a certificate of a Financial Officer substantially in the form of Exhibit D.

“Confidential Information Memorandum” shall mean that certain confidential information memorandum dated as of June 14, 2005.

“Consolidated Amortization Expense” shall mean, for any period, the amortization expense of Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Depreciation Expense” shall mean, for any period, the depreciation expense of Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period, adjusted by (x) adding thereto, in each case only to the extent (and in the same proportion) deducted in determining such Consolidated Net Income (and with respect to the portion of Consolidated Net Income attributable to any Subsidiary of Borrower only if a corresponding amount would be permitted at the date of determination to be distributed to Borrower by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its Organizational Documents and all agreements, instruments, judgments, decrees, orders, statutes, rules and regulations applicable to such Subsidiary or its equityholders):

(a)           Consolidated Interest Expense for such period,

(b)           Consolidated Amortization Expense for such period,

(c)           Consolidated Depreciation Expense for such period,

(d)           Consolidated Tax Expense for such period,

(e)           the aggregate amount of all expenses related to options, employee stock option plans or employee stock purchase plans reducing Consolidated Net Income,

(f)            costs and expenses directly incurred in connection with the Transactions and the Original Transactions (not to exceed $47 million), and

(g)           the aggregate amount of all other noncash items reducing Consolidated Net Income (excluding any noncash charge that results in an accrual of a reserve for cash charges in any future period) for such period, and

(y) subtracting therefrom the aggregate amount of all noncash items increasing Consolidated Net Income (other than the accrual of revenue or recording of receivables in the ordinary course of business) for such period.

Consolidated EBITDA shall be calculated on a Pro Forma Basis to give effect to any Permitted Acquisition and Asset Sales (other than any dispositions in the ordinary course of business) consummated at any time on or after the first day of the Test Period thereof as if each such Permitted Acquisition had been effected on the first day of such period and as if each such Asset Sale had been consummated on the day prior to the first day of such period.

“Consolidated Fixed Charge Coverage Ratio” shall mean, for any Test Period, the ratio of (a) Consolidated EBITDA for such Test Period to (b) Consolidated Fixed Charges for such Test Period.

“Consolidated Fixed Charges” shall mean, for any period, the sum, without duplication, of

(a)           Cash Interest Expense for such period;

(b)           the aggregate amount of Capital Expenditures for such period (other than to the extent financed by Equity Interests);

(c)           all cash payments in respect of income taxes made during such period (net of any cash refund in respect of income taxes actually received during such period);

(d)           the principal amount of all scheduled amortization payments on all Indebtedness (including the principal component of all Capital Lease Obligations, but excluding such amortization payments on Indebtedness incurred to finance Capital Expenditures included in clause (b) above in such period or any prior period) of Borrower and its Subsidiaries for such period (as determined on the first day of the respective period);

(e)           the product of (i) all cash dividend payments on any series of Disqualified Capital Stock of Borrower or any of its Subsidiaries (other than dividend payments to Borrower or any of its Subsidiaries) multiplied by (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of Borrower and its Subsidiaries, expressed as a decimal;

(f)            the product of (i) all cash dividend payments on any Preferred Stock (other than Disqualified Capital Stock) of Borrower or any of its Subsidiaries (other than dividend payments to Borrower or any of its Subsidiaries) multiplied by (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of Borrower and its Subsidiaries, expressed as a decimal; and

(g)           all cash dividend payments on Qualified Capital Stock of Borrower.

“Consolidated Indebtedness” shall mean, as at any date of determination, the aggregate amount of all Indebtedness and all L/C Obligations and Existing Letters of Credit of Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that for purposes of this definition (1) Hedging Obligations shall be included in Consolidated Indebtedness only to the extent such Hedging Obligations exceed $10.0 million in the aggregate and (2) Consolidated Indebtedness shall not include any obligations under the Receivables Purchase Agreement or under a receivables purchase agreement in connection with a future SPE resulting from a change in the characterization of such obligations under GAAP.

“Consolidated Interest Coverage Ratio” shall mean, for any Test Period, the ratio of (x) Consolidated EBITDA for such Test Period to (y) Consolidated Interest Expense for such Test Period.

“Consolidated Interest Expense” shall mean, for any period, the total consolidated interest expense of Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP plus, without duplication:

(a)           imputed interest on Capital Lease Obligations and Attributable Indebtedness of Borrower and its Subsidiaries for such period;

(b)           amortization of debt issuance costs, debt discount or premium and other financing fees and expenses incurred by Borrower or any of its Subsidiaries for such period;

(c)           cash contributions to any employee stock ownership plan or similar trust made by Borrower or any of its Subsidiaries to the extent such contributions are used by such plan or trust to pay interest or fees to any person (other than Borrower or a Wholly Owned Subsidiary) in connection with Indebtedness incurred by such plan or trust for such period;

(d)           all interest paid or payable with respect to discontinued operations of Borrower or any of its Subsidiaries for such period,

(e)           the interest portion of any deferred payment obligations of Borrower or any of its Subsidiaries for such period;

(f)            all interest on any Indebtedness of Borrower or any of its Subsidiaries of the type described in clause (f) or (k) of the definition of “Indebtedness” for such period;

provided that (a) to the extent directly related to the Transactions or Permitted Acquisitions or costs incurred by Automotive Finance Corporation in connection with any amendment to the Receivables Purchase Agreement, debt issuance costs, debt discount or premium and other financing fees and expenses shall be excluded from the calculation of Consolidated Interest Expense and (b) Consolidated Interest Expense shall be calculated after giving effect to Hedging Agreements (including associated costs), but excluding unrealized gains and losses with respect to Hedging Agreements, and, provided, further, that notwithstanding anything to the contrary, any commercial paper discount associated with sales of receivables by Automotive Finance Corporation under the Receivables Purchase Agreement or the Purchase and Sale Agreement in accordance with GAAP shall not constitute Consolidated Interest Expense.

Consolidated Interest Expense shall be calculated on a Pro Forma Basis to give effect to any Indebtedness incurred, assumed or permanently repaid or extinguished during the relevant Test Period in connection with any Permitted Acquisitions and Asset Sales (other than any dispositions in the ordinary course of business) as if such incurrence, assumption, repayment or extinguishing had been effected on the first day of such period; provided that for any Test Period ending on or prior to the first anniversary of the Initial Funding Date, Consolidated Interest Expense shall be equal to the product of (x) Consolidated Interest Expense for the period from and after the Closing Date to and including the last day of such Test Period times (y) a fraction, the numerator of which is 365 and the denominator of which is the number of days elapsed from and including the Closing Date to and including the last day of such Test Period.

“Consolidated Net Income” shall mean, for any period, the consolidated net income (or loss) of Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

(a)           the net income (or loss) of any person (other than a Subsidiary of Borrower) in which any person other than Borrower and its Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by Borrower or (subject to clause (b) below) any of its Subsidiaries during such period; provided that, notwithstanding the foregoing, the net income (or loss) of EndTrust Lease End Services, LLC shall be included in net income to the extent permitted by GAAP;

(b)           the net income of any Subsidiary of Borrower during such period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not permitted by operation of the terms of its Organizational Documents or any agreement, instrument, judgment, decree, order, statute, rule or regulation applicable to that Subsidiary during such period, except that Borrower’s equity in net loss of any such Subsidiary for such period shall be included in determining Consolidated Net Income;

(c)           any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by Borrower or any of its Subsidiaries upon any Asset Sale (other than any dispositions in the ordinary course of business) by Borrower or any of its Subsidiaries;

(d)           gains and losses due solely to fluctuations in currency values and the related tax effects determined in accordance with GAAP for such period;

(e)           earnings resulting from any reappraisal, revaluation or write-up of assets; and

(f)            any extraordinary or nonrecurring gain (or extraordinary or nonrecurring loss), together with any related provision for taxes on any such gain (or the tax effect of any such loss), recorded or recognized by Borrower or any of its Subsidiaries during such period.

For purposes of this definition of “Consolidated Net Income,” “nonrecurring” means any gain or loss as of any date that is not reasonably likely to recur within the two years following such date; provided that if there was a gain or loss similar to such gain or loss within the two years preceding such date, such gain or loss shall not be deemed nonrecurring.

“Consolidated Parties” means the Borrower and each of its respective Subsidiaries (regardless of whether or not consolidated with the Borrower for purposes of GAAP), collectively, and “Consolidated Party” means any one of them.

“Consolidated Tax Expense” shall mean, for any period, the tax expense of Borrower and its Subsidiaries, for such period, determined on a consolidated basis in accordance with GAAP.

“Contingent Obligation” shall mean, as to any person, any obligation, agreement, understanding or arrangement of such person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; (d) with respect to bankers’ acceptances, letters of credit and similar credit arrangements, until a reimbursement obligation arises (which reimbursement obligation shall constitute Indebtedness); or (e) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term “Contingent Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or any product warranties.  The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such person may be liable, whether singly or jointly, pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Credit Extension” shall mean, as the context may require, (i) a Borrowing or (ii) an L/C Credit Extension.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” shall mean any event, occurrence or condition which is, or upon notice, lapse of time or both would constitute, an Event of Default.

“Default Excess” shall mean with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender’s ratable percentage of the aggregate outstanding principal amount of Loans of all Lenders (calculated as if all Defaulting Lenders (other than such Defaulting Lender) had funded all of their respective Defaulted Loans) over the aggregate outstanding principal amount of all Loans of such Defaulting Lender.

“Default Period” shall mean with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default and ending on the earliest of the following dates:  (i) the date on which all Commitments are cancelled or terminated and/or all amounts due with respect to the Loans are declared or become immediately due and payable, (ii) the date on which (a) the Default Excess with respect to such Defaulting Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any Defaulted Loans of such Defaulting Lender or by the non-pro rata application of any optional or mandatory prepayments of the Loans in accordance with the terms of Section 2.05) and (b) such Defaulting Lender shall have delivered to Borrower and the Administrative Agent a written reaffirmation of its intention to honor its obligations hereunder with respect to its Commitments, and (iii) the date on which Borrower, the Administrative Agent and the Requisite Lenders waive all Funding Defaults of such Defaulting Lender in writing.

“Default Rate” means an interest rate equal to (a) in the case of Eurodollar Rate Loans, the sum of (i) the Eurodollar Rate for such Loans, plus (ii) the Applicable Rate applicable to such Loans, plus (iii) 2% per annum, (b) in the case of the Letter of Credit Fees, a rate equal to (i) the Applicable Rate plus 2% per annum, (c) in the case of Base Rate Loans and for all other Obligations, the sum of (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans, plus (iii) 2% per annum.

“Defaulted Loans” shall have the meaning assigned to such term in Section 2.16(b).

“Defaulting Lender” shall have the meaning assigned to such term in Section 2.16(b).

“Disqualified Capital Stock” shall mean any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the Maturity Date except upon the occurrence of a Change in Control, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interests referred to in (a) above, in each case at any time on or prior to the first anniversary of the Maturity Date, or (c) contains any repurchase obligation which may come into effect prior to payment in full of all Obligations except upon the occurrence of a Change in Control.

“Dividend” with respect to any person shall mean that such person has declared or paid a dividend or returned any equity capital to the holders of its Equity Interests or authorized or made any other distribution, payment or delivery of property (other than Qualified Capital Stock of such person) or cash to the holders of its Equity Interests as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for consideration any of its Equity Interests outstanding (or any options or warrants issued by such person with respect to its Equity Interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for consideration any of the Equity Interests of such person outstanding (or any options or warrants issued by such person with respect to its Equity Interests); it being understood that payments to holders of Equity Interests pursuant to any agreement or contract set forth on Schedule 6.09 shall not constitute “Dividends.”

“Documentation Agents” shall have the meaning assigned to such term in the preamble hereto.

“Dollars” or “$” shall mean lawful money of the United States.

“Domestic Subsidiary” shall mean any Subsidiary that is organized or existing under the laws of a political subdivision of the United States.

“Eligible Assignee” shall mean (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other person (other than a natural person) approved by (i) the Administrative Agent, the L/C Issuer and the Swing Line Lender, and (ii) unless an Event of Default has occurred and is continuing, Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include Borrower or any of Borrower’s Affiliates or Subsidiaries.

“Embargoed Person” shall have the meaning assigned to such term in Section 6.19.

“Environment” shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources, the workplace or as otherwise defined in any Environmental Law.

“Environmental Claim” shall mean any claim, notice, demand, order, action, suit, proceeding or other communication alleging liability for investigation, remediation, removal,

cleanup, response, corrective action, damages to natural resources, personal injury, property damage, fines, penalties or other costs resulting from, related to or arising out of (i) the presence, Release or threatened Release in or into the Environment of Hazardous Material at any location or (ii) any violation of Environmental Law, and shall include any claim seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from, related to or arising out of the presence, Release or threatened Release of Hazardous Material or alleged injury or threat of injury to health, safety or the Environment.

“Environmental Law” shall mean any and all applicable present and future treaties, laws, statutes, ordinances, regulations, rules, decrees, orders, judgments, consent orders, consent decrees or other binding requirements, and the common law, relating to protection of public health or the Environment, the Release or threatened Release of Hazardous Material, natural resources or natural resource damages, or occupational safety or health.

“Environmental Permit” shall mean any permit, license, approval, consent or other authorization required by or from a Governmental Authority under Environmental Law.

“Equity Interest” shall mean, with respect to any person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such person, including, if such person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, whether outstanding on the date hereof or issued after the Closing Date, but excluding debt securities convertible or exchangeable into such equity.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Consolidated Party within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Consolidated Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Consolidated Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Consolidated Party or any ERISA Affiliate.

“Eurodollar Rate” means for any Interest Period with respect to any Eurodollar Rate Loan, a rate per annum (rounded upward, if necessary, to a whole multiple of 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

Eurodollar Rate =	Eurodollar Base Rate
1.00 – Eurodollar Reserve Percentage

Where,

“Eurodollar Base Rate” means, for such Interest Period:

(a)          the rate per annum (rounded upward, if necessary, to a whole multiple of 1/100th of 1%) equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

(b)          if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

(c)          if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

“Eurodollar Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”).  The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

“Eurodollar Rate Borrowing” shall mean a Borrowing comprised of Eurodollar Rate Loans.

“Eurodollar Rate Loan” shall mean any Eurodollar Rate Revolving Loan or Eurodollar Rate Term Loan.

“Eurodollar Rate Revolving Borrowing” shall mean a Borrowing comprised of Eurodollar Rate Revolving Loans.

“Eurodollar Rate Revolving Loan” shall mean any Revolving Loan bearing interest at a rate determined by reference to the Eurodollar Rate in accordance with the provisions of Article II.

“Eurodollar Rate Tranche A Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the Eurodollar Rate in accordance with the provisions of Article II.

“Event of Default” shall have the meaning assigned to such term in Article VIII.

“Excess Amount” shall have the meaning assigned to such term in Section 2.05(c)(ii).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 2.15(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.15(a) (it being understood and agreed, for the avoidance of doubt, that any withholding tax imposed on a Foreign Lender as a result of a Change in Law or regulation or interpretation thereof occurring after the time such Foreign Lender became a party to this Agreement or designated a new lending office shall not be an Excluded Tax).

“Executive Order” shall have the meaning assigned to such term in Section 3.21.

“Executive Orders” shall have the meaning assigned to such term in Section 6.19.

“Existing Administrative Agent” means UBS AG, Stamford Branch.

“Existing Collateral Agent” means UBS AG, Stamford Branch.

“Existing Letters of Credit” means each of those certain standby or commercial letters of credit issued for the account of the Borrower as set forth on Schedule 2.03.

“Existing Lien” shall have the meaning assigned to such term in Section 6.02(c).

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” shall mean the confidential Fee Letter, dated May 31, 2005, among Borrower, Banc of America Securities LLC and Bank of America, N.A.

“Fees” shall mean the Commitment Fees, the Administrative Agent Fees, the Letter of Credit Fees and the Fronting Fees.

“Financial Officer” of any person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such person.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Plan” shall mean any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by any Company with respect to employees employed outside the United States.

“Foreign Subsidiary” shall mean a Subsidiary that is not organized under the laws of a political subdivision of the United States or a state thereof.

“Fronting Fee” shall have the meaning assigned to such term in Section 2.03(j).

“Fund” shall mean any person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funding Default” shall have the meaning assigned to such term in Section 2.16(b).

“GAAP” shall mean generally accepted accounting principles in the United States applied on a consistent basis.

“Governmental Authority” shall mean any federal, state, local or foreign court, central bank or governmental agency, authority, instrumentality or regulatory body or any subdivision thereof.

“Governmental Real Property Disclosure Requirements” shall mean any Requirement of Law of any Governmental Authority requiring notification of the buyer, lessee, mortgagee, assignee or other transferee of any Real Property, facility, establishment or business, or notification, registration or filing to or with any Governmental Authority, in connection with the sale, lease, mortgage, assignment or other transfer (including any transfer of control) of any Real Property, facility, establishment or business, of the actual or threatened presence or Release in or into the Environment, or the use, disposal or handling of Hazardous Material on, at, under or near the Real Property, facility, establishment or business to be sold, leased, mortgaged, assigned or transferred.

“Guaranteed Obligations” shall have the meaning assigned to such term in Section 7.01.

“Guarantees” shall mean the guarantees issued pursuant to Article VII by the Subsidiary Guarantors.

“Hazardous Materials” shall mean the following: hazardous substances; hazardous wastes; polychlorinated biphenyls (“PCBs”) or any substance or compound containing PCBs; asbestos or any asbestos-containing materials in any form or condition; radon or any other radioactive materials including any source, special nuclear or by-product material; petroleum, crude oil or any fraction thereof; and any other pollutant or contaminant or chemicals, wastes, materials, compounds, constituents or substances, subject to regulation or which can give rise to liability under any Environmental Laws.

“Hedging Agreement” shall mean any swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies.

“Hedging Obligations” shall mean obligations under or with respect to Hedging Agreements.

“Honor Date” has the meaning specified in Section 2.03(c)(i).

“Increase Effective Date” has the meaning specified in Section 2.17.

“Indebtedness” of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or advances; (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such person upon which interest charges are customarily paid or accrued; (d) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person; (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business on normal trade terms and not overdue by more than 90 days); (f) all Indebtedness of others secured by any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, but limited to the fair market value of such property; (g) all Capital Lease Obligations, Purchase Money Obligations and synthetic lease obligations of such person; (h) all Hedging Obligations to the extent required to be reflected on a balance sheet of such person; (i) all Attributable Indebtedness of such person; (j) all financial obligations of such person for the reimbursement of any obligor in respect of letters of credit (including letters of credit for workers’ compensation, but excluding any performance obligations), letters of guaranty, bankers’ acceptances and similar credit transactions; and (k) all Contingent Obligations of such person in respect of Indebtedness or obligations of others of the kinds referred to in clauses (a) through (j) above.  The Indebtedness of any person shall include the Indebtedness of any other entity (including any partnership in which such person is a general partner) to the extent such person is liable therefor as a result of such person’s ownership interest in or other relationship with such entity, except (other than in the case of general partner liability) to the extent that terms of such Indebtedness expressly provide that such person is not liable therefor.

“Indemnified Taxes” shall mean Taxes other than Excluded Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 10.03(b).

“Information” shall have the meaning assigned to such term in Section 10.12.

“Initial Funding Date” shall mean the date of the initial Credit Extension hereunder, which shall be on or after the Closing Date.

“Intellectual Property” shall have the meaning assigned to such term in Section 3.06(a).

“Intercompany Note” shall mean a promissory note substantially in the form of Exhibit M.

“Interest Payment Date” shall mean (a) with respect to any Base Rate Loan (including Swing Line Loans), the last Business Day of each March, June, September and December to occur during any period in which such Loan is outstanding, (b) with respect to any Eurodollar Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Rate Loan with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, (c) with respect to any Revolving Loan or Swing Line Loan, the Maturity Date or such earlier date on which the Revolving Commitments are terminated and (d) with respect to any Term Loan, the Maturity Date.

“Interest Period” shall mean, with respect to any Eurodollar Rate Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, if each affected Lender so agrees, nine months) thereafter, as Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (c) no Interest Period shall extend beyond the Maturity Date for the applicable Borrowing.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Investments” shall have the meaning assigned to such term in Section 6.04.

“IRS” means the United States Internal Revenue Service.

“ISP” means with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to any such Letter of Credit.

“Joinder Agreement” shall mean a joinder agreement substantially in the form of Exhibit F.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Revolving Lender, such Revolving Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed by the Borrower on the Honor Date or refinanced as a Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Issuer” shall mean, as the context may require, (a) Bank of America, N.A., in its capacity as issuer of Letters of Credit hereunder, (b) JPMorgan Chase Bank, N.A., only in its capacity as issuer of the Existing Letters of Credit (c) any other Lender that may become an L/C Issuer pursuant to Section 2.03(m) with respect to Letters of Credit issued by such Lender; or (d) collectively, any of the foregoing and each person appointed as a successor hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.  For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  For purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount remaining to be drawn.

“Leases” shall mean any and all leases, subleases, tenancies, options, concession agreements, rental agreements, occupancy agreements, franchise agreements, access agreements and any other agreements (including all amendments, extensions, replacements, renewals, modifications and/or guarantees thereof), whether or not of record and whether now in existence or hereafter entered into, affecting the use or occupancy of all or any portion of any Real Property.

“Lender” shall mean (a) the financial institutions that have become a party hereto pursuant to a Lender Addendum and (b) any financial institution that has become a party hereto pursuant to an Assignment and Assumption, other than, in each case, any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Assumption; provided that references to “Lenders” shall include Bank of America in its capacity as the Swing Line Lender; for purposes of clarification only, to the extent that the Swing Line Lender may have rights and obligations in addition to those of the other Lenders due to its status as Swing Line Lender, its status as such will be specifically referenced.

“Lender Addendum” shall mean with respect to any Lender on the Closing Date, a lender addendum in the form of Exhibit A, to be executed and delivered by such Lender on the Closing Date as provided in Section 10.18.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as to which a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” shall mean any standby or commercial letter of credit issued or to be issued by an L/C Issuer for the account of Borrower pursuant to Section 2.03.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” shall mean the date which is fifteen days prior to the Maturity Date.

“Letter of Credit Fee” shall have the meaning assigned to such term in Section 2.03(i).

“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $25,000,000 and (b) the Revolving Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Commitments.

“Lien” shall mean, with respect to any Property, (a) any mortgage, deed of trust, lien, pledge, encumbrance, claim, charge, assignment, hypothecation, security interest or encumbrance of any kind or any filing of any financing statement under the UCC or any other similar notice of Lien under any similar notice or recording statute of any Governmental Authority, including any easement, right-of-way or other encumbrance on title to Real Property, in each of the foregoing cases whether voluntary or imposed by law, and any agreement to give any of the foregoing; (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such Property; and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” shall mean this Agreement, each Issuer Document, the Notes (if any), the Security Documents, each Hedging Obligation relating to the Loans entered into with any counterparty that was a Lender or an Affiliate of a Lender at the time such Hedging Obligation was entered into and, solely for purposes of paragraph (e) of Article VIII hereof, the Fee Letter.

“Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02, which, in each case, if in writing, shall be substantially in the form of Exhibit C-1 hereto.

“Loan Party” shall mean the Borrower and each Subsidiary Guarantor, and “Loan Parties” means any combination of the foregoing.

“Loans” means an extension of credit by a Lender to the Borrower under Article II in the form of a Revolving Loan, Term Loan, Swing Line Loan or L/C Advance.  Each Revolving Loan and each Term Loan may be divided into tranches which are Base Rate Loans or Eurodollar Rate Loans, each a Type of Loan.

“Managing Agents” shall have the meaning assigned to such term in the preamble.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean (a) a material adverse effect on the business, property, results of operations, prospects or condition (financial or otherwise) of Borrower and its Subsidiaries, taken as a whole; (b) the material impairment of the ability of the Loan Parties, taken as a whole, to fully and timely perform any of their material obligations under any Loan Document; (c) the material impairment of the material rights of or benefits or remedies available to the Lenders or the Collateral Agent under any Loan Document; or (d) a material adverse effect on the Collateral or the Liens in favor of the Collateral Agent (for its benefit and for the benefit of the other Secured Parties) on the Collateral or the priority of such Liens.

“Material Indebtedness” shall mean (a) the Senior Subordinated Notes and (b) any other Indebtedness (other than the Loans and Letters of Credit) or Hedging Obligations of Borrower or any of its Subsidiaries in an aggregate outstanding principal amount exceeding $15.0 million.  For purposes of determining Material Indebtedness, the “principal amount” in respect of any Hedging Obligations of any Loan Party at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Loan Party would be required to pay if the related Hedging Agreement were terminated at such time.

“Maturity Date” means in the case of Tranche A Term Loans, the Revolving Loans, Swing Line Loans and Letters of Credit, June 30, 2010.

“Maximum Rate” shall have the meaning assigned to such term in Section 10.13.

“Multiemployer Plan” shall mean a multiemployer plan within the meaning of Section 4001(a)(3) or Section 3(37) of ERISA (a) to which any Consolidated Party or any ERISA Affiliate is then making or accruing an obligation to make contributions; (b) to which any Consolidated Party or any ERISA Affiliate has within the preceding five plan years made contributions; or (c) with respect to which any Consolidated Party could incur liability.

“Net Cash Proceeds” shall mean:

(a)           with respect to any Asset Sale (other than any issuance or sale of Equity Interests), the cash proceeds received by Borrower or any of its Subsidiaries (including cash proceeds subsequently received (as and when received by Borrower or any of its Subsidiaries) in respect of noncash consideration initially received) net of (i) selling expenses (including reasonable brokers’ fees or commissions, legal, accounting and other professional and transactional fees, transfer and similar taxes and Borrower’s good faith estimate of income taxes paid or payable in connection with such sale); (ii) amounts provided as a reserve, in accordance with GAAP, against (x) any liabilities under any indemnification obligations, escrows or purchase price adjustments associated with such Asset Sale or (y) any other liabilities retained by Borrower or any of its Subsidiaries associated with the properties sold in such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds); (iii) Borrower’s good faith estimate of payments required to be made with respect to unassumed liabilities relating to the properties sold within 90 days of such Asset Sale (provided that, to the extent such cash proceeds are not used to make payments in respect of such unassumed liabilities within 90 days of such Asset Sale, such cash proceeds shall constitute Net Cash Proceeds); and (iv) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by a Lien on the properties sold in such Asset Sale (so long as such Lien was permitted to encumber such properties under the Loan Documents at the time of such sale) and which is repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such properties); and

(b)           with respect to any Casualty Event, the cash insurance proceeds, condemnation awards and other compensation received in respect thereof, net of (i) all reasonable costs and expenses incurred in connection with the collection of such proceeds, awards or other compensation in respect of such Casualty Event, (ii) all taxes paid or expected to be paid on such proceeds and (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by a Lien on the properties affected by a Casualty Event (so long as such Lien was permitted to encumber such properties under the Loan Documents) and which is repaid with such proceeds.

“Non-Guarantor Subsidiary” shall mean each Subsidiary that is not a Subsidiary Guarantor.

“Notes” shall mean a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit I-1 for Term Loans or Exhibit I-2 for Revolving Loans.

“Obligations” shall mean (a) obligations of Borrower and the other Loan Parties from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by Borrower and the other Loan Parties under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of Unreimbursed Amounts, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of Borrower and the other Loan Parties under this Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of Borrower and the other Loan Parties under or pursuant to this Agreement and the other Loan Documents, (c) the due and punctual payment and performance of all obligations of Borrower and the other Loan Parties under each Hedging Agreement relating to the Loans entered into with any counterparty that was a Lender or an Affiliate of a Lender at the time such Hedging Agreement was entered into and (d) the due and punctual payment and performance of all obligations in respect of overdrafts and related liabilities owed to any Lender, any Affiliate of a Lender, the Administrative Agent or the Collateral Agent arising from treasury, depositary and cash management services or in connection with any automated clearinghouse transfer of funds.

“OFAC” shall have the meaning assigned to such term in Section 3.21.

“Officers’ Certificate” shall mean a certificate executed by the chairman of the Board of Directors (if an officer), the chief executive officer or the president and one of the Financial Officers, each in his or her official (and not individual) capacity.

“Organizational Documents” shall mean, with respect to any person, (i) in the case of any corporation, the certificate of incorporation and by-laws (or similar documents) of such person, (ii) in the case of any limited liability company, the certificate of formation and operating agreement (or similar documents) of such person, (iii) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such person, (iv) in the case of any general partnership, the partnership agreement (or similar document) of such person and (v) in any other case, the functional equivalent of the foregoing.

“Original Agreement” shall mean that certain Credit Agreement, dated as of June 21, 2004, as amended prior to the date of this Agreement, among the Borrower, UBS AG, Stamford Branch, as administrative agent, collateral agent and issuing bank, and the lenders party thereto which originally provided for credit facilities in an aggregate principal amount of $525,000,000.

“Original Transactions” shall mean the Transactions (as defined in the Original Agreement).

“Other List” shall have the meaning assigned to such term in Section 6.19.

“Other Taxes” shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made or required to be made under any Loan Document or from the execution, delivery or enforcement of any Loan Document.

“Outstanding Amount” means (a) with respect to the Term Loans on any date, the aggregate principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans occurring on the same date; and (b) with respect to any Revolving Loans, Swing Line Loans and L/C Obligations on any date, the Outstanding Revolving Amount.

“Outstanding Revolving Amount” means (a) with respect to Revolving Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Loans, as the case may be, occurring on such date, and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Participant” shall have the meaning assigned to such term in Section 10.04(d).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Consolidated Party or any ERISA Affiliate or to which any Consolidated Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Acquisition” shall mean any transaction or series of related transactions for the direct or indirect (a) acquisition of all or substantially all of the property of any person, or of any business or division of any person; (b) acquisition of in excess of 50% of the Equity Interests of any person, and otherwise causing such person to become a Subsidiary of such person; or (c) merger or consolidation or any other combination with any person, if each of the following conditions is met:

(i)            no Default then exists or would result therefrom;

(ii)           after giving effect to such transaction on a Pro Forma Basis, (A) Borrower shall be in compliance with all covenants set forth in Section 6.10 as of the most recent Test Period (assuming, for purposes of Section 6.10, that such transaction, and all other Permitted Acquisitions consummated since the first day of the relevant Test Period for each of the financial covenants set forth in Section 6.10 ending on or prior to the date of such transaction, had occurred on the first day of such relevant Test Period), and (B) unless expressly approved by the Administrative Agent, the person or business to be acquired shall have generated positive cash flow for the Test Period most recently ended prior to the date of consummation of such acquisition;

(iii)          no Company shall, in connection with any such transaction, assume or remain liable with respect to any Indebtedness or other liability (including any material tax or ERISA liability) of the related seller or the business, person or properties acquired, except (A) to the extent permitted under Section 6.01 and (B) obligations not constituting Indebtedness incurred in the ordinary course of business and necessary or desirable to the continued operation of the underlying properties or otherwise permitted by Section 6.01, and any other such liabilities or obligations not permitted to be assumed or otherwise supported by any Company hereunder, shall be paid in full or released as to the business, persons or properties being so acquired on or before the consummation of such acquisition;

(iv)          the person or business to be acquired shall be, or shall be engaged in, a business of the type that Borrower and the Subsidiaries are permitted to be engaged in under Section 6.14 and the Equity Interest of any Wholly Owned Subsidiary formed or acquired in connection with any such transaction shall be made subject to the Lien of the Security Documents (subject to the exceptions set forth therein) and shall be free and clear of any Liens (except Permitted Liens);

(v)           the Board of Directors of the person to be acquired shall not have voted to oppose the consummation of such acquisition (which opposition has not been publicly withdrawn);

(vi)          all transactions in connection therewith shall be consummated in accordance with all applicable laws of all applicable Governmental Authorities;

(vii)         with respect to any transaction involving Acquisition Consideration of more than $50.0 million, unless the Administrative Agent shall otherwise agree, Borrower shall have provided the Administrative Agent and the Lenders with (A) historical financial statements for the last three fiscal years of the person or business to be acquired (audited if available without undue cost or delay) and unaudited financial statements thereof for the most recent interim period which are available, (B) reasonably detailed projections for the succeeding five years pertaining to the person or business to be acquired and updated projections for Borrower after giving effect to such transaction, (C) a reasonably detailed description of all material information relating thereto and copies of all material documentation pertaining to such transaction, and (D) all such other information and data relating to such transaction or the person or business to be acquired as may be reasonably requested by the Administrative Agent or the Required Lenders;

(viii)        with respect to any transaction involving Acquisition Consideration of more than $15.0 million, at least 5 Business Days prior to the proposed date of consummation of the transaction, Borrower shall have delivered to the Administrative Agent and Collateral Agent and the Lenders an Officers’ Certificate certifying that (A) such transaction complies with this definition (which shall have attached thereto reasonably detailed backup data and calculations showing such compliance), and (B) such transaction could not reasonably be expected to result in a Material Adverse Effect; and

(ix)           the Acquisition Consideration (exclusive of any amounts financed by Equity Interests of Borrower or by the proceeds from the substantially concurrent issuance of any Equity Interests of Borrower) for such acquisition shall not exceed $100.0 million; provided that any Equity Interests constituting all or a portion of such Acquisition Consideration shall not have a cash dividend requirement on or prior to the Maturity Date.

“Permitted Liens” shall have the meaning assigned to such term in Section 6.02.

“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership or government, or any agency or political subdivision thereof, in any case, whether acting in a personal, fiduciary or other capacity.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of

ERISA which is maintained or contributed to by any Consolidated Party or its ERISA Affiliate or with respect to which any Consolidated Party could incur liability (including under Section 4069 of ERISA).

“Platform” has the meaning specified in Section 5.01.

“Pledge Agreement” shall mean each Amended and Restated Pledge Agreement substantially in the form of Exhibit J among the Loan Parties and Collateral Agent for the benefit of the Secured Parties.

“Preferred Stock” shall mean, with respect to any person, any and all preferred or preference Equity Interests (however designated) of such person whether now outstanding or issued after the Closing Date.

“Pro Forma Basis” shall mean on a basis in accordance with GAAP and Regulation S-X and otherwise reasonably satisfactory to the Administrative Agent.

“Pro Rata Percentage” of any Revolving Lender at any time shall mean the percentage of the total Revolving Commitments of all Revolving Lenders represented by such Lender’s Revolving Commitment.

“Property” shall mean any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Equity Interests or other ownership interests of any person and whether now in existence or owned or hereafter entered into or acquired, including all Real Property.

“Public Lender” has the meaning specified in Section 5.01.

“Purchase and Sale Agreement” shall mean the Amended and Restated Purchase and Sale Agreement, dated as of May 31, 2002, as amended, restated, refinanced, supplemented or otherwise modified to the date of this Agreement, between AFC Funding Corporation and Automotive Finance Corporation and as further amended, restated, refinanced, replaced, supplemented or otherwise modified after the date of this Agreement in a manner not materially adverse to the Lenders.

“Purchase Money Obligation” shall mean, for any person, the obligations of such person in respect of Indebtedness (including Capital Lease Obligations) incurred for the purpose of financing all or any part of the purchase price of any Property (including Equity Interests of any person) or the cost of installation, construction or improvement of any Property and any refinancing thereof; provided, however, that (i) such Indebtedness is incurred within 90 days after such acquisition, installation, construction or improvement of such Property by such person and (ii) the amount of such Indebtedness does not exceed 100% of the cost of such acquisition, installation, construction or improvement, as the case may be.

“Qualified Capital Stock” of any person shall mean any Equity Interests of such person that are not Disqualified Capital Stock.

“Real Property” shall mean, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned, leased or operated by any person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Receivables Purchase Agreement” shall mean the Second Amended and Restated Receivables Purchase Agreement, dated June 15, 2004, as amended, restated, refinanced, supplemented or otherwise modified to the date of this Agreement, among AFC Funding Corporation, as seller, Automotive Finance Corporation, as servicer, Fairway Finance Company, LLC and such other entities as may become purchasers, Harris Nesbitt Corp., as initial agent, and XL Capital Assurance Inc., as insurer, and as further amended, restated, refinanced, replaced, supplemented or otherwise modified after the date of this Agreement in a manner not materially adverse to the Lenders.

“Refinancing” shall have the meaning assigned to such term in the first recital hereto.

“Register” shall have the meaning assigned to such term in Section 10.04(c).

“Regulation D” shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation S-X” shall mean Regulation S-X promulgated under the Securities Act.

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees and agents of such Person and of such Person’s Affiliates.

“Release” shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the Environment.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of (a) the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition) and (b) the aggregate unused Revolving Commitments; provided if any Lender shall be a Defaulting Lender at such time, there shall be excluded for purposes of making a determination of Required Lenders at such time the aggregate principal amount of the unused Revolving Commitments of, and the portion of the Total Outstandings held or deemed to be held by, any Defaulting Lender.

“Requirements of Law” shall mean, collectively, any and all requirements of any Governmental Authority, including any and all Laws.

“Response” shall mean (a) “response” as such term is defined in CERCLA, 42 U.S.C. § 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to (i) clean up, remove, treat, abate or in any other way address any Hazardous Material in the environment; (ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material; or (iii) perform studies and investigations in connection with, or as a precondition to, clause (i) or (ii) above.

“Responsible Officer” of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof with responsibility for the administration of the obligations of such person in respect of this Agreement.

“Revolving Borrowing” shall mean a Borrowing comprised of Revolving Loans.

“Revolving Commitment” means, as to each Lender, its obligation to (a) make Revolving Loans to the Borrower pursuant to Section 2.01(b), and (b) purchase participations in Swing Line Loans and L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth on Schedule 1 to the Lender Addendum executed and delivered by such Lender or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement and “Revolving Commitments” means the Revolving Commitments of all the Revolving Lenders.

“Revolving Lender” shall mean a Lender with a Revolving Commitment.

“Revolving Loan” shall mean a Loan made by the Lenders to Borrower pursuant to Section 2.01(b).  Each Revolving Loan shall either be a Base Rate Revolving Loan or a Eurodollar Revolving Loan.

“Sale and Leaseback Transaction” shall have the meaning assigned to such term in Section 6.03.

“Sarbanes-Oxley Act” shall mean the United States Sarbanes-Oxley Act of 2002, as amended, and all rules and regulations promulgated thereunder.

“SDN List” shall have the meaning assigned to such term in Section 6.19.

“SEC” shall mean the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Parties” shall mean, collectively, the Administrative Agent, the Collateral Agent, each other Agent, the Lenders and each party to a Hedging Agreement relating to the Loans if at the date of entering into such Hedging Agreement such person was a Lender or an Affiliate of a Lender and such person executes and delivers to the Administrative Agent a letter agreement in form and substance acceptable to the Administrative Agent pursuant to which such person (i) appoints the Collateral Agent as its agent under the applicable Loan Documents and (ii) agrees to be bound by the provisions of Sections 10.03 and 10.09.

“Securities Act” shall mean the Securities Act of 1933.

“Security Documents” shall mean the Pledge Agreements and each other security document or pledge agreement now or hereafter delivered in accordance with applicable local or foreign law to grant a valid, perfected security interest in any property as collateral for the Obligations, and all UCC or other financing statements or instruments of perfection existing or required by this Agreement, the Pledge Agreements or any other such security document or pledge agreement filed or to be filed with respect to the security interests in Property existing or created pursuant to the Pledge Agreements and any other document or instrument utilized to pledge as collateral for the Obligations any property.

“Senior Subordinated Note Agreement” shall mean any indenture, note purchase agreement or other agreement pursuant to which the Senior Subordinated Notes are issued as in effect on the Initial Funding Date and thereafter amended, modified, renewed, replaced or refinanced from time to time subject to the requirements of this Agreement.

“Senior Subordinated Note Documents” shall mean the Senior Subordinated Notes, the Senior Subordinated Note Agreement, the Senior Subordinated Note Guarantees and all other documents executed and delivered with respect to the Senior Subordinated Notes or the Senior Subordinated Note Agreement.

“Senior Subordinated Note Guarantees” shall mean any guarantees of the Subsidiary Guarantors, when and if executed, pursuant to the Senior Subordinated Note Agreement or any supplement thereto or any other agreement substantially similar thereto.

“Senior Subordinated Notes” shall mean Borrower’s Senior Subordinated Notes issued pursuant to the Senior Subordinated Note Agreement or any supplement thereto or any other agreement substantially similar thereto and any registered notes issued by Borrower in exchange for, and as contemplated by, such notes with substantially identical terms as such notes.

“SPE” shall mean an entity which provides floor plan financing liquidity to Automotive Finance Corporation on substantially similar terms as the existing Receivables Purchase Agreement or terms no less favorable to the Lenders.

“Subordinated Indebtedness” shall mean Indebtedness of Borrower or any Subsidiary Guarantor that is by its terms subordinated in right of payment to the Obligations of Borrower and such Subsidiary Guarantor, as applicable, including the Senior Subordinated Notes.

“Subsidiary” shall mean, with respect to any person (the “parent”) at any date, (i) any person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, (ii) any other corporation, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the voting power of all Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof are, as of such date, owned, controlled or held by the parent and/or one or more subsidiaries of the parent, (iii) any partnership (a) the sole general partner or the managing general partner of which is the parent and/or one or more subsidiaries of the parent or (b) the only general partners of which are the parent and/or one or more subsidiaries of the parent and (iv) any other person that is otherwise Controlled by the parent and/or one or more subsidiaries of the parent.  Unless the context requires otherwise, “Subsidiary” refers to a Subsidiary of Borrower.

“Subsidiary Guarantor” shall mean each Wholly Owned Subsidiary which is a Domestic Subsidiary of Borrower and each other Subsidiary that is or becomes a party to this Agreement pursuant to Section 5.11, other than ADESA Importation Services, Inc., ADESA Mexico, LLC (subject however to the provisions of Section 5.11) and AFC Funding Corporation; provided that if any Domestic Subsidiary which is not a Wholly Owned Subsidiary shall guarantee any other Indebtedness, such Subsidiary shall become a Subsidiary Guarantor hereunder.

“Swing Line” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit C-2 hereto.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $30,000,000 and (b) the Revolving Commitments.  The Swing Line Sublimit is part of, and not in addition to, the Revolving Commitments.

“Syndication Agents” shall have the meaning assigned to such term in the preamble.

“Tax Return” shall mean all returns, statements, filings, attachments and other documents or certifications required to be filed in respect of Taxes.

“Taxes” shall mean (i) any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings or other similar charges, whether computed on a separate, consolidated, unitary, combined or other basis and any and all liabilities (including interest, fines, penalties or additions to tax) with respect to the foregoing, and (ii) any transferee, successor, joint and several, contractual or other liability (including liability pursuant to Treasury Regulation § 1.1502-6 (or any similar provision of state, local or non-U.S. law)) in respect of any item described in clause (i).

“Term Borrowing” shall mean a Borrowing comprised of Term Loans.

“Term Loan Commitments” shall mean the Tranche A Term Commitment.

“Term Loan Lender” shall mean a Lender with a Term Loan Commitment or an outstanding Term Loan.

“Term Loan Repayment Date” shall have the meaning assigned to such term in Section 2.07(f).

“Term Loans” shall mean the Tranche A Term Loans.

“Test Period” shall mean, at any time, the four consecutive fiscal quarters of Borrower then last ended (in each case taken as one accounting period) for which financial statements have been or are required to be delivered pursuant to Section 5.01(a) or (b).

“Total Leverage Ratio” shall mean, at any date of determination, the ratio of Consolidated Indebtedness on such date to Consolidated EBITDA for the Test Period then most recently ended.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and L/C Obligations, without duplication.

“Total Revolving Outstandings” means the aggregate Outstanding Revolving Amount of all Revolving Loans, Swing Line Loans and all L/C Obligations.

“Tranche A Term Borrowing” means a borrowing consisting of simultaneous Tranche A Term Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by the Tranche A Term Lenders pursuant to Section 2.01(a).

“Tranche A Term Commitment” means, as to each Tranche A Term Lender, its obligation to (a) make Tranche A Term Loans to the Borrower pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth on Schedule 1 to the Lender Addendum executed and delivered by such Lender or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Tranche A Term Lender” has the meaning specified in Section 2.01(a).

“Tranche A Term Loan” has the meaning specified in Section 2.01(a).

“Transaction Documents” shall mean the Loan Documents.

“Transactions” shall mean, collectively, the transactions to occur pursuant to the Transaction Documents, including (a) the execution, delivery and performance of the Loan Documents and the initial borrowings hereunder occurring on or after the Closing Date; (b) the refinancing of certain of Borrower’s outstanding debt, as described on Schedule A hereto; and (c) the payment of all fees and expenses to be paid on or prior to the completion of the foregoing and owing in connection with the foregoing.

“Transferred Guarantor” shall have the meaning assigned to such term in Section 7.09.

“Type,” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Eurodollar Rate or the Base Rate.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time (except as otherwise specified) in any applicable state or jurisdiction.

“United States” shall mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Voting Stock” shall mean, with respect to any person, any class or classes of Equity Interests pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such person.

“Wholly Owned Subsidiary” shall mean, as to any person, (a) any corporation 100% of whose capital stock (other than directors’ qualifying shares) is at the time owned, on a combined basis, by such person and/or one or more Wholly Owned Subsidiaries of such person and (b) any partnership, association, joint venture, limited liability company or other entity in which such person and/or one or more Wholly Owned Subsidiaries of such person have a 100% equity interest at such time, on a combined basis.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Section 1.02         Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Rate Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing,” “Borrowing of Tranche A Term Loans”) or by Type (e.g., a “Eurodollar Rate Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).

Section 1.03         Other Interpretive Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)           The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Law and any reference to any Law or regulation shall, unless otherwise specified, refer to such Law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)           In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)           Each reference to “basis points” or “bps” shall be interpreted in accordance with the convention that 100 bps = 1.0%.

(d)           Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

Section 1.04         Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP as in effect from time to time and all terms of an accounting or financial nature shall be construed and interpreted in accordance with GAAP, as in effect on the date hereof unless otherwise agreed to by Borrower and the Required Lenders.

Section 1.05         Resolution of Drafting Ambiguities.  Each Loan Party acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of the Loan Documents to which it is a party, that it and its counsel reviewed and participated in the preparation and negotiation hereof and thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.

Section 1.06         Letter of Credit Amounts.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof and all conditions, if any, for such increase have been satisfied, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all increases, whether or not such maximum stated amount is in effect at such time.

Section 1.07         Rounding.  Any financial ratios required to be maintained by the Consolidated Parties pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.08         Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Chicago time.

ARTICLE II

THE CREDITS

Section 2.01         The Loans.

(a)           Subject to the terms and conditions set forth herein, each Lender severally agrees to make a single loan (each such loan, a “Tranche A Term Loan”) to the Borrower on the Closing Date and in an amount not to exceed such Lender’s Tranche A Term Commitment, if any, on the Closing Date (each such Lender, a “Tranche A Term Lender”).  The Tranche A Term Borrowing made on the Closing Date shall consist of Tranche A Term Loans made simultaneously by the Tranche A Term Lenders ratably according to their Tranche A Term Commitments.  Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed.

(b)           Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Revolving Loan”) to the Borrower from time to time, on any Business Day during the Availability Period for Revolving Loans, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Commitment, if any (each such Lender, a “Revolving Lender”); provided, however, that after giving effect to any Revolving Borrowing, (i) the Total Revolving Outstandings shall not exceed the Revolving Commitments, and (ii) the aggregate Outstanding Revolving Amount of the Revolving Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Revolving Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Revolving Amount of all Swing Line Loans, without duplication, shall not exceed such Lender’s Revolving Commitment.  Within the limits of each Revolving Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b).

(c)           Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

Section 2.02         Borrowings, Conversions and Continuations of Loans.  (a)  Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone.  Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to, or continuation of, Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the date funds are requested to be received of any Borrowing of Base Rate Loans.  Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower.  Each Borrowing of, conversion to, or continuation of, Eurodollar Rate Loans shall be in a principal amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof.  Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof.  Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type and Class of Loans to be borrowed or which existing Loans are to be converted or continued, and (v) if applicable, the duration of the Interest Period with respect thereto.  If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans.  Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans.  If the Borrower requests a Borrowing of, conversion to, or continuation of, Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, the Borrower will be deemed to have specified an Interest Period of one month.

(b)           Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection (a).  In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall promptly make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting an account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date a Loan Notice with respect to a Revolving Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, and second shall be made available to the Borrower as provided above.

(c)           Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan.  During the existence of a Default, the Administrative Agent or the Required Lenders may require, by notice to Borrower that no Loans may be requested as, converted to, or continued as, Eurodollar Rate Loans.

(d)           The Administrative Agent shall promptly notify the Borrower and the applicable Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate.  At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the applicable Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)           After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than 10 Interest Periods in effect with respect to Revolving Loans and Tranche A Term Loans.

Section 2.03         Letters of Credit.

(a)           The Letter of Credit Commitment.

(i)            Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Revolving Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower or its Subsidiaries, and to amend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit, and (B) the Revolving Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or its Subsidiaries; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolving Outstandings shall not exceed the Revolving Commitments, (y) the aggregate Outstanding Revolving Amount of the Revolving Loans of any Revolving Lender, plus such Revolving Lender’s Applicable Percentage of the Outstanding Revolving Amount of all L/C Obligations plus such Revolving Lender’s Applicable Percentage of the Outstanding Revolving Amount of all Swing Line Loans, without duplication, shall not exceed such Revolving Lender’s Revolving Commitment, and (z) the Outstanding Revolving Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit.  Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the provisos to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.  All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from time to time after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(ii)           The L/C Issuer shall not issue any Letter of Credit, if:

(a)           the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Required Lenders have approved such expiry date; or

(b)           the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Lenders have approved such expiry date.

(iii)          The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(a)           any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(b)           the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer;

(c)           except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $100,000;

(d)           such Letter of Credit is to be denominated in a currency other than Dollars; or

(e)           a default of any Lender’s obligations to fund under Section 2.03(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into satisfactory arrangements with the Borrower or such Lender to eliminate the L/C Issuer’s risk with respect to such Lender; provided, however, that notwithstanding anything contained in this subsection (e) to the contrary, if such risk is not eliminated, the L/C Issuer shall, subject to satisfaction of the other provisions of this Section 2.03, issue a requested Letter of Credit in an amount reduced by the pro rata portion of the originally requested amount applicable to the Lender defaulting under Section 2.03(c) or constituting a Defaulting Lender.

(iv)          The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(v)           The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi)          The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b)           Procedures for Issuance and Amendment of Letters of Credit.

(i)            Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower.  Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer the following: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer the following:  (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require.  Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

(ii)           Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof.  Unless the L/C Issuer has received written confirmation from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested issuance or amendment of the applicable Letter of Credit, that one or more of the applicable conditions contained in Article IV shall not have been satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices.  Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Lender’s Applicable Percentage times the amount of such Letter of Credit.

(iii)          Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)           Drawings and Reimbursements; Funding of Participations.

(i)            Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof and shall state the date payment shall be made by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”).  Not later than 11:00 a.m. on the Honor Date, the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing.  If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Lender’s Applicable Percentage thereof.  In such event, the Borrower shall be deemed to have requested a Revolving Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice).  Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)           Each Revolving Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount.  The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii)          With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.  In such event, each Revolving Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)          Until each Revolving Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Revolving Lender’s

Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

(v)           Each Revolving Lender’s obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the L/C Issuer, the Administrative Agent, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Revolving Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Loan Notice).  No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)          If any Revolving Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation.  A certificate of the L/C Issuer submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d)           Repayment of Participations.

(i)            At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Lender such Revolving Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Revolving Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(ii)           If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.16 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)           Obligations Absolute.  The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)            any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document or any other agreement or instrument relating thereto;

(ii)           the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)          any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)          any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v)           any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to the departure from any Guarantee, for all or any of the Obligations of the Borrower in respect of any Letter of Credit; or

(vi)          any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subsidiary.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it, and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will promptly notify the L/C Issuer.  The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)            Role of L/C Issuer.  Each Revolving Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Revolving Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Lenders or the Required Lenders, as applicable, (ii) any action taken or omitted in the absence of gross negligence or willful misconduct, or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document.  The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.  In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g)           Cash Collateral.  (i) Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding and partially or wholly undrawn, the Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Revolving Amount of all such L/C Obligations.  Sections 2.05 and 8.01 set forth certain additional requirements to deliver Cash Collateral hereunder.  For purposes of this Section 2.03, Section 2.05 and Section 8.01, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash and/or deposit account balances (collectively, “Cash Collateral”) pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders).  Derivatives of such term have corresponding meanings.  The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing.  Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.

(h)           Applicability of ISP98 and UCP.  Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, (i) the rules of ISP (A) shall apply to each Bank of America, N.A. issued standby Letter of Credit, (B) may apply to each non-Bank of America, N.A. issued standby Letter of Credit, and (C) shall not apply to any Existing Letter of Credit, unless the Borrower has previously elected to apply the rules of ISP, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance, (A) shall apply to each Bank of America, N.A. issued commercial Letter of Credit and (B) may apply to each non-Bank of America, N.A. issued commercial Letter of Credit.

(i)            Letter of Credit Fees.  The Borrower shall pay to the Administrative Agent for the account of each Revolving Lender in accordance with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each commercial and standby Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  Such Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand.  If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.  Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(j)            Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer.  The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee (i) with respect to each commercial Letter of Credit, at the rate specified in the Fee Letter for standby Letters of Credit, computed on the amount of such Letter of Credit, and payable upon the issuance thereof, (ii) with respect to any amendment of a commercial Letter of Credit, at a rate separately agreed between the Borrower and the L/C Issuer, computed on the amount of such increase and payable upon the effectiveness of such amendment, and (iii) with respect to each standby Letter of Credit, at the rate per annum specified in the Fee Letter, computed on the daily amount available to be drawn under such Letter of Credit and on a quarterly basis in arrears.  Such fronting fee for standby Letters of Credit shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect.  Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(k)           Conflict with Issuer Documents.  In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(l)            Letters of Credit Issued for Subsidiaries.  Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, or otherwise will benefit, a Subsidiary, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit.  The Borrower hereby acknowledges that the issuance of Letters of Credit for the benefit of Subsidiaries inures to the account of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

(m)          Additional L/C Issuers.  Borrower may, at any time and from time to time, designate one or more additional Revolving Lenders to act as an L/C Issuer under the terms of this Agreement, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld), Bank of America, N.A., as an L/C Issuer and such Revolving Lender(s). Any Lender designated as an L/C Issuer pursuant to this paragraph (m) shall be deemed (in addition to being a Revolving Lender) to be an L/C Issuer with respect to Letters of Credit issued or to be issued by such Revolving Lender, and all references herein and in the other Loan Documents to the term “L/C Issuer” shall, with respect to such Letters of Credit, be deemed to refer to such Revolving Lender in its capacity as L/C Issuer, as the context shall require.

Section 2.04         Swing Line Loans.

(a)           The Swing Line.  Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04 agrees to make loans (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Revolving Amount of Revolving Loans and L/C Obligations of the Revolving Lender acting as Swing Line Lender, may exceed the amount of such Revolving Lender’s Revolving Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Revolving Outstandings shall not exceed the Revolving Commitments, and (ii) the aggregate Outstanding Revolving Amount of the Revolving Loans of any Revolving Lender, plus such Revolving Lender’s Applicable Percentage of the Outstanding Revolving Amount of all L/C Obligations, plus such Revolving Lender’s Applicable Percentage of the Outstanding Revolving Amount of all Swing Line Loans, without duplication, shall not exceed such Revolving Lender’s Revolving Commitment, and provided, further, that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan.  Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04.  Each Swing Line Loan shall be a Base Rate Loan.  Immediately upon the making of a Swing Line Loan, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Lender’s Applicable Percentage times the amount of such Swing Line Loan.

(b)           Borrowing Procedures.  Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $1,000,000 or a whole multiple of $500,000 in excess thereof, and (ii) the requested borrowing date, which shall be a Business Day.  Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower.  Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof.  Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower designated on the books of the Swing Line Lender in immediately available funds.

(c)           Refinancing of Swing Line Loans.

(i)            The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Lender make a Base Rate Revolving Loan in an amount equal to such Revolving Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding.  Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Commitments and the conditions set forth in Section 4.02.  The Swing Line Lender shall furnish the Borrower with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent.  Each Revolving Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Revolving Loan to the Borrower in such amount.  The Administrative Agent shall remit the funds so received to the Swing Line Lender, and the Swing Line Lender shall use such funds to repay the outstanding Swing Line Loans.

(ii)           If for any reason any Swing Line Loan cannot be refinanced by such a Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate

Revolving Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii)          If any Revolving Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation.  A certificate of the Swing Line Lender submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.04(c)(iii) shall be conclusive absent manifest error.

(iv)          Each Revolving Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Revolving Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02.  No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d)           Repayment of Participations.

(i)            At any time after any Revolving Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Lender its Applicable Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

(ii)           If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.16 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Lender shall pay to the Swing Line Lender its Applicable

Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate.  The Administrative Agent will make such demand upon the request of the Swing Line Lender.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)           Interest for Account of Swing Line Lender.  The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans.  Until each Revolving Lender funds its Base Rate Revolving Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

(f)            Payments Directly to Swing Line Lender.  The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

Section 2.05         Voluntary and Mandatory Prepayments of Loans.

(a)           Voluntary Prepayments.

(i)            Revolving Loans and Term Loans.  The Borrower may upon notice to the Administrative Agent subject to the requirements set forth herein and in Section 2.05(d), at any time or from time to time, voluntarily prepay Revolving Loans or Term Loans in whole or in part without premium or penalty; provided that any prepayment of Eurodollar Rate Loans and Base Rate Loans shall be in a principal amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof.  Each such notice shall specify the date and amount of such prepayment, whether the Loan to be prepaid is a Revolving Loan and/or a Tranche A Term Loan and the Type(s) of Loans to be prepaid.  The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment.  If such notice is given by the Borrower, the Borrower shall irrevocably make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 2.13. Each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages; provided that if the Borrower fails to specify the application of a voluntary prepayment then such prepayment shall be applied first to Revolving Loans, then to Swing Line Loans and then to the Tranche A Term Loans, in each case first to Base Rate Loans and then to Eurodollar Rate Loans in direct order of Interest Period maturities.

(ii)           Swing Line Loans.  The Borrower may upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that any such prepayment shall be in a minimum principal amount of $1,000,000.  Each such notice shall specify the date and amount of such prepayment.  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(b)           Mandatory Prepayments.

(i)            Revolving Loan Prepayments.  (a)   In the event of the termination of all the Revolving Commitments, Borrower shall, on the date of such termination, repay or prepay all its outstanding Revolving Borrowings and all outstanding Swing Line Loans and replace all outstanding Letters of Credit or Cash Collateralize the L/C Obligations.

(b)           In the event of any partial reduction of the Revolving Commitments, then (x) at or prior to the effective date of such reduction, the Administrative Agent shall notify Borrower and the Revolving Lenders of the sum of the Total Revolving Outstandings after giving effect thereto and (y) if the sum of the Total Revolving Outstandings would exceed the aggregate amount of Revolving Commitments after giving effect to such reduction, then Borrower shall, on the date of such reduction, first, repay or prepay Swing Line Loans, second, repay or prepay Revolving Borrowings and third, replace all outstanding Letters of Credit or Cash Collateralize the L/C Obligations, in an aggregate amount sufficient to eliminate such excess.

(c)           In the event that the sum of the Total Revolving Outstandings exceeds the Revolving Commitments then in effect, Borrower shall, without notice or demand, immediately first, repay or prepay Swing Line Loans, second, repay or prepay Revolving Borrowings, and third, replace all outstanding Letters of Credit or Cash Collateralize the L/C Obligations, in an aggregate amount sufficient to eliminate such excess.

(ii)           Asset Sales.  Not later than one Business Day following the receipt of any Net Cash Proceeds of any Asset Sale by Borrower or any of its Subsidiaries, Borrower shall apply 100% of such Net Cash Proceeds to make prepayments in accordance with Sections 2.05(c) and (d); provided that:

(a)           so long as no Event of Default shall then exist or arise therefrom, no such prepayment shall be required under this Section 2.05(b)(ii) with respect to (i) any Asset Sale permitted by Section 6.06(a) or Section 6.06(g), (ii) the disposition of property which constitutes a Casualty Event, or (iii) Asset Sales for fair market value resulting in no more than $2.0 million in Net Cash Proceeds per Asset Sale (or series of related Asset Sales) and less than $10.0 million in Net Cash Proceeds in any fiscal year; provided that clause (iii) shall not apply in the case of any Asset Sale described in clause (b) of the definition thereof; and

(b)           so long as no Event of Default shall then exist or would arise therefrom, such proceeds shall not be required to be so applied on such date to the extent that (A) Borrower shall have delivered an Officers’ Certificate to the Administrative Agent on or prior to such date stating that such Net Cash Proceeds are expected to be reinvested in fixed or capital assets within 365 days following the date of such Asset Sale (which Officers’ Certificate shall set forth the estimates of the proceeds to be so expended); provided that if all or any portion of such Net Cash Proceeds is not so reinvested within such 365-day period, such unused portion shall be applied on the last day of such period as a mandatory prepayment as provided in this Section 2.05(b)(ii), first, to the next due principal amortization payment(s) of the Term Loans and second, to the Revolving Loans (as a permanent reduction of the Commitments thereunder in the amount of such mandatory prepayments).

(iii)          Casualty Events.  Not later than one Business Day following the receipt of any Net Cash Proceeds from a Casualty Event by Borrower or any of its Subsidiaries, Borrower shall apply an amount equal to 100% of such Net Cash Proceeds to make prepayments in accordance with Sections 2.05(c) and (d); provided that:

(a)           so long as no Event of Default then exist or arise therefrom, no such prepayment shall be required under this Section 2.05(b)(iii) with respect to any Casualty Events resulting in no more than $2.0 million in Net Cash Proceeds per Casualty Event and less than $10.0 million in Casualty Events in any fiscal year;

(b)           so long as no Event of Default shall then exist or arise therefrom, such proceeds shall not be required to be so applied on such date to the extent that Borrower shall have delivered an Officers’ Certificate to the Administrative Agent on or prior to such date stating that such proceeds are expected to be used, to repair, replace or restore any property in respect of which such Net Cash Proceeds were paid or to reinvest in other fixed or capital assets, no later than 365 days following the date of receipt of such proceeds; and

(c)           if any portion of such Net Cash Proceeds shall not be so applied within such 365-day period, such unused portion shall be applied on the last day of such period as a mandatory prepayment as provided in this Section 2.05(b)(iii), first, to the next due principal amortization payment(s) of the Term Loans and second, to the Revolving Loans (as a permanent reduction of the Commitments thereunder in the amount of such mandatory prepayments).

(c)           Application of Prepayments.

(i)            Prior to any optional or mandatory prepayment hereunder, Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to Section 2.05(d), subject to the provisions of this Section 2.05(c).

(ii)           Amounts to be applied pursuant to this Section 2.05 to the prepayment of Term Loans and Revolving Loans shall be applied, as applicable, first to reduce outstanding Base Rate Term Loans and Base Rate Revolving Loans,

respectively. Any amounts remaining after each such application shall be applied to prepay Eurodollar Rate Term Loans or Eurodollar Rate Revolving Loans, as applicable. Notwithstanding the foregoing, if the amount of any prepayment of Loans required under this Section 2.05 shall be in excess of the amount of the Base Rate Loans at the time outstanding (an “Excess Amount”), only the portion of the amount of such prepayment as is equal to the amount of such outstanding Base Rate Loans shall be immediately prepaid and, at the election of Borrower, the balance of such required prepayment shall be either (A) applied to the prepayment of Eurodollar Rate Loans on the last day of the then next-expiring Interest Period for Eurodollar Rate Loans or (B) prepaid immediately, together with any amounts owing to the Lenders under Section 2.13.

(d)           Notice of Prepayment.  Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swing Line Loan, the Swing Line Lender) by written notice of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Rate Borrowing, not later than 11:00 a.m., Chicago time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an Base Rate Borrowing, not later than 11:00 a.m., Chicago time, on the date of prepayment and (iii) in the case of prepayment of a Swing Line Loan, not later than 1:00 p.m., Chicago time, on the date of prepayment. Each such notice shall be irrevocable; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.06, then such notice of prepayment may be revoked if such termination is revoked in accordance with Section 2.06. Each such notice shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Promptly following receipt of any such notice (other than a notice relating solely to Swing Line Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Such notice to the Lenders may be by electronic communication. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Credit Extension of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing and otherwise in accordance with this Section 2.05. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.08.

Section 2.06         Termination and Reduction of Commitments.  (a). The Borrower may, upon notice to the Administrative Agent, terminate the Revolving Commitments, or from time to time permanently reduce the Revolving Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $3,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Outstandings would exceed the Revolving Commitments, and (iv) if, after giving effect to any reduction of the Revolving Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Revolving Commitments, such Sublimit shall be automatically reduced by the amount of any such excess.  The Administrative Agent will promptly notify the Revolving Lenders of any such notice of termination or reduction of the Revolving Commitments.  Any reduction of the Revolving Commitments shall be applied to the Commitment of each Revolving Lender according to its Applicable Percentage.  All commitment fees accrued until the effective date of any termination of the Revolving Commitments shall be paid on the effective date of such termination.

(b)           On any date that any Revolving Loans are required to be prepaid, Swing Line Loans are required to be prepaid, and/or the L/C Obligations are required to be paid or Cash Collateralized as a result of a prepayment required by Section 2.05(b) (or would be so required if any Revolving Loans, Swing Line Loans or L/C Obligations were outstanding), the Revolving Commitments shall be automatically and permanently reduced by the total amount of such required prepayments and Cash Collateral; provided that, regardless of whether any Revolving Loans, Swing Line Loans or L/C Obligations are outstanding, the Revolving Commitments shall be automatically and permanently reduced in the amounts and under the conditions and times specified in Section 2.05(b).  The Administrative Agent will promptly notify the Revolving Lenders of any such reduction of the Revolving Commitments.  Any reduction of the Revolving Commitments shall be applied to the Revolving Commitment of each Revolving Lender according to its Applicable Percentage.

(c)           The Commitments to make Term Loans shall be automatically and permanently reduced to $0 on the Closing Date after giving effect to the Borrowings to occur on the Closing Date.

Section 2.07         Evidence of Debt; Repayment of Loans.  (a)  The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records.  Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b)           In addition to the accounts and records referred to in subsection (a) above, each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans.  In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(c)           Entries made in good faith by the Administrative Agent in the Register pursuant to subsections (a) and (b) above, and by each Lender in its accounts pursuant to subsections (a) and (b) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make any entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.

(d)           The Borrower shall repay to the Revolving Lenders on the Maturity Date for Revolving Loans the Outstanding Revolving Amount of Revolving Loans on such date.

(e)           The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date requested by the Swing Line Lender (provided that such date must be at least two Business Days after such Swing Line Loan is made) and (ii) the Maturity Date.

(f)            The Borrower shall repay to the Tranche A Term Lenders on or prior to the dates set forth on Annex I, or if any such date is not a Business Day, on the immediately preceding Business Day (each such date, a “Term Loan Repayment Date”), a cash payment of the principal amount of the Tranche A Term Loans equal to the amount set forth on Annex I for such date (as adjusted from time to time pursuant to Section 2.05), together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment; provided, however that the final principal installment shall be repaid on the Maturity Date for Tranche A Term Loans and in any event shall be in an amount equal to the aggregate principal amount of the Tranche A Term Loans outstanding on the Maturity Date for Tranche A Term Loans.

Section 2.08         Interest on Loans.  (a)  Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b)           (i)            If any amount of principal of any Loan is not paid when due, whether at stated maturity, by acceleration or otherwise, such amount thereafter shall bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)           If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due, whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at the fluctuating interest rate per annum equal at all times to the Default Rate to the fullest extent permitted by applicable Law.

(iii)          Upon the request of the Required Lenders, while any Event of Default under Section 8.01(a), (b), (g) or (h) exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv)          Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)           Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment and before and after the commencement of any proceeding under any Debtor Relief Law.

(d)           Computation of Interest.  All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year).  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.14, bear interest for one day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error

Section 2.09         Fees.

(a)           Commitment Fee.  Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender in accordance with its Pro Rata Percentage, a commitment fee (a “Commitment Fee”) equal to the Applicable Rate per annum times the actual daily amount by which the Revolving Commitments exceed the sum of (i) the Outstanding Revolving Amount of Revolving Loans and (ii) the Outstanding Revolving Amount of L/C Obligations; provided that for the purposes of calculating the Commitment Fee, Swing Line Loans will not be deemed to be utilized.  The Commitment Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date.  The Commitment Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b)           Administrative Agent Fees.  Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees set forth in the Fee Letter or such other fees payable in the amounts and at the times separately agreed upon between Borrower and the Administrative Agent (the “Administrative Agent Fees”).

(c)           All fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the fees shall be refundable under any circumstances.

(d)           All computations of fees shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year).

Section 2.10         [Reserved]

Section 2.11         Inability to Determine Rates; Illegality.

(a)           Inability to Determine Rates.  If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or that (c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice.  Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans, or failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

(b)           Illegality.  If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge rates based upon the Eurodollar Rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans.  Upon any such prepayment or conversion, the Borrower shall also pay accrued and unpaid interest on the amount so prepaid or converted.

A certificate of the Administrative Agent or any Lender claiming compensation under this Section 2.11 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.  In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.  All of the Borrower’s obligations under this Section 2.11 shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

Section 2.12         Increased Costs.

(a)           Increased Costs Generally.  If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurodollar Rate) or the L/C Issuer;

(ii)           subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Rate Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 2.15 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer); or

(iii)          impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b)           Capital Requirements.  If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c)           Certificates for Reimbursement.

(i)            A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error.  The Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(ii)           A certificate of the Administrative Agent, any Lender or the L/C Issuer claiming compensation under this Section 2.12 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.  In determining such amount, the Administrative Agent, such Lender or L/C Issuer may use any reasonable averaging and attribution methods.  All of the Borrowers obligations under this Section 2.12 shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder

(d)           Delay in Requests.  Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof).

Section 2.13         Compensation for Losses.  Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)           any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)           any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c)           any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 2.16.

any loss (other than a loss of anticipated profits) or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 2.13, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Base Rate used in determining the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

A certificate of the Administrative Agent, any Lender or the L/C Issuer claiming compensation under this Section 2.13 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.  In determining such amount, the Administrative Agent, such Lender or the L/C Issuer may use any reasonable averaging and attribution methods.  All of the Borrower’s obligations under this Section 2.13 shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

Section 2.14         Payments Generally; Administrative Agent’s Clawback.

(a)           General.  All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein.  The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day (unless otherwise expressly provided herein), and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)           (i)            Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing), the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)           Payments by Borrower; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)           Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)           Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.03 are several and not joint.  The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.03 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.03.

(e)           Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f)            Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:

(i)            if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)           the provisions of this Section shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

Section 2.15         Taxes.

(a)           Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required by applicable Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Law.

(b)           Payment of Other Taxes by the Borrower.  Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.

(c)           Indemnification by the Borrower.  The Borrower shall indemnify the Administrative Agent, each Lender and the L/C Issuer, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

(d)           Evidence of Payments.  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority and in any event within 30 days of any such payment being due, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)           Status of Lenders.  Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the Law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, in the event that the Borrower is a resident for tax purposes in the United States, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i)            duly completed copies of IRS Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(ii)           duly completed copies of IRS Form W-8ECI,

(iii)          in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of IRS Form W-8BEN, or

(iv)          any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower to determine the withholding or deduction required to be made.

(f)            Treatment of Certain Refunds.  If the Administrative Agent, any Lender or the L/C Issuer determines, in its reasonable discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the L/C Issuer in the event the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority.  This subsection shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.  Notwithstanding anything to the contrary, in no event will any Lender be required to pay any amount to Borrower the payment of which would place such Lender in a less favorable net after-tax position than such Lender would have been in if the additional amounts giving rise to such refund of any Indemnified Taxes or Other Taxes had never been paid.

A certificate of the Administrative Agent, any Lender or the L/C Issuer claiming compensation under this Section 2.15 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.  In determining such amount, the Administrative Agent, such Lender or the L/C Issuer may use any reasonable averaging and attribution methods.  All of the Borrowers obligations under this Section 2.15 shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

Section 2.16         Mitigation Obligations; Replacement of Lenders.

(a)           Mitigation of Obligations.  If any Lender requests compensation under Section 2.12, or if Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. A certificate setting forth such costs and expenses in reasonable detail submitted by such Lender to the Administrative Agent shall be conclusive absent manifest error.

(b)           Replacement of Lenders.  If (x) any Lender requests compensation under Section 2.12, or (y) if Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or (z) if any Lender defaults (such Lender described under clause (z) is referred to as a “Defaulting Lender”) in its obligation to fund (a “Funding Default”) any Loan (a “Defaulted Loan”) hereunder, then Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all of its interests, rights and obligations under this Agreement to an assignee selected by Borrower that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, the L/C Issuer and Swing Line Lender), which consents shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letters of Credit and Swing Line Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (assuming for this purpose that the Loans of such Lender were being prepaid) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.15, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.

(c)           Defaulting Lenders.  Anything contained herein to the contrary notwithstanding, during any Default Period with respect to a Defaulting Lender, such Defaulting Lender shall be deemed not to be a “Lender” for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Loan Documents; to the extent permitted by applicable law, until such time as the Default Excess with respect to such Defaulting Lender shall have been reduced to zero, any voluntary prepayment of the Loans shall, if Borrower so directs at the time of making such voluntary prepayment, be applied to the Loans of other Lenders as if such Defaulting Lender had no Loans outstanding and the Revolving Loans of such Defaulting Lender were zero, and any mandatory prepayment of the Loans shall, if Borrower so directs at the time of making such mandatory prepayment, be applied to the Loans of other Lenders (but not to the Loans of such Defaulting Lender) as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender, it being understood and agreed that Borrower shall be entitled to retain any portion of any mandatory prepayment of the Loans that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (c). No Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 2.16(c), performance by Borrower of its obligations hereunder and the other Loan Documents shall not be excused or otherwise modified as a result of any Funding Default or the operation of this Section 2.16(c); such Defaulting Lender’s Revolving Commitment and Term Loan Commitment shall be excluded for purposes of calculating the Commitment Fee payable to such Lender in respect of any day during any Default Period with respect to such Defaulting Lender, and such Defaulting Lender will not be entitled to receive any Commitment Fee pursuant to Section 2.09(a) with respect to such Defaulting Lender’s Commitment in respect of any Default Period with respect to such Defaulting Lender; and the Revolving Loans as at any date of determination shall be calculated as if such Defaulting Lender had furnished all of its Defaulted Loans. The rights and remedies against a Defaulting Lender under this Section 2.16(c) are in addition to other rights and remedies which Borrower may have against such Defaulting Lender with respect to any Funding Default and which the Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default.

Section 2.17         Increase in Commitments.

(a)           Request for Increase.  Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may request, twice annually, an increase in the Tranche A Term Commitments, the Revolving Commitments or the Tranche A Term Commitments and the Revolving Commitments, pro rata, by an aggregate amount not exceeding $325,000,000; provided, that (i) any such request for an increase shall be in a minimum amount of $50,000,000, and (ii) the aggregate Revolving Commitments and Tranche A Term Commitments, after giving effect to all increases pursuant to this Section 2.17, shall not exceed $825,000,000.  At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).

(b)           Lender Elections to Increase.  Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Revolving Commitment and/or its Tranche A Term Loan Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage for Revolving Commitments and/or Tranche A Term Loan Commitments of such requested increase.  Any Lender not responding within such time period shall be deemed to have declined to increase its Revolving Commitment and/or its Tranche A Term Loan Commitment.

(c)           Notification by Administrative Agent; Additional Lenders.  The Administrative Agent shall notify the Borrower and each Lender of the Lenders’ responses to each request made hereunder.  To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent and the L/C Issuer (which approvals shall not be unreasonably withheld), the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.

(d)           Effective Date and Allocations.  If the Revolving Commitments for Revolving Loans and/or the Tranche A Term Loan Commitments for Tranche A Term Loans are increased in accordance with this Section 2.17, the Administrative Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase.  The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date.

(e)           Conditions to Effectiveness of Increase.  As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of the Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article III and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.17, the representations and warranties contained in subsection (a)(x) and (y) of Section 3.04 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 5.01, and (B) no Default exists.

(f)            Conflicting Provisions.  This Section 2.17 shall supersede any provisions in Section 10.02 to the contrary.

Section 2.18         Amendment and Restatement.

(a)           Amendment and Restatement.  This Agreement amends, restates and replaces in its entirety the Original Agreement.  All rights, benefits, indebtedness, interest, liabilities and obligations of the parties to the Original Agreement are hereby amended, restated, replaced and superseded in their entirety according to the terms and provisions set forth herein.  All indebtedness, liabilities and obligations under the Original Agreement, including all promissory notes executed by the Borrower pursuant thereto, are hereby renewed by this Agreement, the Notes and the other Loan Documents executed by the Borrower pursuant to this Agreement and shall, from and after the Closing Date, be governed by this Agreement and the other Loan Documents.  The Borrower represents and warrants that, as of the date hereof, there are no claims or offsets against, or defenses or counterclaims to, its obligations under this Agreement, the Original Agreement or any of the other agreements, documents or instruments executed in connection herewith or therewith.  To induce the Administrative Agent and the Lenders to enter into this Agreement, the Borrower waives any and all such claims, offsets, defenses and counterclaims, whether known or unknown, arising prior to the Closing Date and relating to the Original Agreement or this Agreement.  Notwithstanding any provision herein to the contrary, from and after the Closing Date, each Lender’s Applicable Percentage of the Aggregate Commitments shall be as set forth on Schedule 1 to the Lender Addendum executed and delivered by such Lender or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto.  Promptly upon the closing of this Agreement and the receipt by the Lenders of their respective Notes, such Lenders that were Lenders under the Original Credit Agreement shall return to the Borrower any Notes delivered to such Lender in connection with the Original Credit Agreement marked “cancelled”.

(b)           On the Closing Date, (i) the proceeds of the Loans shall be used to repay the Tranche A Loans, Tranche B Loans and Revolving Loans under the Original Agreement, and (ii) the Borrower shall pay to each lender that is a party to the Original Agreement all interest, fees and other amounts (including amounts payable pursuant to Section 2.13 of the Original Agreement) due and owing to such lender under the Original Agreement.

(c)           The Borrower hereby (i) confirms to the Lenders and the Administrative Agent that each Security Document, as amended and restated, continues in full force and effect on and after the date hereof, and is the legal, valid and binding obligation of the parties thereto, enforceable against each party thereto in accordance with its terms and (ii) agrees that each reference in each Security Document, as amended and restated, to the “Credit Agreement” or any similar term shall, after the date hereof, be deemed to be a reference to this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants to the Administrative Agent, the Collateral Agent, the L/C Issuer and each of the Lenders that:

Section 3.01         Organization; Powers.  Each Company (a) is duly organized and validly existing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to carry on its business as now conducted and to own and lease its property if necessary to conduct such business and (c) is qualified and in good standing (to the extent such concept is applicable in the applicable jurisdiction) to do business in every jurisdiction where such qualification is required, except in such jurisdictions where the failure to so qualify or be in good standing, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. There is no existing default under any Organizational Document of any Company or any event which, with the giving of notice or passage of time or both, would constitute a default by any party thereunder.

Section 3.02         Authorization; Enforceability.  The Transactions to be entered into by each Loan Party are within such Loan Party’s powers and have been duly authorized by all necessary action on the part of such Loan Party. This Agreement has been duly executed and delivered by each Loan Party and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03         No Conflicts.  The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) filings necessary to perfect Liens created by the Loan Documents and (iii) consents, approvals, registrations, filings, permits or actions the failure to obtain or perform which could not reasonably be expected to result in a Material Adverse Effect, (b) will not violate the Organizational Documents of any Company or any judgment, decree or order of any Governmental Authority applicable to any Company, (c) will not violate or result in a default or require any consent or approval under any indenture, material agreement, Organizational Document or other material instrument binding upon any Company or its property, or give rise to a right thereunder to require any payment to be made by any Company, except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any property of any Company, except Liens created by the Loan Documents and Permitted Liens.

Section 3.04         Financial Statements; Projections.  (a)  Borrower has heretofore delivered to the Lenders the consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of Borrower (x) as of and for the fiscal years ended December 31, 2002, 2003 and 2004, audited by and accompanied by the unqualified opinion of PricewaterhouseCoopers LLP, independent public accountants, and (y) as of and for the three-month period ended March 31, 2005 and for the comparable period of the preceding fiscal year, in each case, certified by the chief financial officer of Borrower. Such financial statements and all financial statements delivered pursuant to Sections 5.01(a) and (b) have been prepared in accordance with GAAP and present fairly and accurately the financial condition and results of operations and cash flows of Borrower as of the dates and for the periods to which they relate, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (y) above. Except as set forth in such financial statements or in the notes thereto, after giving effect to the Transactions, there are no liabilities of any Company of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise, which could reasonably be expected to result in a Material Adverse Effect, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than liabilities under the Loan Documents and the Senior Subordinated Note Documents.

(b)           Borrower has heretofore delivered to the Lenders Borrower’s unaudited pro forma consolidated balance sheet and statements of income and cash flows and pro forma EBITDA for the fiscal year ended December 31, 2004, as of and for the three-month period ended March 31, 2005 and for the latest four-quarter period ending more than 30 days prior to the Closing Date, in each case after giving effect to the Transactions as if they had occurred on such date in the case of the balance sheet and as of the beginning of all periods presented in the case of the statements of income and cash flows. Such pro forma financial statements have been prepared in good faith by the Loan Parties, based on the assumptions stated therein (which assumptions are believed by the Loan Parties on the date hereof and on the Closing Date to be reasonable), are based on the best information available to the Loan Parties as of the date of delivery thereof, accurately reflect all adjustments required to be made to give effect to the Transactions, and in accordance with Regulation S-X, and present fairly the pro forma consolidated financial position and results of operations of Borrower as of such date and for such periods, assuming that the Transactions had occurred at such dates (it being understood that projections are subject to significant uncertainties and contingencies, many of which are beyond Borrower’s control, and that no guarantee can be given that such projections will be realized).

(c)           The forecasts of financial performance of Borrower and its subsidiaries furnished to the Lenders for the period January 1, 2005 through December 31, 2009 have been prepared in good faith by Borrower and based on assumptions believed by Borrower to reasonable (it being understood that projections are subject to significant uncertainties and contingencies, many of which are beyond Borrower’s control, and that no guarantee can be given that such projections will be realized).

(d)           Since December 31, 2004, there has been no event, change, circumstance or occurrence that, individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Effect.

Section 3.05         Properties.  (a)  Each Company has good title to, or valid leasehold interests in, all its property material to its business, free and clear of all Liens except for Permitted Liens and minor irregularities or deficiencies in title that, individually or in the aggregate, do not interfere with its ability to conduct its business as currently conducted or to utilize such property for its intended purpose. The property of the Companies, taken as a whole, (i) is in good operating order, condition and repair (ordinary wear and tear excepted), except to the extent that the failure to be in such condition could not reasonably be expected to result in a Material Adverse Effect, and (ii) constitutes all the property which is required for the business and operations of the Companies as presently conducted.

(b)           No Company has received any notice of, nor has any knowledge of, the occurrence or pendency or contemplation of any Casualty Event affecting all or any portion of its property that could reasonably be expected to have a Material Adverse Effect.

(c)           Each Company owns or has rights to use all of the property and all rights with respect to any of the foregoing used in, necessary for or material to each Company’s business as currently conducted. The use by each Company of such property and all such rights with respect to the foregoing do not infringe on the rights of any person other than such infringement which could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. No claim has been made and remains outstanding that any Company’s use of any property does or may violate the rights of any third party that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 3.06         Intellectual Property.

(a)           Ownership/No Claims. Each Loan Party owns, or is licensed to use, all patents, patent applications, trademarks, trade names, servicemarks, copyrights, technology, trade secrets, proprietary information, domain names, know-how and processes necessary for the conduct of its business as currently conducted (the “Intellectual Property”), except for those the failure to own or license which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No claim has been asserted and is pending by any person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Loan Party know of any valid basis for any such claim. To the best knowledge of each Loan Party, the use of such Intellectual Property by such Loan Party does not infringe the rights of any person, except for such claims and infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b)           Registrations.  Except pursuant to licenses and other user agreements entered into by each Loan Party in the ordinary course of business, on and as of the date hereof (i) each Loan Party owns and possesses the right to use, and has done nothing to authorize or enable any other person to use, any copyright, patent or trademark and (ii) all registrations are valid and in full force and effect.

(c)           No Violations or Proceedings.  To each Loan Party’s knowledge, on and as of the date hereof, there is no material violation by others of any right of such Loan Party with respect to any copyright, patent or trademark except as may be set forth on Schedule 3.06(c).

Section 3.07         Equity Interests and Subsidiaries.  (a)  Schedule 3.07(a) sets forth a list of (i) all the Subsidiaries of Borrower and their jurisdiction of organization as of the Closing Date and (ii) the number of each class of its Equity Interests authorized, and the number outstanding, on the Closing Date and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the Closing Date. All Equity Interests of each Company are duly and validly issued and are fully paid and non-assessable, and, other than the Equity Interests of Borrower, are owned by Borrower, directly or indirectly through Wholly Owned Subsidiaries. Each Loan Party is the record and beneficial owner of, and has good and marketable title to, the Equity Interests pledged by it under the Pledge Agreements, free of any and all Liens, rights or claims of other persons, except the security interest created by the Pledge Agreements, and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any such Equity Interests.

(b)           No consent of any person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary or reasonably desirable (from the perspective of a secured party) in connection with the creation, perfection or first priority status of the security interest of the Collateral Agent in any Equity Interests pledged to the Collateral Agent for the benefit of the Secured Parties under the Pledge Agreements or the exercise by the Collateral Agent of the voting or other rights provided for in the Pledge Agreements or the exercise of remedies in respect thereof.

(c)           An accurate organization chart, showing the ownership structure of Borrower and each Subsidiary on the Closing Date is set forth on Schedule 3.07(b).

Section 3.08         Litigation; Compliance with Laws.  (a)  Except as set forth on Schedule 3.08, there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority now pending or, to the knowledge of any Company, overtly threatened against or affecting any Company or any business, property or rights of any Company (i) that involve any Loan Document or any of the Transactions or (ii) could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b)           Except for matters covered by Section 3.18, no Company or any of its property is in violation of, nor will the continued operation of its property as currently conducted violate, any Requirements of Law (including any zoning or building ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting any Company’s Real Property or is in default with respect to any judgment, writ, injunction, decree, rule or order of any Governmental Authority, where such violation or default, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

Section 3.09         Agreements.  (a)  No Company is a party to any agreement or instrument or subject to any corporate or other constitutional restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(b)           No Company is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other agreement or instrument to which it is a party or by which it or any of its property is or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default.

Section 3.10         Federal Reserve Regulations.  (a)  No Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(b)           No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the Board, including Regulation T, U or X. The pledge of the Collateral pursuant to the Pledge Agreements does not violate such regulations.

Section 3.11         Investment Company Act; Public Utility Holding Company Act.  No Company is (a) an “investment company” or a company “controlled” by an “investment company,” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or (b) a “holding company,” an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company,” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

Section 3.12         Use of Proceeds.  Borrower will use the proceeds of the Loans (i) to refinance certain of its outstanding debt, as described on Schedule A hereto, (ii) to finance working capital, capital expenditures and Permitted Acquisitions and (iii) for other lawful corporate purposes.

Section 3.13         Taxes.  Each Company has (a) timely filed or caused to be timely filed all material federal income Tax Returns and all material state, local and foreign Tax Returns or materials required to have been filed by it and all such Tax Returns are true and correct in all material respects and (b) duly and timely paid or caused to be duly and timely paid all Taxes (whether or not shown on any Tax Return) due and payable by it and all assessments received by it, except Taxes (i) that are being contested in good faith by appropriate proceedings and for which such Company has set aside on its books adequate reserves in accordance with GAAP or (ii) which could not, individually or in the aggregate, have a Material Adverse Effect. Each Company has made adequate provision in accordance with GAAP for all Taxes not yet due and payable. Each Company is unaware of any proposed or pending tax assessments, deficiencies or audits that could be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect. No Company has ever been a party to any understanding or arrangement constituting a “tax shelter” within the meaning of Section 6111(c), Section 6111(d) or Section 6662(d)(2)(C)(iii) of the Code, or has ever

“participated” in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4, except as could not be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect.

Section 3.14         No Material Misstatements.  No (a) information, report, financial statement, certificate, Loan Notice, Letter of Credit Application (for all Letters of Credit issued on or after the Closing Date), exhibit or schedule furnished by any Company or (b) written information, report or financial statement furnished on behalf of any Company to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto (including the Confidential Information Memorandum), when taken as a whole, contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading as of the date such information is dated or certified; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, each Company represents only that it acted in good faith and utilized assumptions deemed reasonable at the time of preparation and due care in the preparation of such information, report, financial statement, exhibit or schedule (it being understood that projections are subject to significant uncertainties and contingencies, many of which are beyond Borrower’s control, and that no guarantee can be given that such projections will be realized).

Section 3.15         Labor Matters.  As of the date hereof and the Closing Date, there are no strikes, lockouts or slowdowns against any Company pending or, to the knowledge of any Company, threatened. The hours worked by and payments made to employees of any Company have not been in violation of the Fair Labor Standards Act of 1938, as amended, or any other applicable federal, state, local or foreign law dealing with such matters in any manner which could reasonably be expected to result in a Material Adverse Effect. All payments due from any Company, or for which any claim may be made against any Company, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Company except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Company is bound.

Section 3.16         Solvency.  Immediately after the consummation of the Transactions to occur on the Initial Funding Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of each Loan, (a) the fair value of the properties of each Loan Party (on a consolidated basis with its Subsidiaries) will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party (on a consolidated basis with its Subsidiaries) will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party (on a consolidated basis with its Subsidiaries) will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party (on a consolidated basis with its Subsidiaries) will not have unreasonably small capital with which to conduct its business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

Section 3.17         Employee Benefit Plans.  (a)   Each Company and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the

Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in material liability of any Company or any of its ERISA Affiliates or the imposition of a Lien on any of the property of any Company. The present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $5.0 million the fair market value of the property of all such underfunded Plans. Using actuarial assumptions and computation methods consistent with subpart I of subtitle E of Title IV of ERISA, the aggregate liabilities of each Company or its ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan, could not reasonably be expected to result in a Material Adverse Effect.

(b)           To the extent applicable, each Foreign Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. No Company has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Plan which is funded, determined as of the end of the most recently ended fiscal year of the respective Company on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the property of such Foreign Plan, and for each Foreign Plan which is not funded, the obligations of such Foreign Plan are properly accrued.

Section 3.18         Environmental Matters.  (a)  Except as set forth in Schedule 3.18 and except as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect:

(i)            The Companies and their businesses, operations and Real Property are and in the last six years (or, with respect to any Real Property purchased or leased by a Company during such period, such shorter period in which such Real Property was owned or leased by such Company) have been in substantial compliance with, and the Companies have no liability under, Environmental Law;

(ii)           The Companies have obtained all Environmental Permits required for the conduct of their businesses and operations, and the ownership, operation and use of their property, under Environmental Law, all such Environmental Permits are valid and in good standing and, under the currently effective business plan of the Companies, no expenditures or operational adjustments will be required in order to renew or modify such Environmental Permits during the next five years;

(iii)          There has been no Release or threatened Release of Hazardous Material on, at, under or from any Real Property or facility presently or formerly owned, leased or operated by the Companies or, to the Company’s knowledge, their predecessors in interest that could result in liability by the Companies under Environmental Law;

(iv)          There is no Environmental Claim pending or, to the knowledge of the Companies, threatened against the Companies, or relating to the Real Property currently or formerly owned, leased or operated by the Companies or relating to the operations of the Companies, and there are no actions, activities, circumstances, conditions, events or incidents that could reasonably be expected to form the basis of such an Environmental Claim; and

(v)           To the knowledge of the Companies, no person with an indemnity or contribution obligation to the Companies relating to compliance with or liability under Environmental Law is in default with respect to such obligation.

(b)           Except as set forth in Schedule 3.18 and except as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect:

(i)            No Company is obligated to perform any action or otherwise incur any expense under Environmental Law pursuant to any order, decree, judgment or agreement by which it is bound or has assumed by contract or agreement, and no Company is conducting or financing any Response pursuant to any Environmental Law with respect to any Real Property or any other location, except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

(ii)           No Real Property or facility owned, operated or leased by the Companies and, to the knowledge of the Companies, no Real Property or facility formerly owned, operated or leased by the Companies or any of their predecessors in interest is (i) listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA or (ii) listed on the Comprehensive Environmental Response, Compensation and Liability Information System promulgated pursuant to CERCLA or (iii) included on any similar list maintained by any Governmental Authority including any such list relating to petroleum;

(iii)          No Lien has been recorded or, to the knowledge of any Company, threatened under any Environmental Law with respect to any Real Property or property of the Companies;

(iv)          The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not require any notification, registration, filing, reporting, disclosure, investigation, remediation or cleanup pursuant to any Governmental Real Property Disclosure Requirements or any other Environmental Law; and

(v)           The Companies have made available to the Lenders all material records and files in the possession, custody or control of, or otherwise reasonably available to, the Companies concerning compliance with or liability under Environmental Law, including those concerning the existence of Hazardous Material at Real Property or facilities currently or formerly owned, operated, leased or used by the Companies.

Section 3.19         Insurance.  Schedule 3.19 sets forth a true, complete and correct description of all insurance maintained by each Company as of the Closing Date. All insurance maintained by the Companies is in full force and effect, all premiums have been duly paid and no Company has received notice of violation or cancellation thereof. Each Company has insurance in such amounts and covering such risks and liabilities as are customary for companies of a similar size engaged in similar businesses in similar locations.

Section 3.20         Security Documents.  (a)  The Pledge Agreements are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Collateral and, when (i) financing statements and other filings in appropriate form are filed in the offices specified on Schedule 2 to the Pledge Agreement, (ii) the applicable steps described in the legal opinions of foreign counsel are complied with, and (iii) upon the taking of possession or control by the Collateral Agent of the Collateral with respect to which a security interest may be perfected by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by each Pledge Agreement), the Liens created by the Pledge Agreements shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors thereunder in the Collateral subject to no Liens.

(b)           Each Security Document delivered pursuant to Sections 5.11 and 5.12 will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, all of the Loan Parties’ right, title and interest in and to the Collateral thereunder, and when (i) all appropriate filings or recordings are made in the appropriate offices as may be required under applicable law, (ii) the applicable steps described in the legal opinions of foreign counsel are complied with, and (iii) upon the taking of possession or control by the Collateral Agent of the Collateral with respect to which a security interest may be perfected by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by each Pledge Agreement), such Security Document will constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in such Collateral, in each case subject to no Liens other than the applicable Permitted Liens.

Section 3.21         Anti-Terrorism Law.  (a)  No Loan Party and, to the knowledge of the Loan Parties, none of its Affiliates is in violation of any laws relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, the violation of which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b)           No Loan Party and to the knowledge of the Loan Parties, no Affiliate or broker or other agent of any Loan Party acting or benefiting in any capacity in connection with the Loans is any of the following:

(i)            a person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(ii)           a person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii)          a person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv)          a person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or

(v)           a person that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list.

(c)           No Loan Party and, to the knowledge of the Loan Parties, no broker or other agent of any Loan Party acting in any capacity in connection with the Loans (i) knowingly conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in paragraph (b) above, (ii) knowingly deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) knowingly engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

Section 3.22         Subordination of Senior Subordinated Notes.  The Obligations are “Senior Debt,” the Guaranteed Obligations are “Subsidiary Guarantor Senior Debt” and the Obligations and Guaranteed Obligations are “Designated Senior Debt” (as defined in the Senior Subordinated Note Documents).

ARTICLE IV

CONDITIONS TO CREDIT EXTENSIONS

Section 4.01         Conditions to Initial Credit Extension.  The obligation of each Lender and, if applicable, each L/C Issuer to fund the initial Credit Extension requested to be made by it shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 4.01.

(a)           Loan Documents.  All legal matters incident to this Agreement, the Credit Extensions hereunder and the other Loan Documents shall be satisfactory to the Lenders, to the L/C Issuer and to the Administrative Agent and there shall have been delivered to the Administrative Agent an executed counterpart of each of the Loan Documents.

(b)           Corporate Documents.  The Administrative Agent shall have received:

(i)            a certificate of the secretary or assistant secretary of each Loan Party dated the Closing Date, certifying (A) that attached thereto is a true and complete copy of each Organizational Document of such Loan Party certified (to the extent applicable) as of a recent date by the Secretary of State of the state of its organization, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors or member of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect and (C) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party (together with a certificate of another officer as to the incumbency and specimen signature of the secretary or assistant secretary executing the certificate in this clause (i));

(ii)           a certificate as to the standing or status, as the case may be, of each Loan Party (in so-called “long-form” if available) as of a recent date, from such Secretary of State; and

(iii)          such other documents as the Lenders, the L/C Issuer or the Administrative Agent may reasonably request.

(c)           Officers’ Certificate.  The Administrative Agent shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of Borrower, confirming compliance with the conditions precedent set forth in this Section 4.01 and Sections 4.02(b), (c) and (d).

(d)           Original Agreement.  The (A) repayment of the Loans under the Original Agreement, as described on Schedule A hereto, and (B) payment of fees and expenses in connection with the foregoing shall have been consummated or shall be consummated simultaneously on the Initial Funding Date in each case in accordance with the terms hereof.

(e)           Financial Statements, Pro Forma Balance Sheet; Projections.  The Lenders shall have received and shall be satisfied with the form and substance of the financial statements described in Section 3.04 and with the forecasts of the financial performance of Borrower and its Subsidiaries.

(f)            Indebtedness and Minority Interests.  After giving effect to the Transactions and the other transactions contemplated hereby, no Company shall have outstanding any Indebtedness or preferred stock other than (i) the Loans and Credit Extensions hereunder, (ii) the Senior Subordinated Notes, (iii) the Indebtedness listed on Schedule 6.01(b) and (iv) Indebtedness owed to Borrower or any Subsidiary Guarantor.

(g)           Opinions of Counsel.  The Administrative Agent shall have received, on behalf of itself, the other Agents, the Arrangers, the Lenders and the L/C Issuer, a favorable written opinion of (i) Ice Miller, substantially to the effect set forth in Exhibit K-I, (ii) each local and foreign counsel listed on Schedule 4.01(g), substantially to the effect set forth in Exhibit K-2, in each case (A) dated the Closing Date, (B) addressed to the Agents, the L/C Issuer and the Lenders and (C) covering such other matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request.

(h)           Solvency Certificate.  The Administrative Agent shall have received a solvency certificate in the form of Exhibit L, dated the Closing Date and signed by the chief financial officer of Borrower.

(i)            Requirements of Law.  The Lenders shall be satisfied that Borrower, its Subsidiaries and the Transactions shall be in full compliance with all material Requirements of Law, including Regulations T, U and X of the Board, and shall have received satisfactory evidence of such compliance reasonably requested by them.

(j)            Consents.  The Lenders shall be satisfied that all requisite Governmental Authorities and third parties shall have approved or consented to the Transactions, and there shall be no governmental or judicial action, actual or threatened, that has or would have, singly or in the aggregate, a reasonable likelihood of restraining, preventing or imposing burdensome conditions on the Transactions or the other transactions contemplated hereby.

(k)           Litigation.  There shall be no litigation, public or private, or administrative proceedings, governmental investigation or other legal or regulatory developments, actual or overtly threatened, that, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or could materially and adversely affect the ability of Borrower and the Subsidiaries to fully and timely perform their respective obligations under the Transaction Documents, or the ability of the parties to consummate the financings contemplated hereby or the other Transactions.

(l)            Fees.  The Lenders shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including the legal fees and expenses of McGuireWoods LLP, special counsel to the Administrative Agent, and the fees and expenses of any local counsel, foreign counsel, appraisers, consultants and other advisors to the Administrative Agent) required to be reimbursed or paid by Borrower hereunder or under any other Loan Document.

(m)          Personal Property Requirements.  The Collateral Agent shall have received:

(i)            all certificates representing or evidencing the Collateral accompanied by instruments of transfer and stock powers undated and endorsed in blank;

(ii)           UCC financing statements or amendments to previously filed UCC financing statements, in appropriate form for filing under the UCC and such other documents under applicable Requirements of Law in each jurisdiction as may be necessary or appropriate or, in the opinion of the Collateral Agent, desirable to perfect or continue the perfection of the Liens created, or purported to be created, by the Pledge Agreements;

(iii)          certified copies of UCC, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches, each of a recent date listing all effective financing statements, lien notices or comparable documents that name any Loan Party as debtor and that are filed in those state and county jurisdictions in which any Collateral of any Loan Party is located and the state and county jurisdictions in which any Loan Party is organized or maintains its principal place of business and such other searches that the Collateral Agent deems necessary or appropriate, none of which encumber the Collateral covered or intended to be covered by the Security Documents; and

(iv)          evidence acceptable to the Collateral Agent of payment or arrangements for payment by the Loan Parties of all applicable recording taxes, fees, charges, costs and expenses required for the recording of the Security Documents.

Section 4.02         Conditions to All Credit Extensions.  The obligation of each Lender and each L/C Issuer to make any Credit Extension (including the initial Credit Extension) shall be subject to, and to the satisfaction of, each of the conditions precedent set forth below.

(a)           Notice.  The Administrative Agent shall have received a Loan Notice as required by Section 2.02 (or such notice shall have been deemed given in accordance with Section 2.02) if Loans are being requested or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the L/C Issuer and the Administrative Agent shall have received a notice requesting the issuance, amendment, extension or renewal of such Letter of Credit as required by Section 2.03(b) or, in the case of the Borrowing of a Swing Line Loan, the Swing Line Lender and the Administrative Agent shall have received a Swing Line Loan Notice as required by Section 2.04(b).

(b)           No Default.  Borrower and each other Loan Party shall be in compliance in all material respects with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and, at the time of and immediately after giving effect to such Credit Extension and the application of the proceeds thereof, no Default shall have occurred and be continuing on such date.

(c)           Representations and Warranties.  Each of the representations and warranties made by any Loan Party set forth in Article III hereof or in any other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(d)           No Legal Bar.  No order, judgment or decree of any Governmental Authority shall purport to restrain any Lender from making any Loans to be made by it. No injunction or other restraining order shall have been issued, shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans hereunder.

Each of the delivery of a Loan Notice for a Borrowing (including any notice deemed to have been given in accordance with Section 2.03 and 2.04(c)), Swing Line Loan Notice or notice requesting the issuance, amendment, extension or renewal of a Letter of Credit and the acceptance by Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by Borrower and each other Loan Party that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the conditions contained in this Section 4.02 have been satisfied. Borrower shall provide such information (including calculations in reasonable detail of the covenants in Section 6.10) as the Administrative Agent may reasonably request to confirm that the conditions in this Section 4.02 have been satisfied.

ARTICLE V

AFFIRMATIVE COVENANTS

Each Loan Party warrants, covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, each Loan Party will, and will cause each of its Subsidiaries to:

Section 5.01         Financial Statements, Reports, etc.  Furnish to the Administrative Agent:

(a)           Annual Reports.  As soon as available and in any event within 90 days after the end of each fiscal year (but no later than the date on which Borrower is required to file a Form 10-K under the Exchange Act), (i) the consolidated balance sheet of Borrower as of the end of such fiscal year and related consolidated statements of income, cash flows and stockholders’ equity for such fiscal year, in comparative form with such financial statements as of the end of, and for, the preceding fiscal year, and notes thereto, all prepared in accordance with Regulation S-X and accompanied by an opinion of PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (which opinion shall not be qualified as to scope or contain any going concern qualification), stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Borrower as of the dates and for the periods specified in accordance with GAAP, and (ii) a management’s discussion and analysis of the financial condition and results of operations for such fiscal year, as compared to the previous fiscal year; provided that delivery of the Form 10-K shall satisfy clauses (i) and (ii) above;

(b)           Quarterly Reports.  As soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year (but no later than the date on which Borrower is required to file a Form 10-Q under the Exchange Act), (i) the consolidated balance sheet of Borrower as of the end of such fiscal quarter and related consolidated statements of income and cash flows for such fiscal quarter and for the then elapsed portion of the fiscal year, in comparative form with the consolidated statements of income and cash flows for the comparable periods in the previous fiscal year, and notes thereto, all prepared in accordance with Regulation S-X under the Securities Act and accompanied by a certificate of a Financial Officer stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Borrower as of the date and for the periods specified in accordance with GAAP consistently applied, and on a basis consistent with audited financial statements referred to in clause (a) of this Section 5.01, subject to normal year-end audit adjustments, and (ii) a management’s discussion and analysis of the financial condition and results of operations for such fiscal quarter and the then elapsed portion of the fiscal year, as compared to the comparable periods in the previous fiscal year; provided that delivery of the applicable Form 10-Q shall satisfy clauses (i) and (ii) above;

(c)           Financial Officer’s Certificate.  (i)  Concurrently with any delivery of financial statements under Section 5.01(a) or (b) above, a Compliance Certificate certifying that no Default has occurred or, if such a Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto; and (ii) concurrently with any delivery of financial statements under Section 5.01 (a) or (b) above, a Compliance Certificate setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Sections 6.07(e) and 6.10 (including the aggregate amount of Equity Interests for such period and the uses therefor);

(d)           Public Reports.  Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Company with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to holders of its Indebtedness pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor), as the case may be;

(e)           Management Letters.  Promptly after the receipt thereof by any Company, a copy of any “management letter” received by any such person from its certified public accountants and the management’s responses thereto; and (f) Other Information. Promptly, from time to time, such other information regarding the operations, business affairs and financial condition of any Company, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

Documents required to be delivered pursuant to Sections 5.01(a), (b) or (c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.01, or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender, the L/C Issuer and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that, (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent, the L/C Issuer or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent, the L/C Issuer or such Lender, and (ii) the Borrower shall notify the Administrative Agent, the L/C Issuer and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 5.01(c) to the Administrative Agent.  Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”).  The Borrower hereby agrees that (i) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof (provided, however, that any Borrower Materials filed with the SEC shall be deemed to be marked “Public” without any further action by Borrower); (ii) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arranger, the L/C Issuer and the Lenders to treat the Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent the Borrower Materials constitute Information, they shall be treated as set forth in Section 10.12): (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (iv) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

Section 5.02         Litigation and Other Notices.  Furnish to the Administrative Agent written notice of the following promptly (and, in any event, within three Business Days of the occurrence thereof):

(a)           any Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

(b)           the filing or commencement of any action, suit, litigation or proceeding, whether at law or in equity by or before any Governmental Authority, (i) against any Company or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect or (ii) with respect to any Loan Document;

(c)           any development that has resulted in, or could reasonably be expected to result in a Material Adverse Effect;

(d)           the occurrence of a Casualty Event that could reasonably be expected to result in a Material Adverse Effect; and

(e)           (i) the incurrence of any Lien on, or claim asserted against any of the Collateral or (ii) the occurrence of any other event which could materially affect the value of the Collateral.

Section 5.03         Existence; Businesses and Properties.  (a)   Do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05 or Section 6.06 or, in the case of any Subsidiary, where the failure to perform such obligations, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b)           Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, privileges, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply with all applicable Requirements of Law (including any and all zoning, building, Environmental Law, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Real Property) and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; pay and perform its material obligations under all Leases and Transaction Documents; and at all times maintain, preserve and protect all property material to the conduct of such business and keep such property in good repair, working order and condition (other than wear and tear occurring in the ordinary course of business) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times; provided that nothing in this Section 5.03(b) shall prevent (i) sales of property, consolidations or mergers by or involving any Company in accordance with Section 6.05 or Section 6.06; (ii) the withdrawal by any Company of its qualification as a foreign corporation in any jurisdiction where such withdrawal, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; or (iii) the abandonment by any Company of any rights, franchises, licenses, trademarks, trade names, copyrights or patents that such person reasonably determines are not useful to its business or no longer commercially desirable.

Section 5.04         Insurance.  (a)   Keep its insurable property adequately insured at all times by financially sound and reputable insurers and maintain such other insurance, in each case, to such extent and against such risks as is customary with companies in the same or similar businesses operating in the same or similar locations, including insurance with respect to properties material to the business of the Companies against such casualties and contingencies and of such types and in such amounts with such deductibles as is customary in the case of similar businesses operating in the same or similar locations, including (i) physical hazard insurance on an “all risk” basis, (ii) commercial general liability against claims for bodily injury, death or property damage covering any and all insurable claims, and (iii) worker’s compensation insurance and such other insurance as may be required by any Requirement of Law; provided that with respect to physical hazard insurance, neither the Collateral Agent nor the applicable Company shall agree to the adjustment of any claim in excess of $5.0 million thereunder without the consent of the other (such consent not to be unreasonably withheld or delayed); provided, further, that no consent of any Company shall be required during an Event of Default.

(b)           All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Collateral Agent of written notice thereof, (ii) name the Collateral Agent as additional insured on behalf of the Secured Parties (in the case of liability insurance) or loss payee (in the case of property insurance), as applicable, and (iii) if reasonably requested by the Collateral Agent, include a breach of warranty clause.

Section 5.05         Obligations and Taxes.  (a)   Pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, services, materials and supplies or otherwise that, if unpaid, might give rise to a Lien other than a Permitted Lien upon such properties or any part thereof; provided that such payment and discharge shall not be required with respect to any such obligation, Tax, assessment, charge, levy or claim so long as (x)(i) the validity or amount thereof shall be contested in good faith by appropriate proceedings timely instituted and diligently conducted and the applicable Company shall have set aside on its books adequate reserves or other appropriate provisions with respect thereto in accordance with GAAP and (ii) such contest operates to suspend collection of the contested obligation, Tax, assessment or charge and enforcement of a Lien other than a Permitted Lien or (y) the non-payment of all such obligations, Taxes, assessments, charges, levies or claims in the aggregate could not reasonably be expected to result in a Material Adverse Effect.

(b)           Timely and correctly file all material Tax Returns required to be filed by it.

(c)           Borrower does not intend to treat the Loans as being a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4. In the event Borrower determines to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof.

Section 5.06         Employee Benefits.  (a)  Comply in all material respects with the applicable provisions of ERISA and the Code and (b) furnish to the Administrative Agent (x) as soon as practicable after, and in any event within 5 days after any Responsible Officer of any Company knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of the Companies or any of their ERISA Affiliates in an aggregate amount that could reasonably be expected to have a Material Adverse Effect or the imposition of a Lien, a statement of a Financial Officer of Borrower setting forth details as to such ERISA Event and the action, if any, that the Companies propose to take with respect thereto, and (y) upon request by the Administrative Agent, copies of (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Company or any ERISA Affiliate with the IRS with respect to each Plan; (ii) the most recent actuarial valuation report for each Plan; (iii) all notices received by any Company or any ERISA Affiliate from a Multiemployer Plan sponsor or any governmental agency concerning an ERISA Event; and (iv) such other documents or governmental reports or filings relating to any Plan (or employee benefit plan sponsored or contributed to by any Company) as the Administrative Agent shall reasonably request.

Section 5.07         Maintaining Records; Access to Properties and Inspections; Annual Meetings.  Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law are made of all dealings and transactions in relation to its business and activities. Each Company will permit any representatives designated by the Administrative Agent or any Lender (after consultation with, and subject to coordination of visits by, the Administrative Agent), upon reasonable prior notice, to visit and inspect the financial records and the property of such Company at reasonable times during normal business hours and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances, accounts and condition of any Company with the officers and employees thereof and advisors therefor (including independent accountants); provided that, unless an Event of Default has occurred and is continuing, such rights may only be exercised once per year.

Section 5.08         Use of Proceeds.  Use the proceeds of the Loans only for the purposes set forth in Section 3.12.

Section 5.09         Compliance with Environmental Laws; Environmental Reports.  (a)   Comply, and cause all lessees and other persons occupying Real Property owned, operated or leased by any Company to comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and Real Property; obtain and renew all material

Environmental Permits applicable to its operations and Real Property; and conduct all Responses required by, and in accordance with, Environmental Laws; provided that no Company shall be required to undertake any Response to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

(b)           If a Default caused by reason of a breach of Section 3.18 or Section 5.09(a) shall have occurred and be continuing for more than 20 days without the Companies commencing activities reasonably likely to cure such Default, at the written request of the Administrative Agent or the Required Lenders through the Administrative Agent, provide to the Lenders within 45 days after such request, at the expense of Borrower, an environmental assessment report regarding the matters which are the subject of such Default, including, where appropriate, any soil and/or groundwater sampling, prepared by an environmental consulting firm and, in the form and substance, reasonably acceptable to the Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or Response to address them.

Section 5.10         [Reserved]

Section 5.11         Additional Collateral; Additional Subsidiary Guarantors.  With respect to any person that is or becomes a Wholly-Owned Subsidiary of any Loan Party after the Closing Date, promptly (and in any event within 30 days after such person becomes a Subsidiary) (a) execute and deliver to the Administrative Agent and the Collateral Agent such amendments or supplements to the relevant Pledge Agreements or such other documents as the Administrative Agent or the Collateral Agent shall deem necessary or advisable to grant to the Collateral Agent, for its benefit and for the benefit of the other Secured Parties, a Lien on the Equity Interests of such new Subsidiary (or, in the case of any Foreign Subsidiary, Equity Interests representing 65% of the total voting power of all outstanding Voting Stock of such Subsidiary) subject to no Liens other than Permitted Liens, (b) take all actions necessary to cause such Lien to be duly perfected to the extent required by such Pledge Agreement in accordance with all applicable Requirements of Law, including (i) the delivery to the Collateral Agent of the certificates, if any, representing all of the Equity Interests of such Subsidiary owned by a Loan Party (or, in the case of any Foreign Subsidiary, Equity Interests representing 65% of the total voting power of all outstanding Voting Stock of such Subsidiary), together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Equity Interests, and (ii) the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent, (c) cause each new Subsidiary that is a Domestic Subsidiary to execute a Joinder Agreement or such comparable documentation to become a Subsidiary Guarantor, (d) in the event such new Subsidiary is a Domestic Subsidiary and owns any Equity Interests of another Subsidiary (or at such time as such new Subsidiary that is a Domestic Subsidiary acquires any Equity Interests of another Subsidiary), cause such new Subsidiary to (A) execute a joinder agreement to the applicable Pledge Agreement, substantially in the form annexed thereto or, in the case of a Foreign Subsidiary, execute a pledge agreement compatible with the laws of such Foreign Subsidiary’s jurisdiction in form and substance reasonably satisfactory to the Administrative Agent, and (B) take all actions necessary or advisable in the opinion of the Administrative Agent or the Collateral Agent to cause the Lien created by the applicable Pledge Agreement to be duly perfected to the extent required by such agreement in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent or the Collateral Agent, in each case, subject to the limitations set forth in clause (a) with respect to Foreign Subsidiaries and (e) deliver or cause to be delivered to the

Administrative Agent and the Collateral Agent opinions of counsel in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent as the Administrative Agent and the Collateral Agent shall request regarding the validity, perfection and priority of the Liens on Collateral pursuant to this sentence; provided that Sections 5.11(c) and (d) shall not apply to any new Subsidiary that is an SPE, so long as any such new SPE shall not guarantee any other Indebtedness of the Company or its Subsidiaries.  Nothwithstanding anything to the contrary contained in this Agreement, if, at any time, Adesa Mexico, LLC shall have a net worth equal to or greater than $10.0 million it shall be subject to the requirements of this Section 5.11 as if it had become a new Subsidiary that is a Foreign Subsidiary.

Section 5.12         Security Interests; Further Assurances.  Promptly, upon the reasonable request of the Administrative Agent, the Collateral Agent or any Lender, at Borrower’s expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or otherwise deemed by the Administrative Agent or the Collateral Agent reasonably necessary or desirable for the continued validity, perfection and priority of the Liens on the Collateral covered thereby subject to no Liens, or obtain any consents or waivers as may be necessary or appropriate in connection therewith. Deliver or cause to be delivered to the Administrative Agent and the Collateral Agent from time to time such other documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent as the Administrative Agent and the Collateral Agent shall reasonably deem necessary to perfect or maintain the Liens on the Collateral pursuant to the Security Documents. Upon the exercise by the Administrative Agent, the Collateral Agent or any Lender of any power, right, privilege or remedy pursuant to any Loan Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority execute and deliver all applications, certifications, instruments and other documents and papers that the Administrative Agent, the Collateral Agent or such Lender may reasonably require.

Section 5.13         Information Regarding Collateral.  Except as described on Schedule 5.13, not effect any change (i) in any Loan Party’s legal name, (ii) in the location of any Loan Party’s chief executive office, (iii) in any Loan Party’s identity or organizational structure, (iv) in any Loan Party’s Federal Taxpayer Identification Number or organizational identification number, if any, or (v) in any Loan Party’s jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), until (A) it shall have given the Collateral Agent and the Administrative Agent not less than 30 days’ prior written notice (in the form of an Officers’ Certificate), or such lesser notice period agreed to by the Collateral Agent, of its intention so to do, clearly describing such change and providing such other information in connection therewith as the Collateral Agent or the Administrative Agent may reasonably request and (B) it shall have taken all action reasonably satisfactory to the Collateral Agent to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral, if applicable. Each Loan Party agrees to promptly provide the Collateral Agent with certified Organizational Documents reflecting any of the changes described in the preceding sentence.

ARTICLE VI

NEGATIVE COVENANTS

Each Loan Party warrants, covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, no Loan Party will, nor will they cause or permit any Subsidiaries to:

Section 6.01         Indebtedness.  Incur, create, assume or permit to exist, directly or indirectly, any Indebtedness, except

(a)           Indebtedness incurred under this Agreement and the other Loan Documents;

(b)           (i) Indebtedness outstanding on the Closing Date and listed on Schedule 6.01(b), (ii) the Senior Subordinated Notes and Senior Subordinated Note Guarantees (including any notes and guarantees issued in exchange therefor in accordance with the registration rights document entered into in connection with the issuance of the Senior Subordinated Notes and Senior Subordinated Note Guarantees) and (iii) refinancings or renewals thereof; provided that (A) any such refinancing Indebtedness is in an aggregate principal amount not greater than the aggregate principal amount of the Indebtedness being renewed or refinanced, plus the amount of any premiums required to be paid thereon and reasonable fees and expenses associated therewith, (B) such refinancing Indebtedness has a later or equal final maturity and longer or equal weighted average life than the Indebtedness being renewed or refinanced and (C) if such Indebtedness being renewed or refinanced is subordinated Indebtedness, the refinancing Indebtedness shall be at least as subordinate as the Indebtedness being refinanced;

(c)           Indebtedness under Hedging Obligations that are designed to protect against fluctuations in interest rates, foreign currency exchange rates or commodity prices, in each case not entered into for speculative purposes; provided that if such Hedging Obligations relate to interest rates, (a) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by the Loan Documents and (b) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;

(d)           Indebtedness permitted by Section 6.04(f);

(e)           Indebtedness in respect of Purchase Money Obligations and Capital Lease Obligations, and refinancings or renewals thereof;

(f)            Indebtedness incurred by Foreign Subsidiaries and/or Non-Guarantor Subsidiaries in an aggregate amount not to exceed $50.0 million at any time outstanding;

(g)           Indebtedness in respect of bid, performance or surety bonds, appeal bonds or replevin bonds issued for the account of any Company in the ordinary course of business, including guarantees or obligations of any Company with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

(h)           Contingent Obligations of any Loan Party in respect of Indebtedness otherwise permitted under this Section 6.01;

(i)            Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

(j)            Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(k)           unsecured subordinated Indebtedness of any Company, subordinated to the Loans on terms and conditions reasonably satisfactory to the Administrative Agent;

(l)            Indebtedness of any person assumed in connection with the acquisition of such person permitted under Section 6.07 if such person becomes a Loan Party after the date hereof and extensions, renewals or replacements of any such Indebtedness that do not increase the principal amount thereof; provided, that such Indebtedness exists at the time such person becomes a Loan Party and was not created in connection with or in anticipation of such acquisition; provided, further, that such Indebtedness in the aggregate does not exceed $25.0 million;

(m)          Indebtedness consisting of customary purchase price adjustments, earn-outs, indemnification obligations and similar items of the Loan Parties in connection with Permitted Acquisitions and permitted Asset Sales;

(n)           Indebtedness pursuant to the Receivables Purchase Agreement facility, the Purchase and Sale Agreement and documents and transactions related thereto or pursuant to a receivables purchase agreement in connection with a future SPE; provided that the aggregate principal amount shall not exceed $600 million outstanding at any time in the case of the Receivables Purchase Agreement facility or an aggregate of $150.0 million outstanding at any time in the case of all future SPEs;

(o)           other Indebtedness of any Company in an aggregate principal amount not to exceed $75.0 million;

(p)           Indebtedness in respect of judgments or awards (i) which have been in force for less than the applicable appeal period and for which such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or (ii) are being contested in good faith by appropriate proceedings timely instituted and diligently conducted by the applicable Company; and

(q)           $15.0 million (or the Canadian equivalent) of Indebtedness under letters of credit issued to support Borrower’s or its Subsidiaries’ Canadian operations.

Section 6.02         Liens. Create, incur, assume or permit to exist, directly or indirectly, any Lien on any property now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except the following (collectively, the “Permitted Liens”):

(a)           inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or delinquent and Liens for taxes, assessments or governmental charges or levies, which are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien;

(b)           Liens in respect of property of any Company imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, suppliers’, repairmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business, and (i) which do not in the aggregate materially detract from the value of the property of the Companies, taken as a whole, and do not materially impair the use thereof in the operation of the business of the Companies, taken as a whole and (ii) which, if they secure obligations that are then due and unpaid, are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien;

(c)           any Lien in existence on the Closing Date and set forth on Schedule 6.02(c) and any Lien granted as a replacement or substitute therefor; provided that any such replacement or substitute Lien (i) except as permitted by Section 6.01(b)(iii)(A), does not secure an aggregate amount of Indebtedness, if any, greater than that secured on the Closing Date and (ii) does not encumber any property other than the property subject thereto on the Closing Date (any such Lien, an “Existing Lien”);

(d)           easements, rights-of-way, restrictions (including zoning restrictions), covenants, licenses, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies on or with respect to any Real Property, in each case whether now or hereafter in existence, not (i) securing Indebtedness, (ii) individually or in the aggregate materially impairing the value of such Real Property or (iii) individually or in the aggregate materially interfering with the ordinary conduct of the business of the Companies at such Real Property;

(e)           Liens arising out of judgments, attachments or awards not resulting in a Default and in respect of which such Company shall in good faith be prosecuting an appeal or proceedings for review in respect of which adequate reserves are being maintained in accordance with GAAP;

(f)            Liens (other than any Lien imposed by ERISA) (x) imposed by law or deposits made in connection therewith in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security legislation, (y) incurred in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (z) arising by virtue of deposits made in the ordinary course of business or deposits made in connection therewith to secure liability for premiums to insurance carriers; provided that (i) with respect to clauses (x), (y) and (z) of this paragraph (f), such Liens are for amounts not yet due and payable or delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings for orders entered in connection with such proceedings have the effect of preventing the forfeiture or sale of the property subject to any such Lien and (ii) to the extent such Liens are not imposed by law, such Liens shall in no event encumber any property other than cash and Cash Equivalents;

(g)           Leases or subleases of the properties of any Company, in each case entered into in the ordinary course of such Company’s business so long as such Leases or subleases do not, individually or in the aggregate, (i) interfere in any material respect with the ordinary conduct of the business of any Company or (ii) materially impair the use (for its intended purposes) or the value of the property subject thereto;

(h)           Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by any Company in the ordinary course of business in accordance with the past practices of such Company;

(i)            Liens securing Indebtedness incurred pursuant to Section 6.01(e); provided that any such Liens attach only to the property being financed pursuant to such Indebtedness and do not encumber any other property of any Company;

(j)            bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by any Company (including any restriction on the use of such cash and Cash Equivalents), in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that, unless such Liens are non-consensual and arise by operation of law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(k)           Liens on property existing on any property or asset prior to the acquisition thereof by any Company or on any property of a person existing at the time such person is acquired or merged with or into or consolidated with any Company to the extent permitted hereunder (and not created in anticipation or contemplation thereof); provided that such Liens do not extend to property not subject to such Liens at the time of acquisition (other than improvements thereon) and are no more favorable to the lienholders than such existing Lien;

(l)            Liens granted pursuant to the Security Documents to secure the Obligations;

(m)          licenses of Intellectual Property granted by any Company in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Companies;

(n)           interests of lessors in leased property, including the filing of UCC financing statements solely as a precautionary measure in connection with operating leases or consignment of goods;

(o)           Liens securing Indebtedness incurred pursuant to Section 6.01(f); provided that (i) such Liens do not extend to, or encumber, property which constitutes Collateral and

(ii) such Liens extend only to the property (or Equity Interests) of the Foreign Subsidiary incurring such Indebtedness;

(p)           Liens incurred in the ordinary course of business of any Company with respect to obligations that do not in the aggregate exceed $10.0 million at any time outstanding;

(q)           Liens incurred in the ordinary course of business in connection with the purchase or shipping of goods or assets on the related assets and proceeds thereof in favor of the seller or shipper of such goods or assets;

(r)            Liens on cash earnest money deposits in connection with Permitted Acquisitions in an aggregate amount not to exceed $5.0 million at any time outstanding; and

(s)           Liens on receivables and related assets sold to AFC Funding Corporation granted under the Receivables Purchase Agreement or the Purchase and Sale Agreement and documents and transactions related thereto, including without limitation, the sale of receivables from Automotive Finance Corporation to AFC Funding Corporation pursuant to the Receivables Purchase Agreement, or under a receivables purchase agreement in connection with a future SPE;

provided, however, that no consensual Liens shall be permitted to exist, directly or indirectly, on any Collateral, other than Liens granted pursuant to the Security Documents.

Section 6.03         Sale and Leaseback Transactions.  Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a “Sale and Leaseback Transaction”) unless (i) the sale of such property is permitted by Section 6.06 and (ii) any Liens arising in connection with its use of such property are permitted by Section 6.02.

Section 6.04         Investment, Loan and Advances. Directly or indirectly, lend money or credit (by way of guarantee or otherwise) or make advances to any person, or purchase or acquire any stock, bonds, notes, debentures or other obligations or securities of, or any other interest in, or make any capital contribution to, any other person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract (all of the foregoing, collectively, “Investments”), except that the following shall be permitted:

(a)           the Companies may consummate the Transactions in accordance with the provisions of the Transaction Documents;

(b)           Investments outstanding on the Closing Date and identified on Schedule 6.04(b);

(c)           the Companies may (i) acquire and hold accounts receivables owing to any of them if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms, (ii) invest in, acquire and hold cash and Cash Equivalents, (iii) endorse negotiable instruments held for collection in the ordinary course of business or (iv) make lease, utility and other deposits in the ordinary course of business;

(d)           Hedging Obligations incurred pursuant to Section 6.01(c);

(e)           loans and advances to directors, employees and officers of Borrower and the Subsidiaries for bona fide business purposes, in aggregate amount not to exceed $10.0 million at any time outstanding; provided that no loans in violation of Section 402 of the Sarbanes-Oxley Act shall be permitted hereunder;

(f)            Investments (i) by Borrower in any Subsidiary Guarantor, (ii) by any Company in Borrower or any Subsidiary Guarantor, (iii) by a Subsidiary Guarantor in another Subsidiary Guarantor and (iv) by a Subsidiary that is not a Subsidiary Guarantor in any other Subsidiary that is not a Subsidiary Guarantor;

(g)           Investments in securities of trade creditors or customers in the ordinary course of business and consistent with such Company’s past practices that are received in settlement of bona fide disputes or pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(h)           Investments made or received by Borrower or any Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with Section 6.06;

(i)            other Investments in an aggregate amount not to exceed $75.0 million at any time outstanding;

(j)            acquisitions in compliance with Section 6.07;

(k)           Contingent Obligations permitted by Section 6.01;

(l)            Contingent Obligations in respect of customary indemnification and purchase price adjustment obligations of any Loan Party incurred in connection with Asset Sales permitted by Section 6.06;

(m)          Investments constituting short-term inventory-secured financings made by Automotive Finance Corporation, Automotive Finance Canada, Inc or by future SPEs;

(n)           purchase of receivables by AFC Funding Corporation from Automotive Finance Corporation pursuant to the Receivables Purchase Agreement or pursuant to a receivables purchase agreement entered into by future SPEs;

(o)           letters of credit issued to support customer obligations naming a Company as the beneficiary;

(p)           intercompany loans between a Non-Guarantor Subsidiary and Borrower or a Subsidiary Guarantor in connection with Borrower’s U.S. federal tax planning in the ordinary course of business;

(q)           Investments in new Foreign Subsidiaries owned by Domestic Subsidiaries in an amount not to exceed $25.0 million; provided that the applicable Company complies with Section 5.11;

(r)            purchases of Senior Subordinated Notes in accordance with Section 6.11(a) in an aggregate amount not to exceed $25.0 million; and

(s)           continuing obligations of Borrower under the Second Amended and Restated Performance Guaranty, dated as of June 15, 2004, as amended, restated, replaced, supplemented or otherwise modified to the date of this Agreement, by and among Borrower, Fairway Finance Company, LLC (“Fairway”) and such other parties as may become party to the Receivables Purchase Agreement, Harris Nesbitt Corp., as agent for the purchasers and as a purchaser agent for Fairway, XL Capital Assurance, Inc. and each program support provider, and as further amended, restated, replaced, supplemented or otherwise modified after the date of this Agreement in a manner not materially adverse to the Lenders.

Section 6.05         Mergers and Consolidations.  Wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation (or agree to do any of the foregoing at any future time), except that the following shall be permitted:

(a)           Asset Sales in compliance with Section 6.06;

(b)           acquisitions in compliance with Section 6.07;

(c)           any Company may merge or consolidate with or into Borrower or any Subsidiary Guarantor (as long as Borrower or a Subsidiary Guarantor is the surviving person in such merger or consolidation and such Subsidiary Guarantor remains a Wholly Owned Subsidiary of Borrower); provided that the Lien on and security interest in such property granted or to be granted in favor of the Collateral Agent under the Security Documents shall be maintained or created in accordance with the provisions of Section 5.11 or Section 5.12, as applicable;

(d)           any Non-Guarantor Subsidiary may merge or consolidate with any Non-Guarantor Subsidiary; and

(e)           any Subsidiary may dissolve, liquidate or wind up its affairs at any time; provided that such dissolution, liquidation or winding up, as applicable, could not reasonably be expected to have a Material Adverse Effect.

Section 6.06         Asset Sales.  Effect any Asset Sale, or agree to effect any Asset Sale, except that the following shall be permitted:

(a)           disposition of used, worn out, obsolete or surplus property by any Loan Party in the ordinary course of business and the abandonment or other disposition of Intellectual Property that is, in the reasonable judgment of Borrower, no longer economically practicable to maintain or useful in the conduct of the business of the Companies taken as a whole;

(b)           Asset Sales for fair value; provided that the aggregate consideration received in respect of all Asset Sales pursuant to this clause (b) shall not exceed $25.0 million in any four consecutive fiscal quarters of Borrower, but, in any event, shall not exceed $5.0 million with respect to any single Asset Sale;

(c)           leases or subleases of real or personal property in the ordinary course of business and in accordance with the applicable Security Documents;

(d)           mergers and consolidations in compliance with Section 6.05;

(e)           Investments in compliance with Section 6.04;

(f)            Asset Sales as the result of any Casualty Event;

(g)           Asset Sales from Borrower to any Subsidiary Guarantor, from any Subsidiary Guarantor to another Subsidiary Guarantor or from any Non-Guarantor Subsidiary to another Non-Guarantor Subsidiary;

(h)           provided that no Default or Event of Default shall then exist and be continuing, sales of Canadian receivables; provided that 100% of the Net Cash Proceeds will be applied to make prepayments of Loans in accordance with Section 2.05(c) and (d); and

(i)            the sale of all of the Equity Interests or assets of a Subsidiary to be later identified by the Borrower (such Subsidiary to be approved by the Administrative Agent, provided that such approval shall not to be unreasonably withheld or delayed), for consideration not to exceed $10.0 million.

Section 6.07         Acquisitions.  Purchase or otherwise acquire (in one or a series of related transactions) any part of the property (whether tangible or intangible) of any person (or agree to do any of the foregoing at any future time), except that the following shall be permitted:

(a)           Capital Expenditures by Borrower and the Subsidiaries;

(b)           purchases and other acquisitions, including licenses, of inventory, materials, equipment and intangible property in the ordinary course of business;

(c)           Investments in compliance with Section 6.04;

(d)           leases or subleases of real or personal property in the ordinary course of business and in accordance with the applicable Security Documents;

(e)           Permitted Acquisitions; and

(f)            mergers and consolidations in compliance with Section 6.05.

provided that the Lien on and security interest in such property granted or to be granted in favor of the Collateral Agent under the Security Documents shall be maintained or created in accordance with the provisions of Section 5.11 or Section 5.12, as applicable.

Section 6.08         Dividends.  Authorize, declare or pay, directly or indirectly, any Dividends with respect to any Company, except that the following shall be permitted:

(a)           Dividends by any Subsidiary to Borrower or any Subsidiary Guarantor that is a Wholly Owned Subsidiary of Borrower (or, if such Subsidiary is not a Wholly Owned Subsidiary, Dividends made to such Subsidiary on a pro rata basis to the other equityholders of such Subsidiary);

(b)           provided that no Event of Default shall then exist and be continuing or would exist after giving effect thereto, cash Dividends;

(c)           provided that no Event of Default shall then exist and be continuing or would exist after giving effect thereto, repurchases by Borrower of its capital stock for aggregate consideration not to exceed $50.0 million per year (with unused amounts permitted to be carried forward) and $200.0 million in the aggregate;

(d)           payments to Borrower to permit Borrower, and the subsequent use of such payments by Borrower, to repurchase or redeem Qualified Capital Stock (or options therefor) of Borrower held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) of any Company, upon their death, disability, retirement, severance or termination of employment or service or as otherwise required by any stock option plan; provided that the aggregate cash consideration paid for all such redemptions and payments shall not exceed, in any fiscal year, the sum of (x) $5.0 million (and up to 50% of such $5.0 million not used in any fiscal year may be carried forward to the next succeeding (but no other) fiscal year), plus (y) the amount of any Net Cash Proceeds received by or contributed to Borrower from the issuance and sale since the issue date of Qualified Capital Stock of Borrower to officers, directors or employees of any Company that have not been used to make any repurchases, redemptions or payments under this clause (d), plus (z) the net cash proceeds of any “key-man” life insurance policies of any Company that have not been used to make any repurchases, redemptions or payments under this clause (d); and

(e)           Dividends by any Non-Guarantor Subsidiary to any other Non-Guarantor Subsidiary.

Section 6.09         Transactions with Affiliates.  Enter into, directly or indirectly, any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of any Company (other than between or among Borrower and one or more Subsidiary Guarantors or between any Non-Guarantor Subsidiary and another Non-Guarantor Subsidiary), other than on terms and conditions at least as favorable to such Company as would reasonably be obtained by such Company at that time in a comparable arm’s-length transaction with a person other than an Affiliate, except that the following shall be permitted:

(a)           Dividends permitted by Section 6.08;

(b)           Investments permitted by Sections 6.04(e) and (f);

(c)           reasonable and customary director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements, in each case approved by the Board of Directors;

(d)           transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods and services, in each case in the ordinary course of business and otherwise not prohibited by the Loan Documents;

(e)           transactions expressly described in the agreements listed on Schedule 6.09;

(f)            sales of Qualified Capital Stock to Affiliates of Borrower not otherwise prohibited by the Loan Documents and the granting of registration and other customary rights in connection therewith;

(g)           any transaction with an Affiliate where the only consideration paid by any Loan Party is Qualified Capital Stock; and

(h)           the Transactions as contemplated by the Transaction Documents.

Section 6.10         Financial Covenants.

(a)           Maximum Total Leverage Ratio.  Permit the Total Leverage Ratio, on the last day of any Test Period, beginning with the Test Period ending March 31, 2005, to exceed 3.25 to 1.0.

(b)           Minimum Interest Coverage Ratio.  Permit the Consolidated Interest Coverage Ratio, on the last day of any Test Period, beginning with the Test Period ending March 31, 2005, to be less than 3.0 to 1.0.

(c)           Minimum Fixed Charge Coverage Ratio.  Permit the Consolidated Fixed Charge Coverage Ratio, on the last day of any Test Period, beginning with the Test Period ending March 31,2005, to be less than 1.05 to 1.0.

Section 6.11         Prepayments of Other Indebtedness; Modifications of Organizational Documents and Other Documents, etc.  Directly or indirectly:

(a)           make (or give any notice in respect thereof) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of, any Indebtedness outstanding under the Senior Subordinated Notes or any other Subordinated Indebtedness, except (i) in connection with a refinancing expressly permitted by Section 6.01(b) or (ii) provided that no Event of Default shall then exist and be continuing, in connection with a repurchase of Senior Subordinated Notes by Borrower in an aggregate principal amount not to exceed $25.0 million;

(b)           amend or modify, or permit the amendment or modification of, any provision of any Transaction Document in any manner that is adverse in any material respect to the interests of the Lenders;

(c)           terminate, amend, modify (including electing to treat any Pledged Interests (as defined in the Pledge Agreements) as a “security” under Section 8-103 of the UCC) or change any of its Organizational Documents (including by the filing or modification of any certificate of designation) or any agreement to which it is a party with respect to its Equity Interests (including any stockholders’ agreement), or enter into any new agreement with respect to its Equity Interests, other than any such amendments, modifications or changes or such new agreements which are not adverse in any material respect to the interests of the Lenders; provided that Borrower may issue such Equity Interests, so long as such issuance is not prohibited by any provision of this Agreement, and may amend its Organizational Documents to authorize any such Equity Interests; or

(d)           cause or permit any other obligation (other than the Obligations and the Guaranteed Obligations) to constitute Designated Senior Debt (as defined in the Senior Subordinated Note Documents).

Section 6.12         Limitation on Certain Restrictions on Subsidiaries.  Directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by Borrower or any Subsidiary, or pay any Indebtedness owed to Borrower or a Subsidiary, (b) make loans or advances to Borrower or any Subsidiary or (c) transfer any of its properties to Borrower or any Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) applicable law; (ii) this Agreement and the other Loan Documents; (iii) the Senior Subordinated Note Documents as in effect on the Initial Funding Date; (iv) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of a Subsidiary; (v) customary provisions restricting assignment of any agreement entered into by a Subsidiary in the ordinary course of business; (vi) any holder of a Lien permitted by Section 6.02 restricting the transfer of the property subject thereto; (vii) customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 6.06 pending the consummation of such sale; (viii) any agreement in effect at the time such Subsidiary becomes a Subsidiary of Borrower, so long as such agreement was not entered into in connection with or in contemplation of such person becoming a Subsidiary of Borrower; (ix) in the case of any joint venture which is not a Loan Party in respect of any matters referred to in clauses (b) and (c) above, restrictions in such person’s Organizational Documents or pursuant to any joint venture agreement or stockholders agreements solely to the extent of the Equity Interests of or property held in the subject joint venture or other entity; (x) restrictions included in the Receivables Purchase Agreement or (xi) any encumbrances or restrictions imposed by any amendments or refinancings that are otherwise permitted by the Loan Documents of the contracts, instruments or obligations referred to in clauses (iii) or (viii) above; provided that such amendments or refinancings are no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing.

Section 6.13         Limitation on Creation of Subsidiaries.  Establish, create or acquire any additional Subsidiaries without the prior written consent of the Required Lenders; provided that, without such consent, Borrower may (i) establish or create one or more Wholly Owned Subsidiaries of Borrower, (ii) establish, create or acquire one or more Subsidiaries in connection with an Investment made pursuant to Section 6.04(f) or 6.04(i) or (iii) acquire one or more Subsidiaries in connection with a Permitted Acquisition, so long as, in each case, Section 5.11 shall be complied with.

Section 6.14         Business.  With respect to Borrower and the Subsidiaries, engage (directly or indirectly) in any business other than those businesses in which Borrower and its Subsidiaries are engaged on the Closing Date as described in the Confidential Information Memorandum (or, in the good faith judgment of the Board of Directors, which are reasonably related thereto or are reasonable extensions thereof).

Section 6.15         Limitation on Accounting Changes.  Make or permit any change in accounting policies or reporting practices, without the consent of the Required Lenders, which consent shall not be unreasonably withheld, except changes that are required by GAAP.

Section 6.16         Fiscal Year.  Change its fiscal year-end to a date other than December 31.

Section 6.17         No Further Negative Pledge.  Enter into any agreement, instrument, deed or lease which prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of their respective properties or revenues, whether now owned or hereafter acquired, or which requires the grant of any security for an obligation if security is granted for another obligation, except the following:  (1) this Agreement and the other Loan Documents; (2) covenants in documents creating Liens permitted by Section 6.02 prohibiting further Liens on the properties encumbered thereby; (3) the Senior Subordinated Note Documents as in effect on the Initial Funding Date; (4) any other agreement that does not restrict in any manner (directly or indirectly) Liens created pursuant to the Loan Documents on any Collateral securing the Obligations and does not require the direct or indirect granting of any Lien securing any Indebtedness or other obligation by virtue of the granting of Liens on or pledge of property of any Loan Party to secure the Obligations; (5) the Receivables Purchase Agreement; and (6) any prohibition or limitation that (a) exists pursuant to applicable law, (b) consists of customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 6.06 pending the consummation of such sale, (c) restricts subletting or assignment of any lease governing a leasehold interest of Borrower or a Subsidiary, (d) exists in any agreement in effect at the time such Subsidiary becomes a Subsidiary of Borrower, so long as such agreement was not entered into in contemplation of such person becoming a Subsidiary or (e) is imposed by any amendments or refinancings that are otherwise permitted by the Loan Documents of the contracts, instruments or obligations referred to in clause (3) or (5)(e); provided that such amendments and refinancings are no more materially restrictive with respect to such prohibitions and limitations than those prior to such amendment or refinancing.

Section 6.18         Anti-Terrorism Law; Anti-Money Laundering. (a)  Directly or indirectly, (i) knowingly conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in Section 3.21, (ii) knowingly deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, or (iii) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and the Loan Parties shall deliver to the Lenders any certification or other evidence requested from time to time by any Lender in its reasonable discretion, confirming the Loan Parties’ compliance with this Section 6.18).

(b)           Cause or permit any of the funds of such Loan Party that are used to repay the Loans to be derived from any unlawful activity with the result that the making of the Loans would be in violation of law.

Section 6.19         Embargoed Person.  Cause or permit (a) any of the funds or properties of the Loan Parties that are used to repay the Loans to constitute property of, or be beneficially owned directly or indirectly by, any person subject to sanctions or trade restrictions under United States law (“Embargoed Person” or “Embargoed Persons”) that is identified on (1) the “List of Specially Designated Nationals and Blocked Persons” (the “SDN List”) maintained by OFAC and/or on any other similar list (“Other List”) maintained by OFAC pursuant to any authorizing statute including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any

Executive Order or regulation promulgated thereunder, with the result that the investment in the Loan Parties (whether directly or indirectly) is prohibited by law, or the Loans made by the Lenders would be in violation of law, or (2) the Executive Order, any related enabling legislation or any other similar Executive Orders (collectively, “Executive Orders”), or (b) any Embargoed Person to have any direct or indirect interest, of any nature whatsoever in the Loan Parties, with the result that the investment in the Loan Parties (whether directly or indirectly) is prohibited by law or the Loans are in violation of law.

ARTICLE VII

GUARANTEE

Section 7.01         The Guarantee.  The Subsidiary Guarantors hereby, jointly and severally guarantee, as a primary obligor and not as a surety to each Secured Party and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of the Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code) on the Loans made by the Lenders to, and the Notes held by each Lender of, Borrower, and all other Obligations from time to time owing to the Secured Parties by any Loan Party under any Loan Document in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”).  The Subsidiary Guarantors hereby jointly and severally agree that if Borrower or other Subsidiary Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

Section 7.02         Obligations Unconditional.  The obligations of the Subsidiary Guarantors under Section 7.01 shall constitute a guaranty of payment and to the fullest extent permitted by applicable law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of Borrower under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Subsidiary Guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(a)           at any time or from time to time, without notice to the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(b)           any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;

(c)           the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(d)           any Lien or security interest granted to, or in favor of, L/C Issuer or any Lender or Agent as security for any of the Guaranteed Obligations shall fail to be perfected; or

(e)           the release of any other Subsidiary Guarantor pursuant to Section 7.09.

The Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against Borrower under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Subsidiary Guarantors waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between Borrower and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Secured Parties, and the obligations and liabilities of the Subsidiary Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against Borrower or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Subsidiary Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

Section 7.03         Reinstatement.  The obligations of the Subsidiary Guarantors under this Article VII shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Borrower or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

Section 7.04         Subrogation; Subordination.  Each Subsidiary Guarantor hereby agrees that until the indefeasible payment and satisfaction in full in cash of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 7.01, whether by subrogation or otherwise, against Borrower or any other Subsidiary Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. Any Indebtedness of any Loan Party permitted pursuant to Section 6.01(d) shall be subordinated to such Loan Party’s Obligations in the manner set forth in the Intercompany Note evidencing such Indebtedness.

Section 7.05         Remedies.  The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors and the Lenders, the obligations of Borrower under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Article VIII (and shall be deemed to have become automatically due and payable in the circumstances provided in said Article VIII) for purposes of Section 7.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by Borrower) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of Section 7.01.

Section 7.06         Instrument for the Payment of Money.  Each Subsidiary Guarantor hereby acknowledges that the guarantee in this Article VII constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

Section 7.07         Continuing Guarantee.  The guarantee in this Article VII is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.

Section 7.08         General Limitation on Guarantee Obligations.  In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under Section 7.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 7.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Loan Party or any other person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

Section 7.09         Release of Subsidiary Guarantors.  If, in compliance with the terms and provisions of the Loan Documents, all or substantially all of the Equity Interests or property of any Subsidiary Guarantor are sold or otherwise transferred (a “Transferred Guarantor”) to a person or persons, none of which is Borrower or a Subsidiary, such Transferred Guarantor shall, upon the consummation of such sale or transfer, be released from its obligations under this Agreement (including under Section 10.03 hereof) and its obligations to pledge and grant any Collateral owned by it pursuant to any Security Document and, in the case of a sale of all or substantially all of the Equity Interests of the Transferred Guarantor, the pledge of such Equity Interests to the Collateral Agent pursuant to the Pledge Agreements shall be released, and the Collateral Agent shall take such actions as are necessary to effect each release described in this Section 7.09 in accordance with the relevant provisions of the Security Documents.

Section 7.10         No Proceedings.  Each of Borrower, the Lenders (in their capacity under this Agreement), and the Agents (in their capacity under this Agreement) hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, AFC Funding Corporation, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after which no obligation shall be outstanding under the Receivables Purchase Agreement. Notwithstanding anything in this Agreement to the contrary, the parties to the Receivables Purchase Agreement are third party beneficiaries to this Section 7.10 and it shall not be amended or waived without the consent of all such parties.

ARTICLE VIII

EVENTS OF DEFAULT

Section 8.01         Events of Default.  Upon the occurrence and during the continuance of the following events (“Events of Default”):

(a)           default shall be made in the payment of any principal of any Loan or any Unreimbursed Amount when and as the same shall become due and payable, whether at the due date thereof (including a Term Loan Repayment Date) or at a date fixed for prepayment (whether voluntary or mandatory) thereof or by acceleration thereof or otherwise;

(b)           default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in paragraph (a) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

(c)           any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings or issuances of Letters of Credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

(d)           default shall be made in the due observance or performance by any Loan Party or Canadian Company of any covenant, condition or agreement contained in Section 5.02, 5.03(a) or 5.08 or in Article VI;

(e)           default shall be made in the due observance or performance by any Loan Party or Canadian Company of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraphs (a), (b) or (d) immediately above) and such default shall continue unremedied or shall not be waived for a period of 30 days after written notice thereof from the Administrative Agent or any Lender to Borrower;

(f)            any Loan Party or Canadian Company shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness (other than the Obligations), when and as the same shall become due and payable beyond any applicable grace period, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee or other representative on its or their behalf (after giving effect to any applicable grace period) to cause, such Indebtedness to become due prior to its stated maturity or become subject to a mandatory offer purchase by the obligor; provided that it shall not constitute an Event of Default pursuant to this paragraph (f) unless the aggregate amount of all such Indebtedness referred to in clauses (i) and (ii) exceeds $15.0 million at any one time;

(g)           an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Loan Party or Canadian Company, or of a substantial part of the property of any Loan Party or Canadian Company, under Title 11 of the Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or Canadian Company or for a substantial part of the property of any Loan Party or Canadian Company; or (iii) the winding-up or liquidation of any Loan Party or Canadian Company; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h)           any Loan Party or Canadian Company shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (g) above; (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or Canadian Company or for a substantial part of the property of any Loan Party or Canadian Company; (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding; (v) make a general assignment for the benefit of creditors; (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due; (vii) take any action for the purpose of effecting any of the foregoing; or (viii) wind up or liquidate;

(i)            one or more judgments, orders or decrees for the payment of money in an aggregate amount in excess of $10.0 million shall be rendered against any Loan Party or Canadian Company or any combination thereof and the same shall remain undischarged, unvacated or unbonded for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon properties of any Loan Party or Canadian Company to enforce any such judgment;

(j)            one or more ERISA Events or terminations, withdrawals or events of noncompliance with applicable law or plan terms with respect to Foreign Plans shall have occurred that when taken together with all other such ERISA Events and terminations, withdrawals and events of noncompliance with respect to Foreign Plans that have occurred, could reasonably be expected to result in liability of any Company and its ERISA Affiliates in an aggregate amount exceeding $10.0 million or the imposition of a Lien on any properties of any Company;

(k)           any security interest and Lien purported to be created by any Security Document shall cease to be in full force and effect, or shall cease to give the Collateral Agent, for the benefit of the Secured Parties, the Liens, rights, powers and privileges purported to be created and granted under such Security Documents (including a perfected first priority security interest in and

Lien on, all of the Collateral thereunder (except as otherwise expressly provided in such Security Document)) in favor of the Collateral Agent, or shall be asserted by Borrower or any other Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in or Lien on the Collateral covered thereby;

(l)            any Loan Document or any material provisions thereof shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by any Loan Party or any other person, or by any Governmental Authority, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or any Loan Party shall repudiate or deny any portion of its liability or obligation for the Obligations;

(m)          there shall have occurred a Change in Control; or

(n)           there shall have occurred the termination of, or the receipt by any Loan Party of notice of the termination of, or the occurrence of any event or condition which would, after giving effect to any cure period thereunder, constitute an event of default under or permit the termination of, the Receivables Purchase Agreement;

then, and in every such event (other than an event with respect to Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to Borrower, take any or all of the following actions, at the same or different times:  (i) terminate forthwith the Commitments, (ii) declare the Loans and Unreimbursed Amounts then outstanding to be forthwith due and payable in whole or in part, and (iii) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Revolving Amount thereof), whereupon the principal of the Loans, the Unreimbursed Amounts and the Outstanding Revolving Amount of the L/C Obligations so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower and the Subsidiary Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event, with respect to Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans, Unreimbursed Amounts and Outstanding Amount of the L/C Obligations then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower and the Subsidiary Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding.

ARTICLE IX

THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

Section 9.01         Appointment and Authority.  Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent and the Collateral Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent and the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent and the Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent, the Collateral Agent, the Lenders and the L/C Issuer, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

Section 9.02         Rights as a Lender.  Each Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the an Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders.

Section 9.03         Exculpatory Provisions.  No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, each Agent:

(a)           shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)           shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law; and

(c)           shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

No Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as an Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.02 and 8.01) or (ii) in the absence of its own gross negligence or willful misconduct.  No Agent shall be deemed to have knowledge of any Default unless and until notice describing such Default is given to such Agent by the Borrower, a Lender or the L/C Issuer.

No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent.

Section 9.04         Reliance by Agent. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, each Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless such Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit.  Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 9.05         Delegation of Duties.  Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent.  Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

Section 9.06         Successor Agent.  Each Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Agent meeting the qualifications set forth above; provided that if such Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (b) all payments, communications and determinations provided to be made by, to or through such Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this Section.  Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.

Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

Section 9.07         Non-Reliance on Administrative Agent and Other Lenders.  Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 9.08         No Other Duties, Etc.  Anything herein to the contrary notwithstanding, none of the Documentation Agents, Syndication Agents or Managing Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, Swing Line Lender, Collateral Agent, a Lender or the L/C Issuer hereunder.

Section 9.09         Administrative Agent May File Proof of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)           to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 10.03) allowed in such judicial proceeding; and

(b)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.03.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

ARTICLE X

MISCELLANEOUS

Section 10.01       Notices.

(a)           Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)            if to any Loan Party, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.01; and

(ii)           if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)           Electronic Communications.  Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received by the intended recipient at its e-mail address when such notice or communication is available and identifying the website address therefor.

(c)           The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)           Change of Address, Etc.  Each of the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(e)           Reliance by Administrative Agent, L/C Issuer and Lenders.  The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower (provided, that, except as provided in clause (c) in the first paragraph in Section 10.12, no notices are to be given by the Borrower directly to any Lender not constituting an Agent, the Swing Line Lender or an L/C Issuer and notices to Lenders are to be given by an Agent, the Swing Line Lender or an L/C Issuer) even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein (provided, further that any request to fund amounts to any account purportedly received from the Borrower that is not the Borrower’s primary account referenced in the Loan Notice shall not be honored unless it is furnished by and confirmed by any two of the three following designated officials of the Borrower:  the Chief Financial Officer, the Treasurer or the Treasury Manager), or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrower shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 10.02       Amendments, Etc.  No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, the Borrower and the applicable Loan Party, as the case may be, and then each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)           waive any condition set forth in Section 4.01 without the written consent of each Lender;

(b)           extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.01) without the written consent of such Lender;

(c)           postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Aggregate Commitments hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(d)           reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.02) any fees or other amounts payable hereunder or under any other Loan Document, or change the manner of computation of any financial ratio (including any change in any applicable defined term) used in determining the Applicable Rate that would result in a reduction of any interest rate on any Loan or any fee payable hereunder without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(e)           change Section 2.14 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(f)            change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or

(g)           release all or substantially all of Subsidiary Guarantors without the written consent of each Lender, or release all or substantially all of the Collateral in any transaction or series of related transactions except as specifically permitted by the Loan Documents without the written consent of each Lender;

provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it (other than replacement of the named L/C Issuer), (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement (other than replacement of the named Swing Line Lender), (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document (other than replacement of the named Administrative Agent), and (iv) each of the Fee Letter and the Commitment Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender; however, no amendment, waiver or consent shall affect the rights of the L/C Issuer, Swing Line Lender or Administrative Agent without the consent of each of the L/C Issuer, Swing Line Lender or Administrative Agent, as applicable, unless the Borrower has (A) provided 10 days prior written notice to the affected party, and (B) repaid all Swing Line Loans.  In the event of the replacement of the named L/C Issuer, Swing Line Lender or Administrative Agent, the Borrower shall cooperate with the party being so replaced in order to effect an orderly transition to the replacement L/C Issuer, Swing Line Lender or Administrative Agent, as the case may be.

Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by Borrower, the Required Lenders and the Administrative Agent (and, if their rights or obligations are affected thereby, the L/C Issuer and the Swing Line Lender) if (x) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (y) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of, premium, if any, and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.  Notwithstanding anything to the contrary contained in this Section, this Agreement may be amended to increase the amount of the Commitments as set forth in Section 2.17 hereof.

Section 10.03       Expenses; Indemnity.

(a)           Costs and Expenses.  The Loan Parties agree, jointly and severally, to pay, promptly upon demand (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of Advisors for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the reasonable fees, charges and disbursements of any Advisors for the Administrative Agent, any Lender or the L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

For purposes of this Section 10.03(a), “Advisors” shall mean legal counsel (including local counsel), auditors, accountants, consultants, appraisers or other advisors; provided that (x) in the case of clause (i), the engagement of any Advisors other than legal counsel (including local counsel) shall be subject to approval by Borrower (which approval shall not be unreasonably withheld) and (y) in the case of clause (iii), the engagement of any Advisors other than one firm of legal counsel by any Lender shall be subject to approval by the Administrative Agent.

(b)           Indemnification.  The Loan Parties agree, jointly and severally,  to indemnify each Agent (and any sub-agent thereof), each Lender, each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document, the performance by the parties hereto of their respective obligations hereunder, thereunder or the consummation of the transactions contemplated hereby or thereby or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c)           Reimbursement by Lenders.  To the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by them to any Agent (or any sub-agent thereof), any L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to such Agent (or any such sub-agent), any L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for such Agent (or any such sub-agent) or such L/C Issuer in connection with such capacity.  The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.14(d).

(d)           Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable Law, the parties hereto shall not assert, and hereby waive, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent that such damages are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(e)           Payments.  All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f)            Survival.  The agreements in this Section shall survive the resignation of the Administrative Agent and the L/C Issuer, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

Section 10.04       Successors and Assigns.  (a) Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Assignments by Lenders.  Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that:

(i)            except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5 million in the case of any assignment of any rights or obligations in respect of the Revolving Loan or $1 million in the case of any assignment of any rights or obligations of the Tranche A Term Loan unless the Administrative Agent in the case of any assignment of the Revolving Loan or Tranche A Term Loan, and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group will be treated as a single assignment for purposes of determining whether such minimum amount has been met; provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii)           each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Swing Line Loans;

(iii)          any assignment of a Commitment must be approved by the Administrative Agent, the L/C Issuer and the Swing Line Lender, and so long as no Event of Default has occurred and is continuing, the Borrower (which approval shall not be unreasonably withheld), unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee);

(iv)          the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount, if any, required as set forth on Schedule 10.04, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and

(v)           if the Borrower’s consent is not required with respect to an assignment, the Administrative Agent shall use reasonable efforts to provide prior notice to the Borrower of such assignment; provided, however, that the failure to provide such notice shall not affect or invalidate any such assignment or result in any liability for the Administrative Agent or claim against the Administrative Agent.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.15 and 10.03 with respect to facts and circumstances occurring prior to the effective date of such assignment).  Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)           Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by each of the Borrower and the L/C Issuer at any reasonable time and from time to time upon reasonable prior notice.  In addition, at any time that a request for a consent for a material or other substantive change to the Loan Documents is pending, any Lender may request and receive from the Administrative Agent a copy of the Register.

(d)           Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or Subsidiary) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.02 that affects such Participant.  Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section.  To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided such Participant agrees to be subject to Section 2.14 as though it were a Lender.

(e)           Limitations On Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 2.12 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.15(e) as though it were a Lender.

(f)            Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)           Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act.

(h)           Resignation as L/C Issuer or Swing Line Lender after Assignment.  Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days’ notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Borrower, resign as Swing Line Lender.  In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be.  If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)).  If Bank of America resigns as

Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).  Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

Section 10.05       Survival of Agreement.  All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the L/C Issuer, the Swing Line Lender or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.12, 2.14, 2.15 and 10.03 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the payment of the Unreimbursed Amounts, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

Section 10.06       Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, which parties constitute at least the Required Lenders under the Original Agreement.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.07       Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.08       Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have.  Each Lender and the L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 10.09       Governing Law; Jurisdiction; Consent to Service of Process.

(a)           GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)           SUBMISSION TO JURISDICTION.  THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)           WAIVER OF VENUE.  THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR

HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)           SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.01.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 10.10       Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.11       Headings; Entire Agreement.  (a)   Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

(b)           THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

Section 10.12       Treatment of Certain Information; Confidentiality.  Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Law or regulations or by any subpoena or similar legal process; provided, that in the event that the Administrative Agent, L/C Issuer or any

Lender is required to disclose Information pursuant to a subpoena or other similar legal process, the Administrative Agent, the L/C Issuer or such Lender will use good faith efforts, if permitted by law, to notify the Borrower of such process so that the Borrower may elect to seek a protective order, (d) to any other party hereto (other than a Public Lender), (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information includes material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

Section 10.13       Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 10.14       No Waiver; Cumulative Remedies.  No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Section 10.15       Obligations Absolute.  To the fullest extent permitted by applicable law, all obligations of the Loan Parties hereunder shall be absolute and unconditional irrespective of:

(a)           any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Loan Party;

(b)           any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto against any Loan Party;

(c)           any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document or any other agreement or instrument relating thereto;

(d)           any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Obligations;

(e)           any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect hereof or any Loan Document; or

(f)            any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Loan Parties.

Section 10.16       Payments Set Aside.  To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 10.17       USA Patriot Act Notice.  Each Lender subject thereto and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Loan Parties in accordance with such Act.

Section 10.18       Lender Addendum.  Each Lender to become a party to this Agreement on the date hereof shall do so by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender, Borrower and the Administrative Agent.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ADESA, INC.,
as Borrower

By:	/s/ Cameron C. Hitchcock
	Name:	Cameron C. Hitchcock
	Title:	Executive Vice President and Chief Financial Officer

Signature Page to Credit Agreement

A.D.E. OF ARK-LA-TEX, INC.

ADESA NEW JERSEY, INC.

ADESA PENNSYLVANIA, INC.

ADESA TEXAS, INC.

AUTOMOTIVE RECOVERY SERVICES, INC.

AUTOVIN, INC.

COMSEARCH, INC.

PAR, INC.

ADESA ARK-LA-TEX, LLC

A.D.E. OF KNOXVILLE, LLC

ADESA ARKANSAS, LLC

ADESA BIRMINGHAM, LLC

ADESA CALIFORNIA, LLC

ADESA CHARLOTTE, LLC

ADESA COLORADO, LLC

ADESA DES MOINES, LLC

ADESA FLORIDA, LLC

ADESA INDIANAPOLIS, LLC

ADESA LANSING, LLC

ADESA LEXINGTON, LLC

ADESA MISSOURI, LLC

ADESA NEW YORK, LLC

ADESA OHIO, LLC

ADESA OKLAHOMA, LLC

ADESA SOUTHERN INDIANA, LLC

ADESA WASHINGTON, LLC

ADESA WISCONSIN, LLC

AUTO DEALERS EXCHANGE OF CONCORD, LLC

AUTO DEALERS EXCHANGE OF MEMPHIS, LLC

ADESA ATLANTA, LLC

ADESA PHOENIX, LLC

ADESA-SOUTH FLORIDA, LLC

ADESA VIRGINIA, LLC

Each as a Subsidiary Guarantor

By:	/s/ Cameron C. Hitchcock
	Name:	Cameron C. Hitchcock
	Title:	Vice President and Treasurer

ADESA CORPORATION, LLC
as Subsidiary Guarantor

By:
	Name:	Cameron C. Hitchcock
	Title:	Chief Financial Officer

ASSET HOLDINGS III, L.P.
as Subsidiary Guarantor

By:	ADESA, Inc., as General Partner

By:
	Name:	Cameron C. Hitchcock
	Title:	Executive Vice President and Chief Financial Officer

AUTO BANC CORPORATION AUTOMOTIVE FINANCE CORPORATION Each as Subsidiary Guarantor

By:
	Name:	Curtis L. Phillips
	Title:	Treasurer

IRT RECEIVABLES CORP. as Subsidiary Guarantor

By:
	Name:	Jack R. Cohen
	Title:	Secretary

ADESA PROPERTIES CANADA, INC. ADESA PROPERTIES, INC. Each as Subsidiary Guarantor

By:	/s/ John Thomas
	Name:	John Thomas
	Title:	President

BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent

By:	/s/ Suzanne M. Paul
Suzanne M. Paul
Vice President

ADESA CORPORATION, LLC
as Subsidiary Guarantor

By:	/s/ Cameron C. Hitchcock
	Name:	Cameron C. Hitchcock
	Title:	Chief Financial Officer

ASSET HOLDINGS III, L.P.
as Subsidiary Guarantor

By:	ADESA, Inc., as General Partner

By:	/s/ Cameron C. Hitchcock
	Name:	Cameron C. Hitchcock
	Title:	Executive Vice President and Chief Financial Officer

AUTO BANC CORPORATION AUTOMOTIVE FINANCE CORPORATION Each as Subsidiary Guarantor

By:	/s/ Curtis L. Phillips
	Name:	Curtis L. Phillips
	Title:	Treasurer

IRT RECEIVABLES CORP. as Subsidiary Guarantor

By:	/s/ Jack R. Cohen
	Name:	Jack R. Cohen
	Title:	Secretary

ADESA PROPERTIES CANADA, INC. ADESA PROPERTIES, INC. Each as Subsidiary Guarantor

By:
	Name:	John Thomas
	Title:	President

BANK OF AMERICA, N.A., as a Lender, Swing Line Lender and L/C Issuer

By:	/s/ Craig W. McGuire
	Name:	Craig W. McGuire
	Title:	Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Documentation Agent

By:	/s/ Pete Martinets
Name: Pete Martinets
Title: Vice President

By:	/s/ Charlie Reed
Name: Charlie Reed
Title: Vice President

JPMORGAN CHASE BANK, N.A., as a Documentation Agent

By:	/s/ John C. Otteson
Name: John C. Otteson
Title: Vice President/Sr. Banker

HARRIS, N.A., as a Syndication Agent

By:	/s/ Patrick McDonnell
	Name:	Patrick McDonnell
	Title:	Managing Director

SUNTRUST BANK, as a Syndication Agent

By:	/s/ Andrew S. Lee
	Name:	Andrew Lee
	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Managing Agent

By:	/s/ Heather Hinkelman
	Name:	Heather Hinkelman
	Title:	Banking Officer

LASALLE BANK NATIONAL ASSOCIATION, as a Managing Agent

By:	/s/ Matthew R. Doye
Name: Matthew R. Doye
Title: Vice President

Annex I

Amortization Table

Date	Tranche A Term Loan Amount
September 30, 2005	$7,500,000
December 31, 2005	$7,500,000
March 31, 2006	$7,500,000
June 30, 2006	$7,500,000
September 30, 2006	$7,500,000
December 31, 2006	$7,500,000
March 31, 2007	$7,500,000
June 30, 2007	$7,500,000
September 30, 2007	$7,500,000
December 31, 2007	$7,500,000
March 31, 2008	$7,500,000
June 30, 2008	$7,500,000
September 30, 2008	$7,500,000
December 31, 2008	$7,500,000
March 31, 2009	$7,500,000
June 30, 2009	$7,500,000
September 30, 2009	$7,500,000
December 31, 2009	$7,500,000
March 31, 2010	$7,500,000
June 30, 2010	$7,500,000

ADESA CREDIT AGREEMENT SCHEDULES

Schedule A

Repayment of Outstanding Indebtedness

(i)  Debt to be repaid concurrent with the Initial Funding Date

1.  All amounts currently outstanding under the Original Credit Agreement.

Schedule 2.03

Existing Letters of Credit

1.  Letter of Credit issued for the benefit of the City of Sacramento, California in the principal amount of $100,000 and issued by JPMorgan Chase Bank, N.A.

2.  Letter of Credit issued for the benefit of Liberty Mutual in the principal amount of $12,610,000 and issued by JPMorgan Chase Bank, N.A.

Schedule 3.06(c)

Violations or Proceedings

1.  Auction Management Solutions, Inc. – See Schedule 3.08.

Schedule 3.07(a)

Subsidiaries

U.S. Corporate Subsidiaries

Subsidiary	Jurisdiction	Class of Stock	Authorized Shares	Outstanding Shares	Holder
A.D.E. of Ark-La-Tex, Inc.	LA	Common	1,000	100 (100%)	ADESA, Inc.
ADESA Importation Services, Inc.	MI	Common	60,000	100 (100%)	ADESA, Inc.
ADESA New Jersey, Inc.	NJ	Common	1,000	100 (100%)	ADESA, Inc.
ADESA Pennsylvania, Inc.	PA	Common	1,000	100 (100%)	ADESA, Inc.
ADESA Properties Canada, Inc.	DE	Common	3,000	100 (100%)	ADESA Properties, Inc.
ADESA Properties, Inc.	DE	Common	3,000	100 (100%)	ADESA, Inc.
ADESA Texas, Inc.	TX	Common	1,000,000,000	10,000 (100%)	ADESA, Inc.
AFC Funding Corporation	IN	Common	1,000	100 (100%)	Automotive Finance Corporation
Auto Banc Corporation	NJ	Common	1,000	100 (100%)	ADESA, Inc.
Automotive Finance Corporation	IN	Common	1,000	500 (100%)	ADESA, Inc.
Automotive Recovery Services, Inc.	IN	Common	1,000	100 (100%)	ADESA, Inc.
AutoVIN, Inc.	IN	Common	1,000	1,000 (100%)	ADESA, Inc.
ComSearch, Inc.	RI	Common	1,000	100 (100%)	ADESA, Inc.
IRT Receivables Corp.	IN	Common	1,000	1,000 (100%)	Automotive Finance Corporation
PAR, Inc.	IN	Common	1,000	100 (100%)	ADESA, Inc.

U.S. LLC Subsidiaries

Subsidiary	Jurisdiction	Authorized Membership Interests (1)	% of Outstanding LLC Interests of the Limited Liability Company	Holder
ADESA Ark-La-Tex, LLC	LA	Sole Member	100%	A.D.E. of Ark-La-Tex, Inc.
A.D.E. of Knoxville, LLC	TN	Sole Member	100%	ADESA, Inc.
ADESA Arkansas, LLC	DE	Sole Member	100%	ADESA, Inc.
ADESA Birmingham, LLC	AL	Sole Member	100%	ADESA, Inc.
ADESA California, LLC	CA	Sole Member	100%	ADESA, Inc.
ADESA Charlotte, LLC	NC	Sole Member	100%	ADESA, Inc.
ADESA Colorado, LLC	CO	Sole Member	100%	ADESA, Inc.
ADESA Des Moines, LLC	IA	Sole Member	100%	ADESA, Inc.
ADESA Florida, LLC	FL	Sole Member	100%	ADESA, Inc.
ADESA Indianapolis, LLC	IN	Sole Member	100%	ADESA, Inc.
ADESA Lansing, LLC	MI	Sole Member	100%	ADESA, Inc.
ADESA Lexington, LLC	KY	Sole Member	100%	ADESA, Inc.
ADESA Missouri, LLC	MO	Sole Member	100%	ADESA, Inc.
ADESA New York, LLC	NY	Sole Member	100%	ADESA, Inc.
ADESA Ohio, LLC	OH	Sole Member	100%	ADESA, Inc.
ADESA Oklahoma, LLC	OK	Sole Member	100%	ADESA, Inc.
ADESA Southern Indiana, LLC	IN	Sole Member	100%	ADESA, Inc.
ADESA Washington, LLC	WA	Sole Member	100%	ADESA, Inc.
ADESA Wisconsin, LLC	WI	Sole Member	100%	ADESA, Inc.
Auto Dealers Exchange of Concord, LLC	MA	Sole Member	100%	ADESA, Inc.
Auto Dealers Exchange of Memphis, LLC	TN	Sole Member	100%	ADESA, Inc.
ADESA Atlanta, LLC	NJ	Sole Member	100%	ADESA New Jersey, Inc.

(1) Please note that all membership interests are uncertificated

Subsidiary	Jurisdiction	Authorized Membership Interests (1)	% of Outstanding LLC Interests of the Limited Liability Company	Holder
ADESA Mexico, LLC	IN	Sole Member	100%	ADESA, Inc.
ADESA Phoenix, LLC	NJ	Sole Member	100%	ADESA New Jersey, Inc.
ADESA-South Florida, LLC	IN	Sole Member	100%	ADESA Florida, LLC
ADESA Corporation, LLC	IN	Sole Member	100%	ADESA, Inc.
ADESA Virginia, LLC	VA	Sole Member	100%	ADESA Corporation, LLC

U.S. Limited Partnership Subsidiaries

Subsidiary	Jurisdiction	Type of Partnership Interests (e.g., general or limited)	% of Outstanding Partnership Interests of the Partnership	Holder
Asset Holdings III, L.P.	OH	General	50%	ADESA, Inc.
		Limited	50%	ADESA Corporation, LLC

Foreign Subsidiaries

Subsidiary	Jurisdiction	Class of Stock	Authorized Shares/Interest	Outstanding Shares/Interests	Holder
ADESA Automotive Services LP	Ontario		Limited	99%	3048540 Nova Scotia Company
			General	1%	3048538 Nova Scotia Company
Adesur, S. de R.L. de C.V.	Mexico		N/A	99.99%	ADESA Mexico, LLC
			N/A	.01%	ADESA, Inc.
Auction Vehicles of Mexico, S. de R.L. de C.V.	Mexico		N/A	99.99%	ADESA Mexico, LLC
			N/A	.01%	ADESA, Inc.
ADESA Remarketing Services Inc.	Ontario	Common	Unlimited	100 (100%)	ADESA Auctions Canada Corporation

		Class A Special	10,000,000	None	N/A
Automotive Finance Canada Inc.	Ontario	Common	Unlimited	1,000 (100%)	Automotive Finance Corporation
		Class A Special	Unlimited	None	N/A
		Class B Special	Unlimited	None	N/A
CAAG Transport Ltd.	British Columbia	Common	10,000	100 (100%)	ADESA Auctions Canada Corporation
Impact Auto Auctions Ltd.	Ontario	Common	Unlimited	7,045,100 (100%)	ADESA Auctions Canada Corporation
Impact Auto Auction Sudbury Ltd.	Ontario	Common	Unlimited	500 (50%)	Impact Auto Auctions Ltd.
				500 (50%)	Unrelated Company
		Class A Special	Unlimited	None	N/A
		Class B Special	Unlimited	None	N/A
Suburban Auto Parts Inc.	Ontario	Common	Unlimited	75 (100%)	Impact Auto Auctions Ltd.
		Class A Special	Unlimited	None	N/A
		Class B Special	Unlimited	None	N/A
79378 Manitoba Ltd.	Manitoba	Common	Unlimited	1 (100%)	ADESA Auctions Canada Corporation
504811 NB Ltd.	New Brunswick	Common	Unlimited	1 (100%)	ADESA Auctions Canada Corporation
3048538 Nova Scotia Company	Nova Scotia	Common	100,000,000	61,507 (100%)	ADESA Properties Canada, Inc.
3048540 Nova Scotia Company	Nova Scotia	Common	100,000,000	6,088,856 (100%)	ADESA, Inc.
ADESA Auctions Canada Corporation	Nova Scotia	Common	200,000,000	61,340,100 (100%)	ADESA Canada Corporation

ADESA Montreal Corporation	Nova Scotia	Common	300,000,000	24,513,968 (100%)	ADESA Auctions Canada Corporation
AutoVIN Canada Corporation	Nova Scotia	Common	1,000,000,000	100 (100%)	AutoVIN, Inc.
ADESA Canada Inc.	Quebec	Common	Unlimited	133,334 67%	ADESA Canada Corporation
		Class A	Unlimited	None	N/A
		Class B	Unlimited	66,667 33%	ADESA Canada Corporation
		Class C	Unlimited	None	N/A
		Class D	Unlimited	None	N/A
		Class E	Unlimited	None	N/A
		Class F	Unlimited	None	N/A
		Class G	Unlimited	None	N/A
ADESA Canada Corporation	Nova Scotia	Common	1,000,000,000	608,917,001 (100%)	ADESA Automotive Services LP
51937 Newfoundland & Labroador Ltd.	Newfoundland			100%	ADESA Auctions Canada Corporation

There are no outstanding options, warrants, rights of conversion or purchase and similar rights with respect to the Equity Interests of any Subsidiaries of the Borrower

Schedule 3.07(b)

Corporate Organizational Chart

ADESA ORGANIZATIONAL CHART

Schedule 3.08

Litigation

Keri Bemis, et al. v.  ADESA Impact

Charles A. Correia, et al. v. ADESA Impact

In June 2005, 64 residents (30 households) of Taunton, Massachusetts filed two separate lawsuits against ADESA Impact in Massachusetts Superior Court, Bristol Division (Civil Action No.2005-00640 and Civil Action No. 2005-00641).  The complaints seek approximately $5.7 million in damages for alleged negligence, trespass, and creation of a public nuisance arising from elevated gasoline and contaminants of methyl tertiary butyl ether (“MTBE”) in the ground water and water wells of the plaintiffs which plaintiffs contend resulted from an above ground gasoline storage tank leak or spill at the Taunton, Massachusetts salvage auction of Automotive Recovery Services, Inc. d/b/a ADESA Impact (“ADESA Impact”).  In particular, plaintiffs are seeking damages for: (1) diminution in the appraised value of their respective residents, (2) well contamination, (3) damage to and loss of use of their property, (4) pain and suffering, and (5) reimbursement of certain expenses incurred as a result of the MTBE release.

The Massachusetts Department of Environmental Protection identified ADESA Impact as a potentially responsible party in December 2003 based upon its ownership of the salvage auction site which it acquired from Auto Placement Massachusetts Associates LLC in 2001.  Although the source and time period(s) of the release of gasoline and MTBE are unclear, ADESA Impact voluntarily agreed to several remediation measures including the construction of a municipal waterline to serve the residents adjacent to the site.

ADESA Impact has filed a Notice of Removal with respect to both actions with the United States District Court for the District of Massachusetts requesting that the court remove the cases pending in the Bristol County Superior Court of the Commonwealth of Massachusetts to the federal court. Although there is the potential for an adverse judgment given the risk and uncertainties of litigation, in the event of an adverse decision, ADESA does not believe that it would have a material adverse effect on its consolidated financial condition or liquidity but could possibly be material to its consolidated results of operations in any one accounting period.  ADESA Impact intends to vigorously defend itself against the claims of the plaintiffs.

Auction Management Solutions, Inc. v ADESA, Inc.

In March 2005, Auction Management Solutions, Inc. (“AMS”) filed a lawsuit against ADESA, Inc. in U.S. District Court for the Northern District of Georgia, Atlanta Division (Civil Action No. 05 CV 0638), alleging infringement of U.S. Patent No. 6,813,612 (the “612 patent”) which was issued November 2, 2004 and pertains to an audio/video system for streaming instantaneous and buffer free data to and from a live auction site.  The complaint was formally served July 5, 2005.  In a related case (the “Manheim litigation”), AMS sued Manheim Auctions, Inc. (“Manheim”), Live Global Communications USA Inc. and Live Global Bid, Inc. (collectively “LGB”) in a separate action, involving substantially the same allegations (in addition to certain allegations specific to Manheim).  ADESA licenses internet auction technology from LGB under an agreement whereby LGB agrees to indemnify, defend and hold ADESA harmless from any liability arising out of a claim for patent infringement related to use of its licensed software.

ADESA’s answer to the complaint is due August 24, 2005.  Discovery has not commenced.  Based upon discussions with LGB’s counsel, and review of pleadings filed in the Manheim litigation, ADESA believes that it has substantial defenses to the AMS complaint, including non-infringement and the potential for invalidating the 612 patent based upon AMS’ public use of its technology prior to filing its patent application.

Although ADESA believes it has substantial defenses to the AMS claims (in addition to certain indemnification rights from LGB), there is the potential for an adverse judgment given the risk and uncertainty inherent in litigation.  In the event of an adverse decision, ADESA does not believe that it would have a material adverse effect on its consolidated financial condition or liquidity but could possibly be material to its consolidated results of operations in any one accounting period.

Schedule 3.18

Environmental Matters

1.             Tampa - CERCLIS Site – City of Tampa operated the site as solid waste landfill. City has been named as responsible party. Inactive since 2001. The Borrower is not a named responsible party.

2.             East Taunton – See Schedule 3.08

3.             Framingham, Massachusetts – Listed on the U.S. EPA’s CERCLIS database and the Massachusetts Department of Environmental Protection’s Bureau of Waste Site Cleanup site list.

4.             See also matters identified in the section entitled “Environmental Regulation” in the Annual Report on Form 10-K filed by the Borrower with the Securities and Exchange Commission on March 29, 2005.

Schedule 3.19

Insurance

ADESA, INC Insurance Schedule	Updated: 6/21/2005

Policy	Broker	Insurance Carrier	Policy Number	Policy Term	Limit (Occ/Agg)	Deductible (All USD)	Actual Premium

Workers’ Comp (AOS) - incl. Em. Liab	Aon Risk Services	Liberty Mutual	WA765D-004236-015	1/1/05-06	Statutory	$400,000	$1,339,353
Workers’ Comp (WI) - incl. Em. Liab	3000 Town Center, Suite 3000	Liberty Mutual	WC7651-004236-025	1/1/05-06	Statutory	$250,000	Included Above
Workers’ Comp - incl. Em. Liab	Southfield, MI 48075	Wausau	WCC-Z91-433401-015	2/1/2005-06	Statutory	$—	$180,779
	248-936-5200

Workers’ Comp - incl. Em. Liab	Vincent R. Capone, Jr.	The Beacon Mutual Insurance Co.	N/A	7/1/04-05	Statutory	$—	N/A

Garage Liability (Includes Garage Liability, GKLL, General Liability, Auto Physical Damage, Auto Liability)

Garage - US All States	Aon Risk Services	Liberty Mutual	AV2651-004236-035	1/1/05-06	$1M/$2M	$300,000	$1,898,719
Garage - Canada except Quebec	Aon Risk Services	Liberty Mutual	AZ1651-004236-055	1/1/05-06	$1M/$2M	$300,000	$100,140/$CN 122,521
Garage - Canada - Quebec	Aon Risk Services	Liberty Mutual	AX1651-004236-045	1/1/05-06	$1M/$2M	$300,000	$50,069/$CN 61,260
Garage - Canada - Ontario	Aon Risk Services	Liberty Mutual	AZ1651-004236-075	1/1/05-06	$1M/$2M	$300,000	$88,218/$CN 107,935
General Liability -CAN	Aon Risk Services	Liberty Mutual	KE1-651-004236-065	1/1/05-06	$1.5M	$75,000	$12,317/$CN15,070
GKLL Excess - USA/Canada	Aon Risk Services	Liberty Mutual	651-004236-094	1/1/05-06	$24M x/s $1M	$—	$139,630

Foreign Liability (ADESA Mexico)	Aon Risk Services
Foreign Package Program		ACE Seguros (Paid in Mexico)	TBD	3/1/2005- 3/1/2006	$2,000,000/$2,000,000	$50,000	$19,056
Includes:		Liberty Mutual (Paid in USA)	LC7F51004236105	3/1/2005 - 3/1/2006	$1,000,000	$50,000	$4,000
DIC/DIL wrap		Liberty Mutual (Paid in USA)	WC7F51004236115			$—	$2,500
Voluntary Comp and Employers Liability

Crime	Aon Risk Services	National Union (AIG)	4921427	6/16/05 - 6/16/06	$5,000,000	$500,000	$119,000
Includes:
Employee Dishonesty, Forgery or Alteration, Robbery&theft Burglary Theft Disappearance & Destruction, Wire Transfer Communication Fraud

Fiduciary Liability	Aon Risk Services	National Union (AIG)	4921375	6/16/05 - 6/16/06	$10MM	$—	$35,000
Includes:
Breach of Fiduciary duty, insured choice of “in fact” or final determination

Directors & Officers	Aon Risk Services	National Union (AIG)	4921363	6/16/05 - 6/16/06	$10MM	$0/$1MM	$305,000
Includes:		Axis Reinsurance Company	RCN50582200	6/16/05 - 6/16/06	$10MM xs $10MM	$—	$237,900
Written on an All-Risk basis, including severability provisions		Great American	DFX0009912	6/16/05 - 6/16/06	$10MM xs $20MM	$—	$185,000
Non-rescindable wording, non-cancelable,		Federal Insurance Company (Chubb)	68010100	6/16/05 - 6/16/06	$10MM xs $30MM	$—	$144,400
severability regarding fraud and person profit exclusion		Houston Casualty Company (HCC)	14MG05A7558	6/16/05 - 6/16/06	$10MM xs $40MM	$—	$109,951
		Nutmeg Insurance (Hartford)	00JR022211005	6/16/05 - 6/16/06	$15MM xs Side A	$—	$146,250
		American International Specialty (AIG)	4921381	6/16/05 - 6/16/06	$10 MM xs $15Mm Side A	$—	$89,000

Excess Liability	Aon Risk Services	Zurich	AUC-5086735-00	8/6/04-8/6/05	$50,000,000	$1,000,000	$745,552
Includes:		Starr	6348402		$25,000,000		$156,000
Excess coverage for third party bodily injury & PD over the underlying limits. Underground storage tanks, garagekeepers legal liability, tail coverage

Underground Storage Tanks	Aon Risk Services	Zurich	5338229	8/13/04-8/13/05	$1,000,000/$2,000,000	$10,000	$1,922

Special Crime	Aon Risk Services	Lloyd’s of London (ASM Pol. Wording)	AS 001692	9/1/04 - 9/1/05	$3,000,000	$—	$3,750

ALL - Risk Property	Aon Risk Services	ALLIANZ	CLP 3005210	9/20/04-05	$100,000,000	$25,000	$385,000
Includes:

All Risk Policy with sublimits for accounts receivable automatic coverage, newly acquired, civil& military authority, decontamination expense, Earth Movement, E&O, Fine Arts Leasehold interest, service interruption, transit, valuable papers (See Policy Summary)

Property CA Earthquake		Great America	CPP 5385624	9/20/04-05	$5M x/s$5M	$—	$20,000
Includes:
Excess Earthquake coverage fo CA locations

Professional Liability	Aon Risk Services	Chubb	68018011	11/22/04-05 (effective 11/22/04)	$10,000,000	$250,000	$230,480

Environmental	Aon Risk Services	Zurich	TBD	9/20/04 - 9/20/09	$5MM/$10MM	$250,000	$708,048

Employed Lawyers	Aon Risk Services	Executive Risk Indemnity	68016312	10/14/04-05	$5,000,000	$—	$26,996

Yacht Policy (Agusia)	Aon Risk Services	C N A	H864584	10/1/04-10/1/05	$1,500,000	$15,000 & $5,000	$21,250

Schedule 4.01(g)

Local Counsel

U.S.A

George Lawrence	Andrea Suter
General Counsel	Hodgson Russ LLP
ADESA, Inc.	One M&T Plaza, Suite 2000
13085 Hamilton Crossing Boulevard	Buffalo, New York 14203-2391
Carmel, Indiana 46032	(t) 716-848-1643
(t) 317-249-4255	(f) 716-849-0349
(f) 317-815-3656	asuter@hodgsonruss.com
glawrence@adesa.com

Canada

Nova Scotia	Ontario

Maurice P. Chiasson	Martin Fingerhut
Stewart McKelvey Stirling Scales	Blake, Cassels & Graydon LLP
Suite 900	199 Bay Street
Purdy’s Warf Tower One	Suite 2800, Commerce Court West
1959 Upper Water Street	Toronto ON M5L 1A9
Halifax, NS	Canada
Canada B3J 3N2	(t) 416-863-2638
(t) 902-420-3300	martin.fingerhut@blakes.com
(f) 902-420-1417
mchiasson@smss.com

Schedule 5.13

Information Regarding Collateral

Within the next two years, the following listed companies may either (i) merge into another Subsidiary Guarantor or the Borrower, (ii) convert into a limited liability company or (iii) liquidate with any proceeds being distributed to a Subsidiary Guarantor or the Borrower:

ADESA Properties, Inc.;

ADESA Texas, Inc.;

ADESA New Jersey, Inc.;

ADESA Pennsylvania, Inc.; and

A.D.E. Ark-La-Tex, Inc..

Schedule 6.01(b)

Existing Indebtedness

Indebtedness incurred in connection with:

1.             Assignment and Assumption Agreement, made and entered into on March 13, 2003, as amended, by and between Steven L. Sample and the Borrower, $75,000 currently outstanding

2.             Guaranty Agreement, dated December 1, 2002, by ADESA Atlanta, LLC in favor of SunTrust Bank, as trustee, in connection with the $40,000,000 Development Authority of Fulton County Taxable Economic Development Revenue Bonds (ADESA Atlanta, LLC Project) Series 2002

3.             Borrower’s 7.625% Senior Subordinated Notes, due 2012, $125,000,000 aggregate principal outstanding

4.             Borrower’s Original Agreement, $338,000,000 aggregate principal outstanding, to be repaid at closing.

5.             364 day committed, revolving extendible credit facility between ADESA Canada Corporation as borrower and Bank of Montreal as lender in the amount of Cdn$16 million.  At June 30, 2005 there were no borrowings outstanding.  There were standby letters of credit of Cdn$2,875,686 outstanding that are supported by this facility.

6.             Non-Revolving Loan Agreement, dated December 31, 2000, between the Borrower, as Lender and 3048538 Nova Scotia Company, as borrower for Cdn $880,000

7.             Non-Revolving Loan Agreement, dated December 31, 2000, between the Borrower, as Lender and 3048540 Nova Scotia Company, as borrower for Cdn $87,120,000

8.             Cdn $83,160,000 Promissory Note, dated December 31, 2003, between 3048540 Nova Scotia Company, as promissor, and the Borrower, as promissee

9.             Cdn $840,000 Promissory Note, dated December 31, 2003, between 3048538 Nova Scotia Company, as promissor, and the Borrower, as promissee

10.           Credit Agreement dated July 1, 2001 Between Automotive Finance Canada, Inc., as borrower, and Automotive Finance Corporation, as lender and the Amendment No. 1 thereto dated June 28, 2002, Cdn $39,436,501 outstanding as of June 30, 2005.

11.           Corporate Guaranty, dated June 28, 2005, by and between Relocation America and ADESA, Inc., which guarantees indebtedness of $332,813.56.

Schedule 6.02(c)

Existing Liens

Liens in existence on the Closing Date.

Liens granted in connection with:

1.             Assignment of Lease & Rents, dated March 31, 2000, between Asset Holdings III, L.P. and Sun Trust Bank, in connection with Borrower’s used vehicle auction facilities located at the Charlotte Property, the Boston Property and the Knoxville Property

2.             Deed of Trust and Security Agreement for property located at 11600 Fruehauf Drive, Charlotte, NC 282273 (the “Charlotte Property”), dated as of March 31, 2000, by Asset Holdings III, L.P., as mortgagor and SunTrust Bank, as mortgagee

3.             Deed of Trust and Security Agreement for property located at 1011 ADESA Parkway, Lenoir City, TN 37771 (the “Knoxville Property”), dated as of March 31, 2000, by Asset Holdings III, L.P., as mortgagor and SunTrust Bank, as mortgagee

4.             Deed of Trust and Security Agreement for property located at 63 Western Avenue, Framingham, MA 01701 (the “Boston Property”), dated as of March 31, 2000, by Asset Holdings III, L.P., as mortgagor and SunTrust Bank, as mortgagee

5.             See attached UCC Lien Chart

Borrower’s UCC Lien Chart

ADESA Corporation, LLC	Banc One Leasing Corporation	Indiana	UCC-1	04/10/2001	200100001474190	Computer equipment
ADESA Corporation, LLC	IBM Credit Corporation (Lessor)	Indiana	UCC-1	10/03/2001	200100007447419	Computer equipment
ADESA Corporation, LLC	IBM Credit Corporation (Lessor)	Indiana	UCC-1	10/03/2001	200100007455822	Computer equipment
ADESA Corporation, LLC	LaSalle National Leasing Corporation	Indiana	UCC-1	02/26/2002	200200001698937	Computer equipment
ADESA Corporation, LLC	LaSalle National Leasing Corporation	Indiana	UCC-1	02/26/2002	200200001699281	Computer equipment
ADESA Corporation, LLC	LaSalle National Leasing Corporation	Indiana	UCC-1	03/20/2002	200200002452835	Computer equipment
ADESA Corporation, LLC	LaSalle National Leasing Corporation	Indiana	UCC-1	04/19/2002	200200003467185	Computer equipment
ADESA Corporation, LLC	Snap-On Credit LLC	Indiana	UCC-1	05/08/2002	200200004094304	Automotive tools and equipment
ADESA Corporation,	Banc One Leasing	Indiana	UCC-1	06/14/2002	200200005376843	Computer equipment
LLC	Corporation			07/03/2002	200200006038011 Amended	Computer equipment
				07/16/2002	200200006442313 Amended	Computer equipment
				07/23/2002	200200006665996 Amended	Computer equipment
				08/02/2002	200200006977891 Amended	Computer equipment
				09/19/2002	200200008510503 Amended	Computer equipment
				10/08/2002	200200009303635 Amended	Computer equipment
				10/29/2002	200200010062649 Amended	Computer equipment
				12/10/2002	200200011454332 Amended	Computer equipment
				12/27/2002	200200011999376 Amended	Computer equipment
				01/23/2003	200300000718879 Amended	Computer equipment
				02/21/2003	200300001579481 Amended	Amending lease
				04/29/2003	200300004054614 Amended	Computer equipment
				06/19/2003	200300005850598 Amended	Computer equipment
				12/03/2003	200300011117420 Amended	Computer equipment
				12/22/2003	200300011728923 Amended	Computer equipment
ADESA Corporation, LLC	Banc One Leasing Corporation	Indiana	UCC-1	07/16/2002	200200006438439	Computer equipment

ADESA Corporation, LLC	LaSalle National Leasing Corporation	Indiana	UCC-1	07/30/2002	200200006850700	Computer equipment
ADESA Corporation, LLC	LaSalle National Leasing Corporation	Indiana	UCC-1	07/30/2002	200200006854017	Computer equipment
ADESA Corporation, LLC	U.S. Bancorp	Indiana	UCC-1	08/19/2002	200200007512089	Computer equipment
ADESA Corporation, LLC	Banc One Leasing Corporation	Indiana	UCC-1	10/08/2002	200200009304101	Computer equipment
ADESA Corporation, LLC	Banc One Leasing Corporation	Indiana	UCC-1	12/26/2002	200200011974359	Computer equipment
ADESA Corporation, LLC	Volvo Commercial Finance LLC	Indiana	UCC-1	01/15/2003	200300000466041	Construction equipment
ADESA Corporation, LLC	Banc One Leasing Corporation	Indiana	UCC-1	03/28/2003	200300002849311	Computer and telephone equipment
ADESA Corporation, LLC	Wells Fargo Bank MN NA	Indiana	UCC-1	04/21/2003	200300003753407	Premier 3104 Message On Hold System W36 Custom Productions
ADESA Corporation, LLC	IOS Capital, LLC	Indiana	UCC-1	05/01/2003	200300004140084	Equipment
ADESA Corporation, LLC	IOS Capital, LLC	Indiana	UCC-1	05/02/2003	200300004194780	Equipment
ADESA Corporation,	Banc One Leasing	Indiana	UCC-1	05/22/2003	200300004810210	Computer hardware and software
LLC	Corporation			06/09/2003	200300005358006 Amended	Computer hardware and software
				07/08/2003	200300006353567 Amended	Computer equipment
				07/31/2003	200300007071595 Amended	Computer equipment
				08/25/2003	200300007774606 Amended	Computer equipment
				09/23/2003	200300008795549 Amended	Computer equipment
				10/14/2003	200300009477840 Amended	Computer equipment
				11/03/2003	200300010174856 Amended	Computer equipment
				02/05/2004	200400001145188 Amended	Computer equipment
				03/18/2004	200400002566994 Amended	Computer equipment
				04/22/2004	200400003865381 Amended	Computer equipment
				05/19/2004	200400004861974 Amended	Computer equipment
				06/09/2004	200400005555773 Amended	Computer equipment
				06/23/2004	200400005976689 Amended	Computer equipment
				07/15/2004	200400006663885 Amended	Computer equipment
				08/10/2004	200400007459970 Amended	Computer equipment

ADESA Corporation, LLC	Banc One Leasing Corporation	Indiana	UCC-1	05/21/2003	200300004812141	Computer equipment
ADESA Corporation, LLC	IOS Capital, LLC	Indiana	UCC-1	06/09/2003	200300005357429	Equipment
ADESA Corporation, LLC	Banc One Leasing Corporation	Indiana	UCC-1	07/22/2003	200300006789590	Computer equipment and software
ADESA Corporation, LLC	Banc One Leasing Corporation	Indiana	UCC-1	01/01/2004	200400000004757	Equipment
ADESA Corporation, LLC	IOS Capital	Indiana	UCC-1	11/19/2004	200400010840796	Equipment
ADESA Corporation, LLC	Banc One Leasing Corporation	Indiana	UCC-1	11/25/2004	200400010981883	Computer equipment
ADESA Corporation, LLC	IOS Capital	Indiana	UCC-1	12/17/2004	200400011712573	Equipment
ADESA Corporation, LLC	IOS Capital	Indiana	UCC-1	01/04/2005	200500000103223	Equipment
ADESA Corporation, LLC	IOS Capital	Indiana	UCC-1	03/18/2005	200500002555327	Equipment
ADESA Corporation, LLC	Banc One Leasing Corporation	Indiana	UCC-1	07/14/1999	2268339	Computer equipment
ADESA Corporation,	Banc One Leasing	Indiana	UCC-1	01/03/2000	2298309	Freightliner Tractor and Maller
LLC	Corporation			12/23/2004	200400011849897 Continuation	Transport equipment
				12/28/2004	200400012006954 Continuation
ADESA Corporation,	Banc One Leasing	Indiana	UCC-1	01/18/2000	2300662	Leased property
LLC	Corporation			08/13/2001	200100004916104 Amended	Leased property
ADESA Corporation, LLC	Banc One Leasing Corporation	Indiana	UCC-1	01/02/2001	2366724	Computer equipment
ADESA Florida, LLC	Bennett’s Leasing Incorporated	Florida	UCC-1	05/16/2005	200509690678	1 Sharp copier and accessories
ADESA Missouri, LLC	Sumner Group, Inc.	Missouri	UCC-1	12/03/2004	20040124761J	12 KYOCERA/MITA copiers
ADESA Washington, LLC	Snap-On Credit, LLC	Washington	UCC-1	05/16/2001	2001-136-0221	Automotive tools and equipment

Auto Dealers Exchange of Memphis, Inc.	General Electric Capital Corporation	Tennessee	UCC-1	02/02/2001	201050175	2 Canon copiers
Auto Dealers Exchange of Memphis, Inc.	Wells Fargo Financial	Tennessee	UCC-1	01/11/2002	102003246	Unitram recycler
Auto Dealers Exchange of Memphis, Inc.	GE Capital	Tennessee	UCC-1	11/06/2002	302062574	Canon copiers
ADESA New Jersey, Inc.	VFS US LLC	New Jersey	UCC-1	11/24/2004	22683960	Volvo Skidsteer and certain attachments
ADESA New Jersey, Inc.	US Express Leasing, Inc.	New Jersey	UCC-1	04/14/2005	22913753	RICOH copier
ADESA New Jersey, Inc.	US Express Leasing, Inc.	New Jersey	UCC-1	05/10/2005	22959867	SR920 finisher
ADESA New Jersey, Inc.	US Express Leasing, Inc.	New Jersey	UCC-1	06/03/2005	23007673	RICOH fax 5510L
ADESA Phoenix LLC	US Bancorp	New Jersey	UCC-1	5/02/2005	22945259
Automotive Finance Corporation	Summit Funding Group, Inc.	Indiana	UCC-1	07/18/2001 07/31/2001	200100004102606 200100004455455 Assigned	VisiFlow software
	Firstar Bank
Automotive Finance Corporation	Fairway Finance Corporation AFC Funding Corporation BMO Nesbitt Burns Corp. Harris Nesbitt Corp.	Indiana	UCC-1	04/16/2002 06/04/2002 12/05/2003 05/21/2004 06/15/2004	200200003362947 200200004965826 Assigned 200300011285254 Amended 200400004933459 Amended 200400005726703 Amended	Certain assets related to a Purchase and Sale Agreement
Automotive Finance Corporation	Hitachi Data Systems Corporation	Indiana	UCC-1	06/25/2002	200200005723920	Computer, software and peripheral equipment
Automotive Finance Corporation	AFC AIM Corporation Bank of Montreal	Indiana	UCC-1	12/22/2000 12/27/2001	2365196 200100010012906 Termination	Receivables, loan documents and other pursuant to Loan and Services Agreement
Auto VIN, Inc.	Banc One Leasing Corporation	Indiana	UCC-1	09/30/2002	200200008890099	Equipment
A.D.E. of Knoxville, LLC	CIT Technology Financing Services, Inc.	Tennessee	UCC-1	12/17/2002	302069454	Office equipment

ADESA Birmingham, Inc.	Panthus Capital Corp. assigned to: Information Leasing Corporation, Inc.	Alabama	UCC-1	02/12/2002 03/27/2002	B02-0080517 Assigned	Canon IR-8500 Digital System
ADESA California, LLC (f/k/a ADESA Golden Gate)	Castrol North America, Inc.	California	UCC-1	05/28/2003	0314960132	Double wall tank and gear oil dispenser
ADESA-Charlotte, Inc.	CTI Financial	North Carolina	UCC-1	07/31/2003	20030076856J	3 Land pressure washers
ADESA Des Moines	Midwest Office Technology, Inc.	Iowa	UCC-1	05/10/2001	P186833	Canon fax, Canon finisher and Canon IR600
ADESA, Inc.	LaSalle National Leasing Corporation	Delaware	UCC-1	12/07/2004	43433069	Computer hardware and software
ADESA, Inc.	LaSalle National Leasing Corporation	Delaware	UCC-1	12/09/2004	43464494	Computer hardware and software
ADESA, Inc.	LaSalle National Leasing Corporation	Delaware	UCC-1	12/07/2004	43474766	Computer hardware and software
ADESA Corp.	IOS Capital	Delaware	UCC-1	01/28/2005	50370214	Equipment

Schedule 6.04(b)

Existing Investments

1.             Investments of the Borrower in connection with:

a.             40% interest in EndTrust Lease End Services, LLC

b.             25% interest in Auto Auction Services Corporation

c.             4.545% interest in General Media, L.L.C.

2.             Promissory Note, Power of Attorney and Security Agreement from CarBiz in favor of Automotive Finance Corporation dated January 31, 2001 as amended, dated March 7, 2001, May 1, 2001, April 3, 2002 and January 31, 2003, Cdn$276,918 outstanding

Schedule 6.09

Transactions with Affiliates

1.             Receivables Purchase Agreement, the Purchase and Sale Agreement and documents and transactions related thereto.

2.             Administrative Services Agreement dated July 1, 2000 between Automotive Finance Corporation and Automotive Finance Canada Inc.

3.             License Agreement dated January 1, 2003 between ADESA Properties Canada, Inc., as licensor, and ADESA Montreal Corporation, as licensee.

4.             AutoVIN Standard LotCheck Services Agreement dated January 22, 2003 between AutoVIN, Inc. and Automotive Finance Corporation and First Amendment to the foregoing dated February 18, 2003 between the same parties.

5.             Credit Agreement dated July 1, 2001 between Automotive Finance Canada, Inc., as borrower, and Automotive Finance Corporation, as lender and the Amendment No. 1 thereto dated June 28, 2002.

6.             Non-Revolving Loan Agreement, dated December 31, 2000, between the Borrower, as Lender and 3048538 Nova Scotia Company, as borrower.

7.             Non-Revolving Loan Agreement, dated December 31, 2000, between the Borrower, as Lender and 3048540 Nova Scotia Company, as borrower.

8.             Cdn $83,160,000 Promissory Note, dated December 31, 2003, between 3048540 Nova Scotia Company, as promissor, and the Borrower, as promissee.

9.             Cdn $840,000 Promissory Note, dated December 31, 2003, between 3048538 Nova Scotia Company, as promissor, and the Borrower, as promissee.

10.           Master Indemnification Agreement dated February 28, 2003 between AFC and the Borrower, including its subsidiary auctions listed on Exhibit A, PAR, Inc., Automotive Recovery Services, Inc., ADESA Canada, Inc., and ADESA Auctions Canada Corporation and IMPACT Auto Auctions.

11.           Management, Administrative and Advisory Services Agreement dated January 1, 2003 by and between the Borrower and Auction Vehicles of Mexico, S. de R.L. de C.V.

12.           Service Agreement, dated as of July 31, 2003, by and between Automotive Recovery Services, Inc. and ADESA Florida, Inc.

13.           Lease Agreement, dated as of April 22, 2004, by and between Automotive Recovery Services, Inc. and ADESA California, LLC.

14.           Lease Agreement, dated as of January 1, 2005, by and between Automotive Recovery Services, Inc. and ADESA Florida, LLC.

15.           Sublease Agreement, dated as of July 1, 2005, by and between ADESA Florida, LLC and Automotive Recovery Services, Inc.

16.           Lease Agreement, dated as of June 27, 2003, by and between ADESA California, Inc. and Automotive Recovery Services, Inc.

17.           Oral Agreement, by and between Automotive Recovery Services, Inc. and ADESA New York, LLC.

18.           Oral Agreement, by and between Automotive Recovery Services, Inc. Auto Dealers Exchange of Concord, LLC.

19.           Inter-Company Loan Agreement, effective January 1, 1999, by and between ADESA Properties, Inc. and ADESA Lexington, Inc.

20.           Inter-Company Loan Agreement, effective January 1, 1999, by and between ADESA Properties, Inc. and ADESA Birmingham, Inc.

21.           Inter-Company Loan Agreement, effective January 1, 1999, by and between ADESA Properties, Inc. and Auto Dealers Exchange of Concord, Inc.

22.           Inter-Company Loan Agreement, effective January 1, 1999, by and between ADESA Properties, Inc. and ADESA Lansing, Inc.

23.           Inter-Company Loan Agreement, effective January 1, 1999, by and between ADESA Properties, Inc. and ADESA St. Louis, Inc.

24.           Inter-Company Loan Agreement, effective January 1, 1999, by and between ADESA Properties, Inc. and ADESA New York, Inc.

25.           Inter-Company Loan Agreement, effective January 1, 1999, by and between ADESA Properties, Inc. and ADESA Pennsylvania, Inc.

26.           Inter-Company Loan Agreement, effective January 1, 1999, by and between ADESA Properties, Inc. and A.D.E. of Knoxville, Inc.

27.           Inter-Company Loan Agreement, effective January 1, 1999, by and between ADESA Properties, Inc. and ADESA Texas, Inc.

28.           Inter-Company Loan Agreement, effective January 1, 1999, by and between ADESA Properties, Inc. and Great Rigs Incorporated.

29.           Inter-Company Loan Agreement, effective January 1, 1999, by and between ADESA Properties, Inc. and ADESA Wisconsin, Inc.

30.           Inter-Company Loan Agreement, effective April 28, 1998, by and between ADESA Properties, Inc. and ADESA Ark-La-Tex, Inc.

31.           Inter-Company Loan Agreement, effective May 3, 1999, by and between ADESA Properties, Inc. and ADESA Des Moines, Inc.

32.           License Agreement, effective January 1, 1999, by and between ADESA Properties Canada, Inc. and ADESA Auctions Canada Corporation.

33.           Oral Agreements, by and between Impact Auto Auctions Ltd. and ADESA Auctions Canada Corporation (relating to ADESA Halifax, ADESA Ottowa and ADESA Edmonton).

Schedule 10.01

ADMINISTRATIVE AGENT’S OFFICE,
CERTAIN ADDRESSES FOR NOTICES

ANY LOAN PARTY:

ADESA, Inc.

13085 Hamilton Crossing Boulevard

Carmel, Indiana 46032

Attention: Curtis L. Phillips

Telephone: (317) 843-4767

Telecopier: (317) 815-9650

cphillips@adesa.com

Website:  www.adesainc.com

ADMINISTRATIVE AGENT:

Administrative Agent’s Office (for payments and Requests for Credit Extensions):

Bank of America, N.A.

Credit Services

Mail Code:  TX1-492-14-14

901 Main Street

Dallas, TX 75202

Attention:  Runzia Bob

Telephone:  214-209-9732

Telecopier:  214-290-9646

Account No.:  129-2000-883

Ref:  ADESA, Inc.

ABA# 111-000-012

Other Notices as Administrative Agent:

Bank of America, N.A.
Agency Management
Mail Code: IL1-231-08-30

231 South LaSalle Street

Chicago, IL 60697
Attention:  Suzanne M. Paul

Telephone:  312-923-1640

Telecopier:  877-206-8435

Electronic Mail:  suzanne.m.paul@bankofamerica.com

L/C ISSUER:

Bank of America, N.A.
Trade Operations

Mail Code:  PA6-580-02-30
1 Fleet Way

Scranton, PA 18507

Attention:  Alfonso Malave Jr.

Telephone:  570-330-4212

Telecopier:  570-330-4186

Electronic Mail:  alfonso.malave@bankofamerica.com

SWING LINE LENDER:

Bank of America, N.A.

Credit Services

Mail Code:  TX1-492-14-14

901 Main Street

Dallas, TX 75202

Attention:  Runzia Bob

Telephone:  214-209-9732

Telecopier:  214-290-9646

Account No.:  129-2000-883

Ref:  ADESA, Inc.

ABA# 111-000-012

Other Notices as Lender:

Bank of America, N.A.

Credit Products

Mail Code:  IL1-231-06-40

231 South LaSalle Street

Chicago, IL 60604

Attn:  Craig W. McGuire

Telephone:  312-828-1320

Telecopier:  312-974-0333

Electronic Mail: craig.w.mcguire@bankofamerica.com

Schedule 10.04

PROCESSING AND RECORDATION FEES

1.             The Administrative Agent will charge a processing and recordation fee (an “Assignment Fee”) in the amount of $2,500 for each assignment; provided, however, that in the event of two or more concurrent assignments to members of the same Assignee Group (which may be effected by a suballocation of an assigned amount among members of such Assignee Group), the Assignment Fee will be $2,500 plus the amount set forth below:

TRANSACTION	ASSIGNMENT FEE

First four assignments or suballocations to members of Assignee Group	-0-
Each additional assignment or suballocation to a member of Assignee Group	$500

EXHIBIT A

[Form of]

LENDER ADDENDUM

Reference is made to the Credit Agreement dated as of July 25, 2005 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among ADESA, INC., a Delaware corporation (“Borrower”), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given it in Article I of the Credit Agreement), the Lenders, BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender, L/C Issuer and Collateral Agent, and the other agents party thereto.

Upon execution and delivery of this Lender Addendum by the parties hereto as provided in Section 10.18 of the Credit Agreement, the undersigned hereby becomes a Lender thereunder having the Commitment set forth in Schedule 1 hereto, effective as of the Closing Date.

THIS LENDER ADDENDUM SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

This Lender Addendum may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page hereof by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Lender Addendum to be duly executed and delivered by their proper and duly authorized officers as of this day of July     , 2005.

,
as a Lender
[Please type legal name of Lender above]

By:
Name:
Title:

[If second signature is necessary:]

By:
Name:
Title:

Accepted and agreed:

ADESA, INC.

By:
Name:
Title:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

Schedule 1

COMMITMENTS AND APPLICABLE PERCENTAGE

1.	Name of Lender:

2.	Commitment:	Tranche A Term Loan	Applicable Percentage

		Revolving Loan	Applicable Percentage

EXHIBIT B

[Form of]

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, Letters of Credit, the Subsidiary Guaranty and Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at Law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:	[and is an
Affiliate/Approved Fund of [identify Lender](2)]

3.	Borrower(s):

4.	Administrative Agent:	Bank of America, N.A., as the Administrative Agent under the Amended and Restated Credit Agreement

5.	Credit Agreement:	The Amended and Restated Credit Agreement, dated as of July 25, 2005, (as amended, restated, extended, supplemented or otherwise

(2) Select as applicable.

modified in writing from time to time) among ADESA, Inc., a Delaware corporation, (the “Borrower”) the Subsidiary Guarantors party thereto, the Lenders party thereto, Bank of America, N.A., as Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender and the other agents party thereto.

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment for all Lenders*	Amount of Commitment Assigned*	Percentage Assigned of Commitment Loans(3)		CUSIP Number

	$	$		%
	$	$		%
	$	$		%

[7.	Trade Date:	]

Effective Date:                            , 20   [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Name:
Title:

Consented to and Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

(3) Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Consented to:
ADESA, INC.

By:
Name:
Title:

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.             Representations and Warranties.

1.1.          Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of the Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of the Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.          Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.             Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but not excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

3.             General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the Law of the State of New York.

EXHIBIT C-1

FORM OF

LOAN NOTICE

Date:                    ,

To:          Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of July 25, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among ADESA, Inc., a Delaware corporation (the “Borrower”), the Subsidiary Guarantors party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender and the other agents party thereto.

The Borrower hereby requests the Borrowing or conversion or continuation of Loans specified on Schedule 1 on                , 200    (a Business Day).

The Borrower hereby requests that the Administrative Agent deposit all amounts hereby requested in the following primary account:

Account No:

Ref:

ABA#:

provided, however, that no request to deposit amounts to any account other than the primary account referenced above shall be honored unless such request is furnished by and confirmed by any two of the three following designated officials of the Borrower:  the Chief Financial Officer, the Treasurer or the Treasury Manager.

The Borrowing, if any, requested herein complies with the provisos to the first sentence of Section 2.01 of the Agreement.

ADESA, INC.

By:
Name:
Title:

C-1-1

Schedule 1 to Loan Notice

Borrowing, Conversion or Continuation

requested for               , 200

A.	☐	Revolving Facility (select one):

	☐	A Borrowing of Revolving Loans		☐	A conversion or continuation of Revolving Loans
	In the amount of $.		.

	Comprised of: ☐		Eurodollar Rate Loans	☐	Base Rate Loans

For Eurodollar Rate Loans: with an Interest Period of months.

B.	☐	Tranche A Term Facility (select one):

	☐	A Borrowing of Tranche A Term Loans		☐	A conversion or continuation of Tranche A Term Loans
	In the amount of $.		.

	Comprised of: ☐		Eurodollar Rate Loans	☐	Base Rate Loans

For Eurodollar Rate Loans: with an Interest Period of months.

C-1-1

EXHIBIT C-2

FORM OF

SWING LINE LOAN NOTICE

Date:                 ,

To:          Bank of America, N.A., as Swing Line Lender
Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of July 25, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among ADESA, Inc., a Delaware corporation (the “Borrower”), the Subsidiary Guarantors, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender and the other agents party thereto.

The undersigned hereby requests a Swing Line Loan:

1.             On                                                                                      (a Business Day).

2.             In the amount of $                              .

The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.04(a) of the Agreement.

ADESA, INC.

By:
Name:
Title:

C-2-1

EXHIBIT D

[Form of]

COMPLIANCE CERTIFICATE

I, [          ], the [Financial Officer] of [         ] (in such capacity and not in my individual capacity), hereby certify that, with respect to that certain Amended and Restated Credit Agreement dated as of July 25, 2005 (as it may be amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; all of the defined terms in the Credit Agreement are incorporated herein by reference) among ADESA, INC., a Delaware corporation (“Borrower”), the Subsidiary Guarantors party thereto, the Lenders party thereto, Bank of America, N.A., as L/C Issuer, Administrative Agent, Swing Line Lender and Collateral Agent and the other agents party thereto:

a.             [Attached hereto as Schedule 1 are detailed calculations(4) demonstrating compliance by [Borrower] [Subsidiary Guarantor[s]] with Sections 6.07(e) and 6.10 of the Credit Agreement. [Borrower] [Subsidiary Guarantor[s]] [is][are] in compliance with such Sections as of the date hereof.] [Attached hereto as Schedule 2 is the opinion of PricewaterhouseCoopers LLP](5)

b.             The Borrower was in compliance with each of the covenants set forth in Section 6.10 of the Credit Agreement at all times during and since [            ].

c.             No Default has occurred under the Credit Agreement which has not been previously disclosed, in writing, to the Administrative Agent pursuant to a Compliance Certificate.(6)

Dated this [    ] day of [              ], 20[   ].

[ ]

By:
Name:
Title: [Financial Officer]

(4)           To accompany annual and quarterly financial statements only. Which calculations shall be in reasonable detail satisfactory to the Administrative Agent and shall include, among other things, an explanation of the methodology used in such calculations and a breakdown of the components of such calculations.

(5)           To accompany annual financial statements only. The opinion shall not be qualified as to scope or contain any going concern qualification and must state that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Borrower as of the dates and for the periods specified in accordance with GAAP.

(6)           If a Default shall have occurred, an explanation specifying the nature and extent of such Default shall be provided on a separate page together with an explanation of the corrective action taken or proposed to be taken with respect thereto (include, as applicable, information regarding actions, if any, taken since prior certificate).

SCHEDULE 1

Financial Covenants

(1)	Consolidated Net Income calculation:

total consolidated net income (or loss) under GAAP

minus (to the extent otherwise included therein) without duplication:

(a)	the net income (or loss) of any person (other than a Subsidiary of Borrower) in which any person other than Borrower and its Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by Borrower or (subject to clause (b) below) any of its Subsidiaries during such period; provided that, notwithstanding the foregoing, the net income (or loss) of EndTrust Lease End Services, LLC shall be included in net income to the extent permitted by GAAP

(b)	the net income of any Subsidiary of Borrower during such period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not permitted by operation of the terms of its Organizational Documents or any agreement, instrument, judgment, decree, order, statute, rule or regulation applicable to that Subsidiary during such period, except that Borrower’s equity in net loss of any such Subsidiary for such period shall be included in determining Consolidated Net Income

(c)	any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by Borrower or any of its Subsidiaries upon any Asset Sale (other than any dispositions in the ordinary course of business) by Borrower or any of its Subsidiaries

(d)	gains and losses due solely to fluctuations in currency values and the related tax effects determined in accordance with GAAP for such period

(e)	earnings resulting from any reappraisal, revaluation or write-up of assets

(f)	any extraordinary or nonrecurring(7) gain (or extraordinary or nonrecurring loss), together with any related provision for taxes on any such gain (or the tax effect of any such loss), recorded or recognized by Borrower or any of its Subsidiaries during such period

(7)           For purposes of calculating “Consolidated Net Income,” “nonrecurring” means any gain or loss as of any date that is not reasonably likely to recur within the two years following such date; provided that if there was a gain or loss similar to such gain or loss within the two years preceding such date, such gain or loss shall not be deemed nonrecurring.

Consolidated Net Income

(2)	Consolidated EBITDA calculation:

Consolidated Net Income:

plus (in each case only to the extent (and in the same proportion) deducted in determining such Consolidated Net Income (and with respect to the portion of Consolidated Net Income attributable to any Subsidiary of Borrower only if a corresponding amount would be permitted at the date of determination to be distributed to Borrower by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its Organizational Documents and all agreements, instruments, judgments, decrees, orders, statutes, rules and regulations applicable to such Subsidiary or its equityholders)):

(a)	Consolidated Interest Expense (see item (B) below for calculation)

(b)	Consolidated Amortization Expense

(c)	Consolidated Depreciation Expense

(d)	Consolidated Tax Expense

(e)	the aggregate amount of all expenses related to options, employee stock option plans or employee stock purchase plans reducing Consolidated Net Income

(f)	costs and expenses directly incurred in connection with the Transactions (not to exceed
$47.0 million)

(g)	the aggregate amount of all other noncash items reducing Consolidated Net Income (excluding any noncash charge that results in an accrual of a reserve for cash charges in any future period)

minus the aggregate amount of all noncash items increasing Consolidated Net Income (other than the accrual of revenue or recording of receivables in the ordinary course of business)

Consolidated EBITDA

(A)	Maximum Total Leverage Ratio: Consolidated Indebtedness to Consolidated EBITDA

Consolidated Indebtedness for the four quarter period ended [ ], 20[ ]

Consolidated EBITDA

	Consolidated Indebtedness to Consolidated EBITDA	[ ]:1.0

Covenant Requirement No more than 3.25:1.0

(B)	Minimum Interest Coverage Ratio: Consolidated EBITDA to Consolidated Interest Expense

Consolidated EBITDA

Consolidated Interest Expense calculation:

total consolidated interest expense under GAAP

plus imputed interest on Capital Lease Obligations and Attributable Indebtedness

plus amortization of debt issuance costs

plus specified cash contributions

plus interest with respect to discontinued operations

plus interest on deferred payment obligations

plus interest on certain specified Indebtedness

minus to the extent directly related to the Transactions or Permitted Acquisitions or costs incurred by
Automotive Finance Corporation in connection with any amendment to the Receivables Purchase Agreement, debt issuance costs, debt discount or premium and other financing fees and expenses.

Consolidated Interest Expense

	Consolidated EBITDA to Consolidated Interest Expense	[ ]:1.0

	Covenant Requirement	Greater than or equal to 3.0:1.0

(C)	Minimum Consolidated Fixed Charge Coverage Ratio: Consolidated EBITDA to Consolidated Fixed Charges

Consolidated EBITDA for the four quarter period ended [ ], 20[ ].

Cash Interest Expense Calculation:

Consolidated Interest Expense for the four quarter period ended [ ], 20[ ]

minus interest on any debt paid by the increase in the principal amount of such debt including by issuance of additional debt of such kind minus amortization of debt issuance costs

minus interest on certain specified Indebtedness (other than to the extent paid in cash)

minus gross interest income of Borrower and its Subsidiaries (excluding interest income on finance receivables)

Cash Interest Expense

Consolidated Fixed Charges Calculation:

Cash Interest Expense

plus Capital Expenditures (other than to the extent financed by Equity Interests)

plus cash payments in respect of income taxes

plus scheduled Indebtedness amortization payments

plus certain Disqualified Capital Stock cash dividend payments plus certain Preferred Stock cash dividend payments

plus Qualified Capital Stock cash dividend payments

Consolidated Fixed Charges

Consolidated EBITDA to Consolidated Fixed Charges	[ ]:1.0

Covenant Requirement	Greater than or equal to 1.05:1.0

EXHIBIT E

[Reserved]

E-1

EXHIBIT F

FORM OF

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of                  ,      , is by and between                          , a                           (the “Subsidiary”), and Bank of America, N.A., in its capacity as Administrative Agent under that certain Amended and Restated Credit Agreement (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of July 25, 2005, among ADESA, Inc. (the “Borrower”), the Subsidiary Guarantors party thereto, the Lenders party thereto, Bank of America, N.A., as Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender and the other agents party thereto.  All of the defined terms in the Credit Agreement are incorporated herein by reference.

WHEREAS, the Subsidiary Guarantors have entered into the Credit Agreement and the Pledge Agreement in order to induce the Lenders to make the Loans and the L/C Issuer to issue Letters of Credit to or for the benefit of Borrower;

WHEREAS, pursuant to Section 5.11 of the Credit Agreement, each Wholly-Owned Subsidiary of any Loan Party that was not in existence on the date of the Credit Agreement is required to become a Subsidiary Guarantor under the Credit Agreement by executing a Joinder Agreement. The undersigned Subsidiary (the “New Guarantor”) is executing this joinder agreement (“Joinder Agreement”) to the Credit Agreement in order to induce the Lenders to make additional Revolving Loans and the L/C Issuer to issue Letters of Credit and as consideration for the Loans previously made and Letters of Credit previously issued

ARTICLE I

JOINDERS

1.01         Guarantee. In accordance with Section 5.11 of the Credit Agreement, the New Guarantor by its signature below becomes a Subsidiary Guarantor under the Credit Agreement with the same force and effect as if originally named therein as a Subsidiary Guarantor.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

The New Guarantor hereby:

(a) agrees to all the terms and provisions of the Credit Agreement applicable to it as a Subsidiary Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Subsidiary Guarantor thereunder are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the date hereof. Each reference to a Subsidiary Guarantor in the Credit Agreement shall be deemed to include the New Guarantor. The New Guarantor hereby attaches supplements to each of the schedules to the Credit Agreement and Pledge Agreement applicable to it.

ARTICLE III

EFFECTIVENESS

This Agreement shall become effective on the date when the last of the following conditions shall have been satisfied:

(a)           The Administrative Agent shall have received the following (in each case in form and substance satisfactory to the Administrative Agent, in its reasonable discretion):

(i)            duly executed counterparts of this Agreement;

(ii)           such certificates of resolutions or other action, incumbency certificates evidencing the identity, authority and capacity of each duly authorized officer authorized to act on behalf of the New Guarantor in connection with this Agreement and the other Loan Documents to which the New Guarantor is a party;

(iii)          such documents and certifications as the Administrative Agent may reasonably require to evidence that the New Guarantor is duly organized or formed and is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect, including, certified copies of the Organization Documents, certificates of good standing and/or qualification to engage in business;

(iv)          upon the request of the Administrative Agent and the Collateral Agent, favorable opinions of counsel for the New Guarantor, addressed to the Administrative Agent and each Lender, as set forth in the opinions delivered pursuant to the Credit Agreement;

(v)           a certificate of a duly authorized officer of the New Guarantor either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by the New Guarantor and the validity against the New Guarantor of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(vi)          original certificates evidencing all of the issued and outstanding shares of capital stock or other equity or other ownership interests required to be pledged by the New Guarantor pursuant to the terms of the Pledge Agreement, which certificates shall be accompanied by undated stock powers duly executed in blank by each relevant pledgor in favor of the Administrative Agent;

(vii)         (A) certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11) or similar search reports certified by a party acceptable to the Administrative Agent, dated a date reasonably near (but prior to) the date hereof, listing all effective UCC financing statements, tax liens and judgment liens which name the New Guarantor as the debtor, and which are filed in the jurisdictions in which the New Guarantor is organized or has any property or assets, and in such other jurisdictions as the Administrative Agent may reasonably request, together with copies of such financing statements (none of which (other than financing statements filed pursuant to the terms hereof in favor of the Administrative Agent, if such Form UCC-11 or search report, as the case may be, is current enough to list such financing statements) shall cover any of the Collateral (other than Permitted Liens);

(viii)        evidence that all other action that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Documents has been taken (including, without limitation, receipt of duly executed payoff letters, UCC-3 termination statements and landlords’ and bailees’ waiver and consent agreements);

(ix)           such other assurances, certificates, documents, consents and waivers, estoppel certificates, or opinions as the Administrative Agent, the Collateral Agent, the Swing Line Lender, the L/C Issuer or the Required Lenders reasonably may require.

(b)           No Default or Event of Default shall have occurred and be continuing at the time of the execution and delivery hereof or would occur immediately after giving effect to the execution and delivery of this Agreement and the performance by the New Guarantor of its obligations hereunder.

ARTICLE IV

MISCELLANEOUS

4.1.         Integration; Confirmation.  On and after the date hereof, each of the Credit Agreement and Security Documents, and the respective Schedules thereto, shall be supplemented with respect to the New Guarantor. All other terms and provisions of each of the Credit Agreement and the Security Documents, the other Loan Documents and the respective Schedules thereto shall continue in full force and effect and unchanged and are hereby confirmed in all respects.

4.2.         Loan Document.  This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

4.3.         Expenses.  The New Guarantor agrees to pay (a) all reasonable out-of-pocket expenses of the Administrative Agent, including fees and disbursements of special and local counsel for the Administrative Agent, in connection with the preparation, execution and delivery of this Agreement or any document or agreement contemplated hereby and (b) all taxes which the Administrative Agent or any Secured Party may be required to pay by reason of the security interests granted in the Collateral (including any applicable transfer taxes).

4.4.         Addresses for Notices.  All notices and other communications provided for hereunder shall be in writing and mailed, delivered or transmitted by facsimile to each party hereto at the address set forth in Section 10.01 of the Credit Agreement (with any notice to the New Guarantor being delivered to the New Guarantor in care of the Borrower).  All such notices and other communications shall be deemed to be given or made at the times provided in Section 10.01 of the Credit Agreement.

4.5.         Section Captions.  Section captions used in this Agreement are for convenience of reference only, and shall not affect the construction of this Agreement.

4.6.         Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4.7.         Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

4.8.         GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK; PROVIDED THAT THE ADMINISTRATIVE AGENT SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

IN WITNESS WHEREOF, the New Guarantor has caused this Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[NEW GUARANTOR]

By:
Name:
Title:

Acknowledged and accepted:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

EXHIBIT G

[Reserved]

G-1

EXHIBIT H

[Reserved]

H-1

EXHIBIT I-1

FORM OF

TRANCHE A TERM NOTE

(Tranche A Term Loan)

FOR VALUE RECEIVED, the undersigned, ADESA, INC., a Delaware corporation (the “Borrower”), HEREBY PROMISES TO PAY to                        or permitted assigns (the “Tranche A Term Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of the Tranche A Term Loan made by the Tranche A Term Lender to the Borrower (the “Tranche A Term Loan”) under that certain Amended and Restated Credit Agreement, dated as of July 25, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, the Subsidiary Guarantors from time to time party thereto, the Tranche A Term Lender, the other Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer, and the other agents party thereto.

The Borrower promises to pay interest on the unpaid principal amount of the Tranche A Term Loan from the date of the Tranche A Term Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement.  All payments of principal and interest shall be made to the Administrative Agent for the account of the Tranche A Term Lender in Dollars and in immediately available funds at the Administrative Agent’s Office.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Tranche A Term Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  This Tranche A Term Note is also entitled to the benefits of the Guaranty of each Subsidiary Guarantor and is secured by the Collateral of each Loan Party.  Upon the occurrence and during the continuance of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Tranche A Term Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement.  The Tranche A Term Loan made by the Tranche A Term Lender shall be evidenced by one or more loan accounts or records maintained by the Tranche A Term Lender in the ordinary course of business. The Tranche A Term Lender may also attach schedules to this Tranche A Term Note and endorse thereon the date and amount of the Tranche A Term Loan and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Tranche A Term Note.

I-1-1

THIS TRANCHE A TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

ADESA, INC.

By:
Name:
Title:

I-1-2

EXHIBIT I-2

FORM OF

REVOLVING NOTE

(Revolving Loans)

FOR VALUE RECEIVED, the undersigned, ADESA, INC., a Delaware corporation (the “Borrower”), HEREBY PROMISES TO PAY to                          or permitted assigns (the “Revolving Lender”), in accordance with the provisions of the Agreement, the principal amount of the Revolving Loans made by the Revolving Lender to the Borrower (the “Revolving Loans”) under that certain Amended and Restated Credit Agreement, dated as of July 25, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among the Borrower, the Subsidiary Guarantors party thereto, the Revolving Lender, the other Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer, and the other agents party thereto.

The Borrower promises to pay interest on the unpaid principal amount of each Revolving Loan made to it by the Revolving Lender from the date of such Revolving Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement.  Except as otherwise provided in Section 2.04(f) of the Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Revolving Lender in Dollars and in immediately available funds at the Administrative Agent’s Office.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Revolving Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  This Revolving Note is also entitled to the benefits of the Guaranty of each Subsidiary Guarantor and is secured by the Collateral of each Loan Party.  Upon the occurrence and during the continuance of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Revolving Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement.  Revolving Loans made by the Revolving Lender shall be evidenced by one or more loan accounts or records maintained by the Revolving Lender in the ordinary course of business.  The Revolving Lender may also attach schedules to this Revolving Note and endorse thereon the date, amount and maturity of its Revolving Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Revolving Note.

[The remainder of this page intentionally left blank.]

I-2-1

THIS REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

ADESA, INC.

By:
Name:
Title:

I-2-2

EXHIBIT J

[Form of]

AMENDED AND RESTATED

PLEDGE AGREEMENT

[Provided under separate cover]

J-1

EXHIBIT K-1

[Form of]

OPINION OF COMPANY COUNSEL

[Provided under separate cover.]

July 25, 2005

Each Financial Institution Identified

                On Schedule A hereto

Re:          ADESA, Inc.

Ladies and Gentlemen:

We have acted as special counsel to ADESA, Inc., a Delaware corporation (the “Company”) and the ultimate parent company of the subsidiaries of the Company listed on Schedule B hereto (each a “Subsidiary” and collectively, the “Subsidiaries”), and the Subsidiaries, in connection with the Amended and Restated Credit Agreement among the Company, as Borrower, the Subsidiaries, as Subsidiary Guarantors, the Lenders party thereto, Wells Fargo Bank, National Association, as Documentation Agent, JP Morgan Chase Bank, N.A., as Documentation Agent, Harris, N.A., as Syndication Agent, Suntrust Bank, as Syndication Agent, U.S. Bank National Association, as Managing Agent, LaSalle Bank National Association, as Managing Agent and Bank of America, N.A., as Administrative Agent, Swing Line Lender, L/C Issuer and Collateral Agent (all of such agents collectively, the “Agents”), dated as of July 25, 2005 (the “Credit Agreement”).  This opinion letter is provided to you at the request of the Company pursuant to Section 4.01(g) of the Credit Agreement.  Capitalized terms used in this opinion letter that are not specifically defined herein have the meanings ascribed in Schedule C attached hereto or in the Credit Agreement.

The Company and the Subsidiaries are referred to herein individually as a “Loan Party” and collectively as the “Loan Parties.”

In rendering our opinion, we have examined copies, certified or otherwise identified to our satisfaction, of the documents listed in the attached Schedule C, which is made a part hereof.  For the purposes of this opinion, the documents listed as items 1 through 3 in Schedule C are hereinafter referred to collectively as the “Loan Documents,” the documents listed in item 4 in Schedule C are hereinafter referred to as the “Financing Statements,” the documents listed as items 5 through 9 in Schedule C are hereinafter referred to collectively as the “Authorization Documents,” and the documents listed as items 1 through 9 in Schedule C (other than item 4) are hereinafter referred to collectively as the “Documents.”

We also have examined such certificates of public officials, organizational documents and records and other certificates and instruments as we have deemed necessary for the purposes of the opinions herein expressed and, with your permission, have relied upon and assumed the accuracy of such certificates, documents, records and instruments.  We have made such examination of the laws of the State of Indiana, the Delaware General Corporation Law (the

“DGCL”), the Delaware Limited Liability Company Act (the “DLLCA”), the Delaware UCC (as hereinafter defined), the New Jersey UCC (as hereinafter defined) and the laws of the United States of general application to transactions in the State of Indiana as we deemed relevant for purposes of this opinion, but we have not made a review of, and express no opinion concerning, the laws of any jurisdiction other than the State of Indiana, the DGCL, the DLLCA, the Delaware UCC, the New Jersey UCC and the laws of the United States of general application to transactions in the State of Indiana.

We have relied upon and assumed the truth and accuracy of the representations, certifications and warranties made in the Documents and have not made any independent investigation or verification of any factual matters stated or represented therein; provided, however, that such reliance and assumption would not be applicable to the extent we have actual knowledge that any such representation, certification or warranty made by any Loan Party is in any material way inaccurate or incorrect.  Whenever our opinion or confirmation herein with respect to the existence or absence of facts is indicated to be based upon our knowledge or belief, it is intended to signify that, during the course of our representation of the Company, no information has come to the attention of the attorneys who participated in the representation which would give us actual knowledge of the existence or absence of such facts.  Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts or circumstances or the assumed facts set forth herein, we accept no responsibility to make any such investigation, and no inference as to our knowledge of the existence or absence of such facts or circumstances or of our having made any independent review thereof should be drawn from our representation of the Company.  Our representation of the Company is limited to the transactions contemplated by the Loan Documents and other matters specifically referred to us by the Company.

In rendering this opinion letter to you, we have assumed with your permission:

(a)           The genuineness of all signatures, the legal capacity and competency of natural persons executing the Documents, whether on behalf of themselves or other persons or entities, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, the authenticity of the originals of such copies, and due compliance with those laws that govern the Documents other than the laws with respect to which we are opining.

(b)           The documents that have been or will be executed and delivered in consummation of the transactions contemplated by the Loan Documents are or will be identical in all material and relevant respects with the copies of the documents we have examined and on which this opinion is based.

(c)           Each party to the Loan Documents other than the Company (i) has been duly organized, is validly existing, and where applicable, is in good standing under its jurisdiction of incorporation or organization, (ii) has full corporate or other organizational power and authority to enter into, execute, deliver, receive and perform its obligations under the Loan Documents, and (iii) is qualified and authorized to do business in all states where such qualification and/or authorization is necessary.

(d)           The entry into, execution, delivery, receipt, and performance of the Loan Documents by each party thereto other than the Company have been duly authorized by all requisite action on the part of such party.

(e)           Each of the Loan Documents has been or will be duly entered into, executed, received and delivered by each party to the Loan Documents other than the Company.

(f)            Each of the Loan Documents constitutes the valid and binding obligation of each party thereto (including the Loan Parties), and is enforceable against each party thereto (including the Loan Parties) in accordance with its terms.

(g)           All terms and conditions of, or relating to, the transactions described in the Loan Documents are correctly and completely contained in the Loan Documents, and the Loan Documents have not been amended or modified by oral or written agreement or by conduct of the parties thereto.

(h)           All official public records (including their proper indexing and filing) furnished to or obtained by us, electronically or otherwise, were accurate, complete and authentic when delivered or issued and remain accurate, complete and authentic as of the date of this opinion letter.  The Authorization Documents are accurate and have not been amended or rescinded.

(i)            With respect to the Subsidiaries that are either corporations or limited liability companies, the provisions of Ind. Code 23-1-28 for Indiana corporations, Ind. Code 23-18-5 for Indiana limited liability companies and any similar requirements under the other applicable laws of any jurisdiction other than Indiana for entities organized under the laws of such jurisdictions have been satisfied in connection with the authorization, execution and delivery by the Subsidiaries of the Credit Agreement and the Pledge Agreement, and those provisions either (A) will be satisfied at the time of any enforcement of the Subsidiaries’ guarantee of the Company’s obligations pursuant to Article VII of the Credit Agreement (the “Guarantee”) against the Subsidiaries or (B) will not be applicable to prohibit the payment by the Subsidiaries of their obligations under the Guarantee.

(j)            The provisions of the Pledge Agreement are legally sufficient to create an enforceable security interest in favor of the Lenders in all right, title and interest of the Loan Parties in and to the Collateral now owned or hereafter acquired by any of the Loan Parties as security for the Obligations.

(k)           With respect to the property that is described as collateral in each of the Financing Statements, (i) the Loan Party named therein has rights within the meaning of the Uniform Commercial Code as adopted in the state of incorporation or organization of such Loan Party (the “Applicable UCC”) in the collateral as to which perfection or nonperfection of a security interest therein is governed by the provisions of the Applicable UCC, (ii) the descriptions of such collateral accurately and reasonably identify the property intended to be completely described in the Loan Documents and the Financing Statements, and (iii) the applicable Loan Party has been, or will be, furnished with a copy of its Financing Statements covering the Indiana Collateral (as defined below) as required by the Indiana UCC (as defined below).  The collateral described in the Financing Statements filed in the Delaware Secretary of State’s office shall be referred to as the “Delaware Collateral”.  The collateral described in the Financing Statements filed in the Indiana Secretary of State’s office shall be referred to as the “Indiana Collateral”.  The collateral described in the Financing Statements filed in the New Jersey Secretary of State’s office shall be referred to as the “New Jersey Collateral”, and together with the Delaware Collateral and the Indiana Collateral, the “Financing Statement Collateral”.  The Uniform Commercial Code as adopted and currently in effect in the State of Delaware shall be referred to as the “Delaware UCC”.  The Uniform Commercial Code as adopted and currently in effect in the State of Indiana shall be referred to as the “Indiana UCC”.  The Uniform Commercial Code as adopted and currently in effect in the State of New Jersey shall be referred to as the “New Jersey UCC”.  The office of the Secretary of State of the State of Delaware shall be referred to as the “Delaware Filing Office”.  The office of the Secretary of State of the State of Indiana shall be referred to as the “Indiana Filing Office”.  The office of the Secretary of State of the State of New Jersey shall be referred to as the “New Jersey Filing Office”, and collectively with the Delaware Filing Office and the Indiana Filing Office, the “Applicable Filing Office”.

(l)            The names and addresses of each of the Loan Parties and the Collateral Agent as set forth in the Financing Statements are the correct names and mailing addresses for the Loan Parties and the Collateral Agent as the case may be, and the address of the Collateral Agent set forth therein is an address from which information regarding the security interests in the Financing Statement Collateral may be obtained.

(m)          The Financing Statements will be duly and properly filed in the appropriate records of the Applicable Filing Office, and all applicable fees imposed with respect to the Financing Statements will be paid.

(n)           The execution, delivery and performance of the Loan Documents by the parties thereto (including the Company) do not and will not contravene, conflict with, violate or result in a breach of, or constitute a default under (i) any law, statute or ordinance of any jurisdiction (other than, and except to the extent an opinion thereon is given, in paragraph 5 below), (ii) any approval, consent, license, order, writ, judgment, injunction or decree of any court, arbitrator, administrative agency or other governmental authority, or (iii) any indenture, trust agreement, mortgage, deed of trust, agreement, lease, ground lease or other instrument applicable to that party or by which that party or any of its property or assets is bound.

(o)           The execution, delivery, and performance of the Loan Documents by the parties thereto (except the Company) do not and will not conflict with or violate any term or provision of any organizational document of that party.

Based on the foregoing and upon such investigation as we have deemed necessary, and subject to the assumptions, qualifications, exceptions and limitations set forth herein, we are of the opinion that:

1.             Based solely upon the Delaware Good Standing Certificate, the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

2.             The Company has the requisite corporate power and corporate authority under the DGCL to execute, deliver and perform its obligations under each of the Loan Documents.

3.             The execution and delivery of each of the Loan Documents to which the Company is a party by the Company and the consummation by the Company of the transactions contemplated thereby have been duly authorized by all requisite corporate action on the part of the Company.  Each of the Loan Documents has been duly executed and delivered by the Company under the DGCL.

4.             The execution and delivery by the Company of the Loan Documents does not, and the performance by the Company of the financial obligations thereunder will not, conflict with or violate any provision of the Company’s Certificate of Incorporation or Bylaws.

5.             The execution and delivery by each of the Loan Parties of each of the Loan Documents to which such Loan Party is a party do not, and the performance by the Loan Parties of the financial obligations thereunder will not conflict with or violate applicable provisions of Indiana law, the DGCL, the DLLCA or the laws of the United States of general application to transactions in the State of Indiana.  The opinion expressed herein is limited to those statutes, rules and regulations that a lawyer exercising customary professional diligence in commercial transactions would reasonably recognize as being applicable to the Loan Parties and the transactions contemplated by the Loan Documents.

6.             The execution and delivery by each of the Loan Parties of each of the Loan Documents to which such Loan Party is a party and the performance by the Loan Parties of the financial obligations thereunder, do not require the Loan Parties to obtain the consent or approval of or authorization by, or to make any registration or filing with, any governmental authority or regulatory body of the State of Indiana or pursuant to the DGCL or the DLLCA, except (i) any approvals and actions that already have been obtained or taken, (ii) the filing of Financing Statements in the Applicable Filing Offices, and (iii) filings associated with Indiana income tax laws and the Indiana Financial Institutions Tax, as to which we express no opinion.

7.             With respect to the Financing Statements, pursuant to the provisions of the Pledge Agreement, each of the Loan Parties identified as the “debtor” thereon has authorized the filing of the Financing Statement naming it as a debtor for purposes of Section 9-509 of the Delaware UCC, Section 9.1-509 of the Indiana UCC, and Title 12A:9-509 of the New Jersey UCC, as applicable.

8.             Each of the Financing Statements is in proper form for filing in the Applicable Filing Office pursuant to the Delaware UCC, the Indiana UCC or the New Jersey UCC, as applicable.  Assuming the provisions of the Pledge Agreement are effective under the laws of the State of New York to create a legal, valid and enforceable security interest in favor of the Collateral Agent in all right, title and interest of the Loan Parties in and to the Financing Statement Collateral now owned or hereafter acquired by any of the Loan Parties, the filing, within the meaning of Section 9-516(a) of the Delaware UCC, Section 9.1-516(a) of the Indiana UCC and Title 12A:9-516(a) of the New Jersey UCC, as applicable, of the Financing Statements in the Applicable Filing Offices will perfect the security interests created under the Pledge Agreement in the Financing Statement Collateral, to the extent that such security interests can be perfected by the filing of financing statements pursuant to Article 9 of the Delaware UCC, Article 9.1 of the Indiana UCC and Chapter 9 of Title 12A of the New Jersey UCC, as applicable.  We express no opinion with respect to filings, refilings or any other action that is necessary in the state of filing or in any other jurisdiction in order to maintain or continue perfection of such security interests.

Each of the opinions set forth above is limited by its terms and subject to the assumptions hereinabove stated and is further subject to the following qualifications, exceptions and limitations, none of which shall limit the generality of any other assumption, qualification, exception or limitation.

A.                                   We express no opinion and make no statements concerning or with respect to any statutes, ordinances, administrative decisions, rules and regulations of counties, towns, municipalities and special political subdivisions.

B.                                     Without expanding any opinion rendered or limiting the generality of any qualifications in this opinion letter, the opinion contained in paragraph 8 above is subject to the following exceptions and qualifications:

(i)                                     to maintain the effectiveness of financing statements filed with respect to the Financing Statement Collateral under the Indiana UCC, Delaware UCC and New Jersey UCC, as applicable, separate continuation statements must be filed within six (6) months prior to the expiration of each succeeding five (5) year period measured from the date of the filing of the applicable initial financing statement;

(ii)                                  additional filings also may be necessary pursuant to Sections 9-507 and 9-508 of the Delaware UCC, Sections 9.1-507 and 9.1-508 of the Indiana UCC and Title 12A:9-507 and 12A:9-508 of the New Jersey UCC, as applicable, if (i) the jurisdiction of organization of the named debtor is changed to another jurisdiction, in which event a new appropriate financing statement should be filed in the new jurisdiction of organization, or (ii) the named debtor changes its name such that a filed financing statement becomes seriously misleading within the meaning of Section 9-506 of the Delaware UCC, Section 9.1-506 of the Indiana UCC and Title 12A:9-506 of the New Jersey UCC, as applicable, in which event the filing is not effective to perfect a security interest in collateral acquired by the debtor more than four (4) months after the change, unless a new appropriate financing statement is filed before the expiration of that time;

(iii)                               continued perfection of a security interest in personal property constituting “proceeds” may be limited to the extent set forth in Section 9-315 of the Delaware UCC, Section 9.1-315 of the Indiana UCC and Title 12A:9-315 of the New Jersey UCC, as applicable, and under certain circumstances described in Sections 9-320, 9-330 and 9-331 of the Delaware UCC, Sections 9.1-320, 9.1-330 and 9.1-331 of the Indiana UCC and Title 12A:9-320, 12A:9-330 and 12A:9-331 of the New Jersey UCC, as applicable, purchasers of such personal property may take the same free of a perfected security interest;

(iv)                              perfection of a security interest in money (as such term is defined in Section 1-201(24) of the Delaware UCC, Article 1 of the Indiana UCC  and Title 12A:1-201(24) of the New Jersey UCC, as applicable) requires possession thereof by the secured party as provided in Section 9-312 of the Delaware UCC, Section 9.1-312 of the Indiana UCC and Title 12A:9-312 of the New Jersey UCC, as applicable; a security interest in instruments (as such term is defined in Section 9-312 of the Delaware UCC, Article 9.1 of the Indiana UCC and Title 12A:9-312 of the New Jersey UCC, as applicable) may be perfected by filing or by possession thereof by the secured party as provided in Section 9-312 of the Delaware UCC,  Section 9.1-312 of the Indiana UCC and Title 12A:9-312 of the New Jersey UCC, as applicable.

(v)                                 a security interest in investment property (as such term is defined in Article 9 of the Delaware UCC, Article 9.1 of the Indiana UCC and Chapter 9 of the New Jersey UCC, as applicable) may be perfected by obtaining control (as such term is defined in Article 9 of the Delaware UCC, Article 9.1 of the Indiana UCC and Chapter 9 of the New Jersey UCC, as applicable) over such property as provided in Section 9-314 of the Delaware UCC, Section 9.1-314 of the Indiana and Title 12A:9-314 of the New Jersey UCC, as applicable, or, in certain instances, by the filing of a financing statement as provided in Section 9-312 of the Delaware UCC, Section 9.1-312  of the Indiana UCC and Title 12A:9-312 of the New Jersey UCC, as applicable.

(vi)                              perfection of a security interest in deposit accounts (as such term is defined in Article 9 of the Delaware UCC, Article 9.1 of the Indiana UCC and Chapter 9 of the New Jersey UCC, as applicable) requires control (as such term is defined in Article 9 of the Delaware UCC, Article 9.1 of the Indiana UCC, and Chapter 9 of the New Jersey UCC, as applicable) over such property as provided in Sections 9-312 and 9-314 of the Delaware UCC, Sections 9.1-312 and 9.1-314 of the Indiana UCC and Title 12A:9-312 and 12A:9-314 of the New Jersey UCC, as applicable.

(vii)                           perfection of a security interest in letter of credit rights, advances of credit or related rights may, depending on the circumstances, involve certain actions specified in Sections 5-112, 5-113, 5-114, 9-312 and 9-314 of the Delaware UCC, Sections 5.1-112, 5.1-113, 5.1-114, 9.1-312, and 9.1-314 of the Indiana UCC or Title 12A:5-112, 12A:5-113, 12A:5-114, 12A:9-312, and 12A:9-314 of the New Jersey UCC, as applicable.

(viii)                        in the case of property which becomes Collateral after the date hereof, Section 552 of the United States Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the United States Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case; and

(ix)                                perfection of security interests in governmental licenses, permits, authorizations and contract rights with government or governmental instrumentalities, commissions, boards or agencies, and in proceeds of the same, are or may be subject to requirements, restrictions or limitations set forth in applicable statutes, laws, rules or regulations.

C.            We note the existence of Ind. Code 24-4.6-1-104 which provides that parties “may agree upon any method of computing interest on a loan or a forbearance of money, goods, or things in action if the amount of interest on the unpaid balances of the principal does not exceed any limitation imposed by law upon charges incident to the extension of credit.”  Ind. Code 24-4.6-1-104(a).  This provision further states that parties may agree to a variety of ways of computing interest consisting of “[s]imple interest on the outstanding balance of the principal to which is added past due installments of interest, the sum of which forms the principal upon which interest thereafter shall be computed.  The addition to principal in this manner may occur repeatedly but not more frequently than daily.”  Ind. Code 24-4.6-1 -104(b)(2) (Emphasis supplied).  Our opinion is limited by the application of these statutory provisions.

D.            We hereby advise you that while Ind. Code 24-4.6-1-104(c) provides that the method of computing interest agreed upon by the parties to a loan continues to apply after the term of the loan, including after the award of a judgment on the loan, until all principal and interest and the amount of any judgment are paid, Ind. Code 24-4.6-1-101(1) imposes a statutory limit on the interest rate that can be charged on a money judgment.  As a result, Indiana law could operate to limit the rate of interest that can be charged on a loan, if the loan is reduced to a judgment.

E.             We have not considered and do not express an opinion with respect to any federal or state (including Indiana) securities, tax, or antitrust laws and regulations.  Our opinions set forth in this letter are expressly subject to the effect of the applicable federal and state (including Indiana) securities, tax and antitrust laws and regulations.

F.             In rendering the opinions expressed above, we have not undertaken any investigation of the business, property or affairs of the Company or any other party to the Loan Documents.

G.            We have not considered and do not express an opinion with respect to the power and authority of the Lenders to enter into the Loan Documents or to carry out the transactions contemplated thereby, or as to any federal or state law or regulation imparting the authority to do so.

H.            We have not made any search or examination of public records with respect to the Collateral and have not inspected any of the Collateral in connection with this opinion.  Accordingly, our opinion with respect to the Loan Documents as such and the properties described therein and encumbered thereby is predicated solely upon the assumed facts herein contained.

I.              In rendering our opinion we have made no investigation of and express no opinion with respect to:  (i) the state of title to the Collateral or any part thereof, (ii) what liens, security interests, charges or encumbrances thereon actually are of record, (iii) whether the Collateral described in the Loan Documents is the property intended to be encumbered thereby, or (iv) the priority of any lien or security interest granted or purported to be granted to the Collateral Agent by the Loan Parties, and the opinions set forth above are limited accordingly.

J.             Our opinions set forth in this letter relating in any way to the Financing Statements only pertain to items (a) that constitute Financing Statement Collateral and (b) in which a security interest may be perfected by the filing of a financing statement in the Applicable Filing Office under the Applicable UCC.  In this regard and without expanding the term Financing Statement Collateral, Financing Statement Collateral, for purposes of this opinion, does not include items (i) which are subject to a certificate of title statute; (ii) in which a consensual security interest cannot be granted under Article 9 of the Delaware UCC, Article 9.1 of the Indiana UCC, Chapter 9 of the New Jersey UCC or Article 9 of the Uniform Commercial Code as adopted and currently in effect in the State of New York, as applicable; or (iii) which consist or will consist of deposit accounts, electronic chattel paper, fixtures, manufactured homes, watercraft, automobiles, ordinary building materials incorporated into an improvement on land, consumer goods, farm products, timber, minerals to be extracted (including oil and gas) or accounts resulting from the sale thereof, equipment used in farming operations (or accounts or general intangibles resulting from the sale thereof), registered copyrights, beneficial interests in a trust or decedent’s estate, or items which are subject to a certificate of title statute of another state or jurisdiction or a statute or a treaty of the United States which provides for a national or international registration or national or international certificate of title for the perfection of a security interest therein and/or which specifies a place of filing different from that specified in the Applicable UCC for filing to perfect such security interest.

K.            We express no opinion with respect to the use of the phrase “other property” or other similarly broad terms in any collateral description in the Pledge Agreement.

L.             We express no opinion with respect to the validity, enforceability or perfection of any security interest purportedly granted in (i) causes of action in tort, or (ii) property excluded from the scope of Article 9 of the Delaware UCC, Article 9.1 of the Indiana UCC and Chapter 9 of the New Jersey UCC, as applicable.

M.           Without limiting the generality of any other exception, limitation or qualification, we express no opinion in this letter with respect to (i) the application of any law, statute, rule or regulation relating to the environment, health or safety; or (ii) any law, statute, rule, or regulation that may apply to any party as a result of its activities in the State of Indiana that are not directly related to the transactions contemplated by the Loan Documents.

N.            We call to your attention that the right of the Collateral Agent to become a partner or member in any portion of the Collateral consisting of a partnership interest or interest in a limited liability company may be limited by applicable law and the terms of the partnership agreement or limited liability company agreement pursuant to which the partnership or limited liability company was formed, as amended from time to time, and that the only remedy may be the right to receive distributions to which the Loan Party is otherwise entitled pursuant to the partnership agreement or limited liability company agreement.

The opinions expressed herein are matters of professional judgment, are not a guarantee of result and are effective only as of the date hereof.  We do not undertake to advise you of any matter within the scope of this letter that comes to our attention after the date of this letter and disclaim any responsibility to advise you of any future changes in law or fact that may affect the opinions set forth herein.  We express no opinion other than as hereinbefore expressly set forth.  No expansion of the opinions expressed herein may or should be made by implication or otherwise.

We understand that you are separately receiving an opinion, with respect to certain of the foregoing assumptions from George J. Lawrence, Executive Vice President, General Counsel and Secretary of the Company, and Hodgson Russ LLP and we are advised that such opinions contain qualifications.  Our opinions herein stated are based on the assumptions specified above and we express no opinion as to the effect on the opinions herein stated of the qualifications contained in such other opinions.

We are informed that you are relying on this opinion letter in connection with the consummation of the actions and transactions contemplated by the Loan Documents.  The foregoing opinions shall not be relied upon for any other purpose or by any other party; provided that each Lender under the Credit Agreement as of the date hereof and each assignee of such

Lender that hereafter becomes a “Lender” under the Credit Agreement pursuant to the assignment provisions incorporated by reference in Section 10.04(b) thereof may rely on this opinion with the same effect as if it was originally addressed to such assignee.  The use or reliance upon this opinion letter by any other person or entity without our prior written consent is strictly prohibited.

Very truly yours,

SCHEDULE A

FINANCIAL INSTITUTIONS

Bank of America, N.A.,
                as Administrative Agent, Swingline Lender, L/C Issuer and Collateral Agent,

Wells Fargo Bank, National Association,
                as Documentation Agent,

JP Morgan Chase Bank, N.A.,
                as Documentation Agent,

Harris, N.A.,
                as Syndication Agent,

Suntrust Bank,
                as Syndication Agent,

U.S. Bank National Association,
                as Managing Agent,

LaSalle Bank National Association,
                as Managing Agent

and

Each Lender that is a signatory to the Credit Agreement or a Lender Addendum as of the date hereof

A-1

SCHEDULE B

SUBSIDIARIES

Name	Domicile State
A.D.E. OF ARK-LA-TEX, INC.	Louisiana
ADESA NEW JERSEY, INC.	New Jersey
ADESA PENNSYLVANIA, INC.	Pennsylvania
ADESA PROPERTIES CANADA, INC.	Delaware
ADESA PROPERTIES, INC.	Delaware
ADESA TEXAS, INC.	Texas
AUTO BANC CORPORATION	New Jersey
AUTOMOTIVE FINANCE CORPORATION	Indiana
AUTOMOTIVE RECOVERY SERVICES, INC.	Indiana
AUTOVIN, INC.	Indiana
COMSEARCH, INC.	Rhode Island
IRT RECEIVABLES CORP.	Indiana
PAR, INC.	Indiana
ADESA ARK-LA-TEX, LLC	Louisiana
A.D.E. OF KNOXVILLE, LLC	Tennessee
ADESA ARKANSAS, LLC	Delaware
ADESA BIRMINGHAM, LLC	Alabama
ADESA CALIFORNIA, LLC	California
ADESA CHARLOTTE, LLC	North Carolina
ADESA COLORADO, LLC	Colorado
ADESA DES MOINES, LLC	Iowa
ADESA FLORIDA, LLC	Florida
ADESA INDIANAPOLIS, LLC	Indiana
ADESA LANSING, LLC	Michigan
ADESA LEXINGTON, LLC	Kentucky
ADESA MISSOURI, LLC	Missiouri
ADESA NEW YORK, LLC	New York
ADESA OHIO, LLC	Ohio
ADESA OKLAHOMA, LLC	Oklahoma
ADESA SOUTHERN INDIANA, LLC	Indiana
ADESA WASHINGTON, LLC	Washington
ADESA WISCONSIN, LLC	Wisconsin
AUTO DEALERS EXCHANGE OF CONCORD, LLC	Massachusetts
AUTO DEALERS EXCHANGE OF MEMPHIS, LLC	Tennessee
ADESA ATLANTA, LLC	New Jersey
ADESA PHOENIX, LLC	New Jersey
ADESA-SOUTH FLORIDA, LLC	Indiana
ADESA CORPORATION, LLC	Indiana
ASSET HOLDINGS III, L.P.	Ohio
ADESA VIRGINIA, LLC	Virginia

B-1

SCHEDULE C

LIST OF DOCUMENTS REVIEWED

1.                                       The Credit Agreement.

2.                                       Amended and Restated Pledge Agreement dated as of the date hereof (the “Pledge Agreement”) made by Loan Parties in favor of Collateral Agent.

3.                                       Each of the Tranche A Term Notes and Revolving Notes dated as of the date hereof (collectively, the “Notes”) made by the Company in favor of the Lenders who requested such notes.

4.                                       Unfiled copies of UCC-1 financing statements listed on and attached to Attachment 1 hereto identifying the Collateral Agent as secured party, which we understand will be filed in the office of the Secretary of State in the state indicated on Attachment 1 (such financing statements collectively, the “Financing Statements”).

5.                                       Certificate of Incorporation of the Company as certified by the Secretary of State of the State of Delaware on July 19, 2005 to be a true and complete copy of the Certificate of Incorporation of the Company, as amended.

6.                                       Bylaws of the Company, as certified by the Secretary of the Company as of the date hereof to be a true and complete copy of the Bylaws of the Company.

7.                                       Certificate of Good Standing issued by the Secretary of State of the State of Delaware, dated July 19, 2005 (the “Delaware Good Standing Certificate”).

8.                                       Resolutions of the Board of Directors of the Company adopted on June 24, 2005 certified by the Secretary of the Company as of the date hereof.

9.                                       Certificate of officers of the Company and each other Loan Party dated as of the date hereof as to certain factual matters.

C-1

ATTACHMENT 1

FINANCING STATEMENTS

“Delaware Collateral”

Named Debtor:	Collateral is Equity Interest in:	Applicable State:
ADESA, Inc.	A.D.E. of Ark-La-Tex, Inc.	DE
ADESA, Inc.	ADESA New Jersey, Inc.	DE
ADESA, Inc.	ADESA Pennsylvania, Inc.	DE
ADESA, Inc.	ADESA Properties, Inc.	DE
ADESA, Inc.	ADESA Texas, Inc.	DE
ADESA, Inc.	Auto Banc Corporation	DE
ADESA, Inc.	Automotive Finance Corporation	DE
ADESA, Inc.	Automotive Recovery Services, Inc.	DE
ADESA, Inc.	AutoVIN, Inc.	DE
ADESA, Inc.	ComSearch, Inc.	DE
ADESA, Inc.	PAR, Inc.	DE
ADESA, Inc.	A.D.E. of Knoxville, LLC	DE
ADESA, Inc.	ADESA Arkansas, LLC	DE
ADESA, Inc.	ADESA Birmingham, LLC	DE
ADESA, Inc.	ADESA California, LLC	DE
ADESA, Inc.	ADESA Charlotte, LLC	DE
ADESA, Inc.	ADESA Colorado, LLC	DE
ADESA, Inc.	ADESA Des Moines, LLC	DE
ADESA, Inc.	ADESA Florida, LLC	DE
ADESA, Inc.	ADESA Indianapolis, LLC	DE
ADESA, Inc.	ADESA Lansing, LLC	DE
ADESA, Inc.	ADESA Lexington, LLC	DE
ADESA, Inc.	ADESA Missouri, LLC	DE
ADESA, Inc.	ADESA New York, LLC	DE
ADESA, Inc.	ADESA Ohio, LLC	DE
ADESA, Inc.	ADESA Oklahoma, LLC	DE
ADESA, Inc.	ADESA Southern Indiana, LLC	DE
ADESA, Inc.	ADESA Washington, LLC	DE
ADESA, Inc.	ADESA Wisconsin, LLC	DE
ADESA, Inc.	Auto Dealers Exchange of Concord, LLC	DE
ADESA, Inc.	Auto Dealers Exchange of Memphis, LLC	DE
ADESA, Inc.	ADESA Corporation, LLC	DE
ADESA, Inc.	Asset Holdings III, L.P.	DE
ADESA Properties, Inc.	ADESA Properties Canada, Inc.	DE

Attachment 2-1

“Indiana Collateral”

Named Debtor:	Collateral is Equity Interest in:	Applicable State:
Automotive Finance Corporation	IRT Receivables Corp.	IN
ADESA Corporation, LLC	ADESA Virginia, LLC	IN
ADESA Corporation, LLC	Asset Holdings III, L.P.	IN

“New Jersey Collateral”

Named Debtor:	Collateral is Equity Interest in:	Applicable State:
ADESA New Jersey, Inc.	ADESA Atlanta, LLC	NJ
ADESA New Jersey, Inc.	ADESA Phoenix, LLC	NJ

Attachment 2-2

EXHIBIT K-2

[Form of]

OPINION OF LOCAL COUNSEL

Box 25, Commerce Court West
199 Bay Street
Toronto, Ontario, Canada
M5L 1A9

July 25, 2005	Deliveries: 28th Floor
Telephone: 416.863.2400
Facsimile: 416.863.2653
www.blakes.com

Each Financial Institution	Reference: 69464/2
identified on Annex A hereto

Dear Sirs/Mesdames:

Re: ADESA, Inc. – Pledge Agreement

We have acted as Ontario counsel to Automotive Finance Canada Inc. (the “Pledged Entity”) in connection with the pledge by Automotive Finance Corporation (the “Pledgor”) of certain of the issued and outstanding shares of the Pledged Entity held by the Pledgor pursuant to an Amended and Restated Pledge Agreement dated July 25, 2005 (the “Pledge Agreement”) among ADESA, Inc., as borrower, the Pledgor, as a subsidiary guarantor, the other Guarantors party thereto and Bank of America, N.A. as collateral agent under the Credit Agreement (as defined below) (the “Agent”).

All capitalized terms used but not defined in this opinion have the meanings set forth in the Pledge Agreement.  In addition, when used in this opinion, the following terms have the following meanings:  (a) ”PPSA” means the Personal Property Security Act (Ontario); and (b) ”Lien” means any mortgage, hypothec, assignment (whether absolute or by way of security), lien (statutory or otherwise), security interest or other encumbrance of any kind or nature whatsoever.

In connection with this transaction, we have examined executed copies of each of the following documents:

(a)                                  the Pledge Agreement; and

(b)                                 the Amended and Restated Credit Agreement dated July 25, 2005 among ADESA, Inc., as borrower, the Pledgor, as a subsidiary guarantor, the other Guarantors party thereto, the Lenders party thereto, Wells Fargo Bank National Association and JPMorgan Chase Bank, N.A., as Documentation Agents, Harris, N.A. and Suntrust Bank, as Syndication Agents, US Bank National Association and Lasalle Bank National Association, as Managing Agents, and Bank of

Montréal • Ottawa • Toronto • Calgary • Vancouver • New York • Chicago • London • Beijing

America, N.A., as Administrative Agent, Swingline Lender, L/C Issuer and Collateral Agent (the “Credit Agreement”).

We have also:

(c)                                  examined such statutes and regulations, public records and certificates of government officials including, without limitation, a certificate of status for the Pledged Entity, issued by the Ontario Ministry of Consumer and Business Services on July 22, 2005;

(d)                                 examined such corporate records of the Pledged Entity;

(e)                                  made such further examinations, investigations and searches; and

(f)                                    considered such questions of law,

as we have considered relevant and necessary as a basis for the opinions hereinafter expressed.

We have relied solely and without independent verification upon a certificate (the “Officer’s Certificate”) of an officer of the Pledged Entity, dated July 25, 2005, a copy of which has been delivered to you separately, as to factual matters material to the opinions expressed herein.

The opinions expressed herein relate only to the laws of the Province of Ontario (the “Province”) and the federal laws of Canada applicable therein at the date hereof, and no opinions are expressed with respect to the laws of any other jurisdiction.  In particular, without limiting the generality of the immediately preceding sentence, no opinion is expressed with respect to the laws of any other jurisdiction to the extent such laws may govern the validity, perfection or effect of perfection or non-perfection of the Liens expressed to be created by or under the Pledge Agreement as a result of the application of the conflict of laws rules of the Province including, without limitation, Sections 5 to 8, inclusive, of the PPSA.

For the purposes of the opinions expressed herein, we have assumed:

(a)                                  the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic or electronically transmitted copies or facsimiles thereof and the authenticity of the originals of such certified, photostatic or electronically transmitted copies or facsimiles;

(b)                                 the accuracy, currency and completeness of the indices and filing systems maintained by the public offices and registries where we have searched or enquired or have caused searches or enquiries to be made and of the information and advice provided to us by appropriate government, regulatory or other like officials with respect to those matters referred to herein;

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(c)                                  that each of the parties to the Pledge Agreement has all requisite corporate power and capacity to execute and deliver the Pledge Agreement and to exercise its rights and perform its obligations thereunder, and has taken all necessary corporate action to authorize the execution and delivery of the Pledge Agreement and the exercise of its rights and the performance of its obligations thereunder;

(d)                                 that each of the parties to the Pledge Agreement has duly executed and delivered the Pledge Agreement;

(e)                                  that the Pledge Agreement is a legal, valid and binding obligation of each of the parties thereto under the laws of the State of New York, enforceable against each such party by each other party thereto in accordance with its terms; and

(f)                                    that the Pledge Agreement creates, under the laws of the State of New York, a security interest in favour of the Agent in all Pledged Collateral (as defined therein) in which the Pledgor has an interest.

For greater certainty, a specific assumption, limitation or qualification in this opinion is not to be interpreted to restrict the generality of an assumption, limitation or qualification expressed in general terms that includes the subject matter of the specific assumption, limitation or qualification.

Based on and subject to the foregoing and the assumptions and qualifications set out at the end of this opinion, we are of the opinion that, on the date hereof:

1.             Relying solely on the certificate of status for the Pledged Entity referred to above and the Officer’s Certificate, the Pledged Entity is a corporation incorporated and existing under the laws of the Province.  The Pledged Entity has the corporate power and capacity to own and lease its property and assets and to carry on its business as is now being carried on by it.

2.             The Pledge Agreement creates a valid security interest in favour of the Agent in any collateral described therein in which the Pledgor now has rights, and is sufficient to create a valid security interest in favour of the Agent in such collateral described therein in which the Pledgor hereafter acquires rights when those rights are acquired by the Pledgor, in each case to secure payment and performance of the obligations described therein as being secured thereby.

3.             All necessary corporate action has been taken by the Pledged Entity and its shareholders to authorize the transfer of the Pledged Shares (as defined in the Pledge Agreement) owned by the Pledgor in the capital of the Pledged Entity contemplated by the Pledge Agreement, including the registration, on the share transfer register of the Pledge Entity, of the transfer of such Pledged Shares to the Agent and any subsequent transfer of such Pledged Shares by the Agent in connection with any disposition of such Pledged Shares by the Agent.

4.             In the event that the Pledge Agreement is sought to be enforced against the Pledgor in any action or proceeding in the Province in accordance with the laws applicable thereto as chosen by

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the parties, namely the laws of the State of New York, the courts in the Province would recognize such choice of laws provided that such choice was not made with a view to avoiding the consequences of the laws of any other jurisdiction and provided that such choice is not contrary to public policy, as that term is understood under the laws of the Province.

5.             In the event that the Pledge Agreement is sought to be enforced against the Pledgor in any action or proceeding in the Province in accordance with the laws applicable thereto as chosen by the parties, namely the laws of the State of New York, the courts in the Province would, subject to paragraph 4 of this opinion, apply the laws of the State of New York, upon appropriate evidence as to such laws being adduced and accepted as a matter of fact, provided that none of the provisions of the Pledge Agreement or of the laws of the State of New York are contrary to public policy, as such term is understood under the laws of the Province.  A court in the Province has, however, an inherent power to decline to hear such an action or proceeding if it is contrary to public policy, as such term is understood in the Province, for it to do so, or if such court is not the proper forum to hear such action, or if concurrent proceedings are being brought elsewhere.

6.             A final and conclusive in personam judgment against the Pledgor arising out of or relating to the Pledge Agreement, obtained in a court in the State of New York (a “foreign judgment”), which is not impeachable as void or voidable under the internal laws of the State of New York, for a debt or definite sum of money, given on the merits, would be recognized and enforced by the courts in the Province in an action to enforce the foreign judgment, provided that:

(a)                                  the enforcement of the foreign judgment would not be contrary to public policy, as that term is understood under the laws of the Province;

(b)                                 the foreign judgment was not obtained by fraud;

(c)                                  the foreign judgment and the proceedings leading thereto did not involve the breach of and was not otherwise contrary to natural justice, including the fundamental rights of a person to be heard fairly;

(d)                                 the court rendering the foreign judgment had jurisdiction over the subject matter;

(e)                                  no fresh evidence is adduced by any party thereto which could not have been discovered prior to the foreign judgment by reasonable diligence by such party and which shows such foreign judgment to be erroneous;

(f)                                    the enforcement of the foreign judgment does not constitute, directly or indirectly, the enforcement of foreign revenue, expropriatory, penal, public or similar law;

(g)                                 application to enforce the foreign judgment is made against the Pledgor in the Province within the applicable limitation period;

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(h)                                 the court rendering the foreign judgment had jurisdiction over the Pledgor, as recognized by the courts of the Province;

(i)                                     no order restricting the enforcement of the foreign judgment has been made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada);

(j)                                     no order has been made by the Competition Tribunal established under the Competition Act (Canada) restricting implementation of the foreign judgment as adversely affecting competition in Canada or domestic or foreign trade in Canada;

(k)                                  the action giving rise to the foreign judgment is reconizable under the law of the Province;

(l)                                     the Pledgor was duly served with process in accordance with the laws of the State of New York; and

(m)          the foreign judgment has not been satisfied and is a subsisting judgment.

The foregoing opinions are subject to the following assumptions and qualifications:

(a)                          the enforceability of the Pledge Agreement may be limited by any applicable bankruptcy, insolvency, winding-up, reorganization, arrangement, moratorium or other laws affecting creditors’ rights generally;

(b)                         the enforceability of the Pledge Agreement may be limited by general principles of equity and the obligation to act in a reasonable manner, and no opinion is expressed regarding the availability of any equitable remedy (including those of specific performance and injunction) which remedies are only available in the discretion of a court of competent jurisdiction;

(c)                          the enforcement of the Pledge Agreement is subject to the discretion of a court of competent jurisdiction to impose restrictions on the rights of creditors to enforce immediate payment of amounts stated to be payable on demand;

(d)                         the awarding of costs is in the discretion of a court of competent jurisdiction;

(e)                          pursuant to the Currency Act (Canada), a judgment by a court in any province in Canada may be awarded in Canadian currency only and such judgment may be based on a rate of exchange in existence on a day other than the day of payment of such judgment;

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(f)                            the PPSA may affect the enforcement of certain remedies under the Pledge Agreement;

(g)                         no opinion is expressed regarding the existence of, or the right, title or interest of the Pledgor to, any property, or the perfection, ranking or priority of any Lien or other interest expressed to be created by or under the Pledge Agreement;

(h)                         we have assumed that the parties to the Pledge Agreement have not agreed to postpone the time for attachment of any Lien expressed to be created thereunder;

(i)                             no opinion is expressed regarding the creation, validity, enforceability or perfection of any Lien or other interest expressed to be created by or under the Pledge Agreement with respect to any property of the Pledgor or any proceeds of such property that are not identifiable or traceable;

(j)                             no opinion is expressed regarding the creation, validity, enforceability or perfection of any Lien or other interest in (a) any policy of insurance or contract of annuity; or (b) any debt owing to the Pledgor by the Crown in right of Canada or any agent thereof; and

(k)                          no opinion is expressed regarding the legality, validity, binding effect or enforceability of the Credit Agreement and, except as expressly stated in paragraphs 4 and 5 and subject, for greater certainty, to the limitations and qualifications set out in such paragraphs, no opinion is expressed regarding the legality, validity, binding effect or enforceability of the Pledge Agreement.

This opinion is provided solely for the benefit of each addressee of this opinion and each successor and assignee of each such addressee, in connection with the transactions described herein.  This opinion may not be relied upon by or disclosed to anyone else or used for any other purpose, without our prior written consent.

Yours truly,

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ANNEX A

Bank of America, N.A., as Administrative Agent,

Swingline Lender, L/C Issuer and Collateral Agent

Wells Fargo Bank, National Association,

as Co-Documentation Agent

JPMorgan Chase Bank, N.A.,

as Co-Documentation Agent

Harris, N.A.,

as Syndication Agent

SunTrust Bank,

as Syndication Agent

U.S. Bank National Association,

as Managing Agent

LaSalle Bank National Association,

as Managing Agent

Each Lender that is a signatory to the Credit Agreement

or a Lender Addendum as of the date hereof

Suite 900 Purdy’s Wharf Tower One	Correspondence: P.O. Box 997	Telephone: 902.420.3200 Fax: 902 420.1417	Maurice P. Chiasson Direct Dial: 902.420.3300
1959 Upper Water Street	Halifax, NS	halifax@smss.com	Direct Fax: 902.496 6176
Halifax, NS	Canada B3J 2X2	www.smss.com	mchiasson@smss.com
Canada B3J 3N2

MPC: NS36435-1

July 25, 2005

Each of the Parties Identified in
Appendix “A”

Dear Sirs:

Re:                             ADESA, Inc. - Pledge Agreement

We have acted as Nova Scotia counsel to ADESA, Inc. (the “Borrower”) in connection with the credit facilities provided under an amended and restated credit Agreement (the “Credit Agreement”) dated as of July 25, 2005, among the Borrower, the Guarantors party thereto, the Lenders party thereto, Wells Fargo Bank, National Association and JPMorgan Chase Bank, N.A. as Documentation Agents, Harris, N.A. and SunTrust Bank as Syndication Agents, U.S. Bank National Association and LaSalle Bank National Association as Managing Agents and Bank of America, N.A., as Administrative Agent, Swing Line Lender, L/C Issuer and Collateral Agent (the “Agent”).

We have also acted as Nova Scotia counsel to:

(a)                                  3048540 Nova Scotia Company in connection with the pledge by the Borrower of certain of the issued and outstanding shares of 3048540 Nova Scotia Company pursuant to an amended and restated pledge agreement dated as of July 25, 2005 (the “Pledge Agreement”) between the Borrower, the Guarantors party thereto and the Agent;

(b)                                 3048538 Nova Scotia Company in connection with the pledge by ADESA Properties Canada, Inc. of certain of the issued and outstanding shares of 3048538 Nova Scotia Company pursuant to the Pledge Agreement; and

(c)                                  AutoVIN Canada Corporation in connection with the pledge by AutoVIN, Inc. of certain of the issued and outstanding shares of AutoVIN Canada Corporation pursuant to the Pledge Agreement.

3048540 Nova Scotia Company, 3048538 Nova Scotia Company and AutoVIN Canada Corporation are sometimes collectively described as the “Pledged Entities”.  The Borrower, ADESA Properties Canada, Inc. and AutoVIN, Inc. are sometimes collectively described as the “Pledgors”.

Contact Us:	Charlottetown	Fredericton	Halifax	Moncton	Saint John	St. John’s

All capitalized terms in this opinion letter which are not specifically defined in this opinion letter shall have the meanings given in the Credit Agreement.

In connection with this opinion, we have reviewed the originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

1.                                       the Credit Agreement;

2.                                       the Pledge Agreement;

3.                                       the Certificate of Incorporation and Memorandum and Articles of Association of each of the Pledged Entities;

4.                                       certificates of status issued by the Registrar of Joint Stock Companies each dated July 22, 2005, with respect to the Pledged Entities; and

5.                                       such other documents which we have deemed necessary or advisable for the purposes of giving the opinions expressed below.

In connection therewith and in giving the opinions expressed below, we have assumed:

(a)                                  the genuineness of all signatures, the legal capacity at all relevant times of any natural persons signing any documents, the authenticity of all documents submitted to us as originals, the conformity to authentic originals of all documents submitted to us as certified or true copies or as reproductions (including documents received by facsimile machine) and the truthfulness of all certificates of public officials and corporate officers;

(b)                                 that each party to the Pledge Agreement has all necessary power and capacity to execute and deliver the Pledge Agreement and perform its obligations thereunder, has duly authorized, executed and delivered the Pledge Agreement and that the Pledge Agreement constitutes the legal, valid and binding obligation of the parties thereto, enforceable against each of them in accordance with its terms under the laws by which it is governed;

(c)                                  that:

(i)                                     value has been given by the Agent for and on behalf of the Lenders; and

(ii)                                  the Agent has not agreed in writing with the Pledgors to postpone the time for attachment of the security interests created by the Pledge Agreement (the “Security Interest”).

We are qualified to practice law in the Province of Nova Scotia and have made no investigation of the laws of any jurisdiction other than the laws of the Province of Nova Scotia and the federal laws of Canada applicable therein. The opinions hereinafter expressed are limited to the laws of the Province of Nova Scotia and the federal laws of Canada applicable therein in effect on the

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date hereof.  Without limiting the generality of the immediately preceding sentence, we express no opinion with respect to the laws of any other jurisdiction to the extent that those laws may govern the validity, perfection, effect of perfection or non-perfection or enforcement of the Security Interest as a result of the application of Nova Scotia conflict of laws rules, including, without limitation, sections 6 to 9 of the Nova Scotia Personal Property Security Act (the “PPSA”).  In addition, we express no opinion whether, pursuant to those conflict of laws rules, Nova Scotia laws would govern the validity, perfection, effect of perfection or non-perfection or enforcement of the Security Interest.

Based upon the foregoing, and subject to the limitations and qualifications set forth below, we are of the opinion that:

1.                                       Each of the Pledged Entities is a body corporate incorporated under the laws of Nova Scotia and is a valid and subsisting company under the laws of Nova Scotia.

2.                                       Each of the Pledged Entities has the corporate power and authority to own, lease and operate its property and assets and carry on business as presently conducted.

3.                                       The Pledge Agreement creates a valid security interest in favour of the Agent in the collateral referred to in the Pledge Agreement in which the Pledgors now have rights, and is sufficient to create a valid security interest in favour of the Agent in any such collateral in which the Pledgors hereafter acquire rights when those rights are acquired by the Pledgors (the collateral in which the Pledgors have rights or in which the Pledgors acquire rights is collectively described as the “Collateral”), in each case to secure payment and performance of the obligations described therein as being secured thereby.

4.                                       In the event that the Pledge Agreement is sought to be enforced in any action or proceeding in the Province of Nova Scotia in accordance with the stated choice of law, namely the laws of the State of New York, the courts of the Province of Nova Scotia:

(a)                                  would recognize the choice of law if it was not made with a view to avoiding the consequences of the laws of any other jurisdiction and that choice is not otherwise contrary to public policy, as such term is understood under the laws of the Province of Nova Scotia, and

(b)                                 would, subject to clause (a) above, apply the laws of the State of New York upon appropriate evidence as to such laws being adduced, provided that none of the provisions of the Pledge Agreement or of the applicable laws of the State of New York are contrary to public policy, as such term is understood under the laws of the Province of Nova Scotia.  A court in the Province of Nova Scotia has, however, an inherent power to decline to hear such action or proceeding if it is contrary to public policy, as such term is understood under the laws of the Province of Nova Scotia for it to do so, or if that court is not the proper forum to hear such action or proceeding, or if concurrent proceedings are being brought elsewhere.

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5.                                       The laws of the Province of Nova Scotia permit an action to be brought in a Nova Scotia court on any final and conclusive judgment in personam for a sum certain with respect to a claim made under the Pledge Agreement under the internal laws of the State of New York obtained in a court in the State of New York (a “New York Court”) which is not impeachable as void or voidable under the internal laws of the State of New York in accordance with the submission by the Pledgors to the jurisdiction of the New York Court pursuant to section 8.7 of the Pledge Agreement if:

(a)                                  that judgment was not obtained by fraud or in a manner contrary to “natural justice” and the enforcement of that judgment would not be contrary to “public policy” as such terms are applied by the courts of the Province of Nova Scotia;

(b)                                 the New York Court did not act without jurisdiction under the conflict of laws rules of the laws of the Province of Nova Scotia and, in this regard, the submission to the non-exclusive jurisdiction of the New York Court by the Pledgors pursuant to Section 8.7 of the Pledge Agreement would be recognized by a Nova Scotia court as conferring jurisdiction on the New York Court;

(c)                                  the Pledgors or their respective agents appointed in accordance with Section 8.7 of the Pledge Agreement were duly served with the process of the New York Court or appeared to defend such process, and, for the purposes of service of process, it is not sufficient that the Pledgors had agreed to submit to the jurisdiction of State of New York;

(d)                                 the judgment is not contrary to the final and conclusive judgment of another jurisdiction;

(e)                                  the enforcement of that judgment does not constitute, directly or indirectly, the enforcement of foreign revenue or penal laws;

(f)                                    the enforcement of the judgment would not be contrary to any order made by the Attorney-General of Canada under the Foreign Extraterritorial Measures Act (Canada) or the Competition Tribunal under the Competition Act (Canada) in respect of certain judgments, laws, and directives having effects on competition in Canada; and

(g)                                 the action to enforce that judgment is taken within six years of the date of that foreign judgment as stipulated in the Limitations of Actions Act (Nova Scotia).

The opinions expressed herein are subject to the following qualifications and assumptions:

1.                                       The enforcement of the Pledge Agreement or any judgment arising out of or in connection therewith may be limited by bankruptcy, insolvency, winding-up, re-organization, moratorium or other similar laws affecting creditors’ rights generally.

2.                                       The enforceability of the Pledge Agreement may be limited by general principles of equity, whether applied by a Court of law or equity, which include principles:

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(a)                                  governing the availability of specific performance, injunctive relief or other traditional equitable remedies, which generally place the award of such remedies, subject to certain guidelines, in the discretion of the Court to which the application for such relief is made;

(b)                                 requiring good faith, commercial reasonableness and fair dealing in the performance and enforcement of a contract by the party seeking its enforcement;

(c)                                  limiting or affecting the enforceability of provisions governing judicial discretion regarding the determination of damages and entitlement to legal fees and other costs; and

(d)                                 limiting the right to require immediate payment of amounts which are stated to be payable on demand.

3.                                       The Currency Act (Canada) precludes a court in Canada from giving a judgment in any currency other than Canadian currency.

4.                                       We have taken no steps to provide the notices or to obtain the acknowledgements prescribed in Part VII of the Financial Administration Act (Canada) relating to the assignment of federal Crown debts.  An assignment of federal Crown debts which does not comply with that Act is ineffective as between the assignor and the assignee and as against the Crown.  Consequently, the Agent would not have a valid security interest in federal Crown debts unless that Act is complied with.

5.                                       If the Collateral now or hereafter includes an intangible or chattel paper (as those terms are defined in the PPSA), the Security Interest therein is subject to section 42 of the PPSA, including the giving of proper notice of the Security Interest to the account debtors thereunder before the secured party would be able to enforce payment directly by any such account debtor.

6.                                       The Security Interest may not be enforceable in respect of proceeds which are not identifiable or traceable.

7.                                       If the Collateral now or hereafter includes an interest or claim in or under a contract of annuity or policy of insurance, no opinion is expressed herein as to the creation, validity or perfection of the Security Interest therein other than in respect of the transfer of a right to money or other value payable under a policy of insurance as indemnity or compensation for loss of, or damage to, the Collateral.

8.                                       No opinion is expressed herein as to (i) the title of the Pledgors to, or ownership of, the Collateral, or (ii) the perfection of the Security Interest.

9.                                       The ability of a party to the Pledge Agreement to sue as plaintiff in the Province of Nova Scotia for the enforcement of its rights thereunder is subject to:

(a)                                  rules of procedure applicable to courts in the Province of Nova Scotia which allow such courts, at their discretion, to order a plaintiff in an action, being a party

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who is not ordinarily resident in the Province of Nova Scotia, to provide security for costs; and

(b)                                 the requirement under the laws of the Province of Nova Scotia with respect to the registration of a plaintiff to carry on business in the Province of Nova Scotia prior to commencing an action and during the course of the action in the Province of Nova Scotia relating to a contract made in the Province of Nova Scotia.

This opinion is being furnished only to you in connection with the Credit Agreement and the Pledge Agreement and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred referred to for any other purpose or relied upon by any other person or entity for any purpose without our prior written consent; provided that each Lender under the Credit Agreement as of the date hereof and each assignee of such Lender that hereinafter becomes a “Lender” under the Credit Agreement pursuant to the assignment provisions incorporated by reference in Section 10.04(b) thereof may rely on this opinion with the same effect as it if was originally addressed to such assignee.

Yours very truly,
STEWART MCKELVEY STIRLING SCALES

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APPENDIX “A”

Bank of America, N.A., as Administrative Agent, Swing Line Lender, L/C Issuer and Collateral Agent

Wells Fargo Bank, National Association, as Co-Documentation Agent

JPMorgan Chase Bank, N.A., as Co-Documentation Agent

Harris, N.A., as Syndication Agent

SunTrust Bank, as Syndication Agent

U.S. Bank National Association, as Managing Agent

LaSalle Bank National Association, as Managing Agent

Each Lender that is a signatory to the Credit Agreement or a Lender Addendum as of the date hereof

July 25, 2005

Each Financial Institution Identified

On Schedule A hereto

Re:          ADESA, Inc.

Ladies and Gentlemen:

I am Executive Vice President, General Counsel and Secretary of ADESA, Inc., a Delaware corporation (the “Company”), and I am familiar with the subsidiaries of the Company listed on Schedule B hereto (each, a “Subsidiary” and collectively, the “Subsidiaries”).  This opinion letter is provided to you at the request of the Company and pursuant to Section 4.01(g) of the Amended and Restated Credit Agreement among the Company, as Borrower, the Subsidiaries, as Subsidiary Guarantors, the lenders party thereto, Wells Fargo Bank, National Association and JPMorgan Chase Bank, N.A., as Documentation Agents, Harris, N.A. and SunTrust Bank, as Syndication Agents, U.S. Bank National Association and LaSalle Bank National Association, as Managing Agents and Bank of America, N.A., as Administrative Agent, Swing Line Lender, L/C Issuer and Collateral Agent (such agents collectively with such lenders, the “Lenders”), dated as of July 25, 2005 (the “Credit Agreement”).  Capitalized terms used in this opinion letter that are not specifically defined herein have the meanings ascribed in Schedule C attached hereto or in the Credit Agreement.

I have examined copies, certified or otherwise identified to my satisfaction, of the documents listed in the attached Schedule C, which is made a part hereof.  For the purposes of this opinion, the documents listed as items 1 through 3 in Schedule C are hereinafter referred to collectively as  the “Loan Documents,” the documents listed as items 4 through 12 in Schedule C are hereinafter referred to collectively as the “Authorization Documents” and the documents listed as items 1 through 12 in Schedule C are hereinafter referred to collectively as the “Documents”.

In rendering my opinion, I also have examined such certificates of public officials, organizational documents and records and other certificates and instruments as I have deemed necessary for the purposes of the opinions herein expressed and, with your permission, have relied upon and assumed the accuracy of such certificates, documents, records and instruments.  I have made such examination of the laws of the State of Indiana and the applicable corporate, limited liability company or limited partnership statutes for purposes of my opinions in paragraphs 1 through 3 below as I deemed relevant for purposes of this opinion, but I have not made a review of, and express no opinion concerning, the laws of any jurisdiction other than the State of Indiana, the applicable corporate, limited liability company or limited partnership statutes for purposes of my opinions in paragraphs 1 through 3 below and the laws of the United States of general application to transactions in the State of Indiana.

I have relied upon and assumed the truth and accuracy of the representations, certifications and warranties made in the Documents and have not made any independent investigation or verification of any factual matters stated or represented therein; provided, however, that such reliance and assumption would not be applicable to the extent I have actual knowledge that any such representation, certification or warranty made by the Company or any Subsidiary is in any material way inaccurate or incorrect.  Whenever my opinion or confirmation herein with respect to the existence or absence of facts is indicated to be based upon my knowledge or belief, it is intended to signify that, during the course of my representation of the Company, no information has come to my attention which would give me actual knowledge of the existence or absence of such facts.  Except to the extent expressly set forth herein, I have not undertaken any independent investigation to determine the existence or absence of such facts or circumstances or the assumed facts set forth herein, I accept no responsibility to make any such investigation, and no inference as to my knowledge of the existence or absence of such facts or circumstances or of my having made any independent review thereof should be drawn from my representation of the Company.

In rendering this opinion letter to you, I have assumed with your permission:

(a)           The genuineness of all signatures, the legal capacity and competency of natural persons executing the Loan Documents, whether on behalf of themselves or other persons or entities, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies, the authenticity of the originals of such copies, and due compliance with those laws that govern the Loan Documents.

(b)           The documents that have been or will be executed and delivered in consummation of the transactions contemplated by the Loan Documents are or will be identical in all material and relevant respects with the copies of the documents I have examined and on which this opinion is based.

(c)           Each party to the Loan Documents other than the Subsidiaries (i) has been duly organized, is validly existing, and where applicable, is in good standing under its jurisdiction of incorporation or organization, (ii) has full corporate or other organizational power and authority to enter into, execute, deliver, receive and perform its obligations under each of the Loan Documents, and (iii) is qualified and authorized to do business in all states where such qualification and/or authorization is necessary.

(d)           The entry into, execution, delivery, receipt, and performance of the Loan Documents by each party thereto other than the Subsidiaries have been duly authorized by all requisite action on the part of such party.

(e)           All terms and conditions of, or relating to, the transactions described in the Loan Documents are correctly and completely contained in the Loan Documents, and the Loan Documents have not been amended or modified by oral or written agreement or by conduct of the parties thereto.

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(f)            All official public records (including their proper indexing and filing) furnished to or obtained by me, electronically or otherwise, were accurate, complete and authentic when delivered or issued and remain accurate, complete and authentic as of the date of this opinion letter.  The Authorization Documents are accurate and have not been amended or rescinded.

Based on the foregoing and upon such investigation as I have deemed necessary, and subject to the assumptions, qualifications, exceptions and limitations set forth herein, I am of the opinion that:

1.             Each of the Subsidiaries is an entity duly organized under the laws of its jurisdiction of organization and is validly existing and in good standing (to the extent such concept is applicable in the applicable jurisdiction) under the laws of its jurisdiction of organization.

2.             The Company and each Subsidiary is qualified, in good standing (where appropriate) and authorized to transact business as a foreign entity in those states, wherein non-qualification or the lack of good standing or authorization to transact business as a foreign entity would have a Material Adverse Effect.

3.             Each Subsidiary has the requisite organizational power and organizational authority to execute, deliver, and perform its obligations under the Loan Documents to which it is a party.

4.             The execution and delivery of each of the Loan Documents to which each of the Subsidiaries is a party by each such Subsidiary and the consummation by each such Subsidiary of the transactions contemplated thereby have been duly authorized by all requisite action on the part of each such Subsidiary.  Each of the Loan Documents to which each of the Subsidiaries is a party has been duly executed and delivered by each such Subsidiary.

5.             The execution and delivery by the Company and each Subsidiary of the Loan Documents do not, and the performance by the Company and each Subsidiary of the financial obligations thereunder will not (a) conflict with or violate any provision of the respective Organizational Documents of any Subsidiary, (b) conflict with or violate any judgment, order, writ, injunction or decree binding on the Company or any of the Subsidiaries, or (c) conflict with or violate or result in a breach of any of the provisions of, or constitute a default under, or result in the creation or imposition of a lien, charge or encumbrance upon any of the properties or assets of the Company or any Subsidiary pursuant to any material contract or agreement to which the Company or such Subsidiary is a party or by which any of its properties is bound.  For the purposes of this opinion, “material contract or agreement” means any of the mortgages, indentures, guaranties, instruments, contracts, and agreements listed on Schedule D attached hereto.

As a matter of fact and not as a legal opinion, I hereby confirm to you that to my knowledge, there is no action, proceeding, or investigation before or by any court, governmental

3

agency, or other body or official pending or overtly threatened in writing against the Company or any Subsidiary or any business, property or rights of the Company or any Subsidiary questioning the validity of any action by the Company and the Subsidiaries in connection with the execution, delivery and performance of each of the Loan Documents or that, if adversely determined, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, except for those matters disclosed on the applicable schedules to the Credit Agreement.

Each of the opinions set forth above is limited by its terms and subject to the assumptions hereinabove stated and is further subject to the following qualifications, exceptions and limitations, none of which shall limit the generality of any other assumption, qualification, exception or limitation.

A.        I express no opinion and make no statements concerning or with respect to any statutes, ordinances, administrative decisions, rules, and regulations of counties, towns, municipalities, and special political subdivisions.

B.        Without limiting the generality of any other exception, limitation or qualification, I express no opinion in this letter with respect to any law, statute, rule, or regulation that may apply to any party as a result of its activities in the State of Indiana that are not directly related to the transactions contemplated by the Loan Documents.

C.        I have not considered and do not express an opinion with respect to (i) any federal or state (including Indiana) securities, tax or antitrust laws and regulations, (ii) the performance by the Company and the Subsidiaries of their respective covenants and agreements in the Loan Documents to operate their business in any specified manner, (iii) the power and authority of Lenders to enter into the Loan Documents or to carry out the transactions contemplated thereby, or as to any federal or state law or regulation imparting the authority to do so, or (iv) the possible application of or compliance with various building codes, zoning ordinances, permit requirements, environmental, health or safety laws and other similar statutes, laws, ordinances, codes and regulations affecting the construction, condition and/or use of the Loan Parties’ assets.  My opinions set forth in this letter are expressly subject to the effect of the application of all federal and state (including Indiana) securities, tax and antitrust laws and regulations.

D.        I express no opinion with respect to the validity, enforceability, perfection or priority of any security interest purportedly granted pursuant to the Loan Documents.

The opinions expressed herein are matters of professional judgment, are not a guarantee of result and are effective only as of the date hereof.  I do not undertake to advise you of any matter within the scope of this letter that comes to my attention after the date of this letter and disclaim any responsibility to advise you of any future changes in law or fact that may affect the opinions set forth herein.  I express no opinion other than as hereinbefore expressly set forth.  No expansion of the opinions expressed herein may or should be made by implication or otherwise.

I am informed that you are relying on this opinion letter in connection with the

4

consummation of the actions and transactions contemplated by the Loan Documents.  The foregoing opinion shall not be relied upon for any other purpose or by any other party; provided that each Lender under the Credit Agreement as of the date hereof and each assignee of such Lender that hereafter becomes a “Lender” under the Credit Agreement pursuant to the assignment provisions incorporated by reference in Section 10.04(b) thereof may rely on this opinion with the same effect as if it was originally addressed to such assignee.  The use or reliance upon this opinion letter by any other person or entity without my prior written consent is strictly prohibited.

Very truly yours,

George J. Lawrence
Executive Vice President, General Counsel and Secretary

5

SCHEDULE A

LENDERS

Wells Fargo Bank, National Association,

as Documentation Agent,

JPMorgan Chase Bank, N.A.,

as Documentation Agent,

Harris, N.A.,

as Syndication Agent,

SunTrust Bank,

as Syndication Agent,

U.S. Bank National Association,

as Managing Agent,

LaSalle Bank National Association,

as Managing Agent,

Bank of America, N.A.,

as Administrative Agent, Swingline Lender, L/C Issuer and Collateral Agent

and

Each Lender that is a signatory to the Credit Agreement or a Lender Addendum Agreement as of the date hereof.

A-1

SCHEDULE B

SUBSIDIARIES

Name	Domicile State

A.D.E. OF ARK-LA-TEX, INC.	Louisiana
ADESA NEW JERSEY, INC.	New Jersey
ADESA PENNSYLVANIA, INC.	Pennsylvania
ADESA PROPERTIES CANADA, INC.	Delaware
ADESA PROPERTIES, INC.	Delaware
ADESA TEXAS, INC.	Texas
AUTO BANC CORPORATION	New Jersey
AUTOMOTIVE FINANCE CORPORATION	Indiana
AUTOMOTIVE RECOVERY SERVICES, INC.	Indiana
AUTOVIN, INC.	Indiana
COMSEARCH, INC.	Rhode Island
IRT RECEIVABLES CORP.	Indiana
PAR, INC.	Indiana
ADESA ARK-LA-TEX, LLC	Louisiana
A.D.E. OF KNOXVILLE, LLC	Tennessee
ADESA ARKANSAS, LLC	Delaware
ADESA BIRMINGHAM, LLC	Alabama
ADESA CALIFORNIA, LLC	California
ADESA CHARLOTTE, LLC	North Carolina
ADESA COLORADO, LLC	Colorado
ADESA DES MOINES, LLC	Iowa
ADESA FLORIDA, LLC	Florida
ADESA INDIANAPOLIS, LLC	Indiana
ADESA LANSING, LLC	Michigan
ADESA LEXINGTON, LLC	Kentucky
ADESA MISSOURI, LLC	Missiouri
ADESA NEW YORK, LLC	New York
ADESA OHIO, LLC	Ohio
ADESA OKLAHOMA, LLC	Oklahoma
ADESA SOUTHERN INDIANA, LLC	Indiana
ADESA WASHINGTON, LLC	Washington
ADESA WISCONSIN, LLC	Wisconsin
AUTO DEALERS EXCHANGE OF CONCORD, LLC	Massachusetts
AUTO DEALERS EXCHANGE OF MEMPHIS, LLC	Tennessee
ADESA ATLANTA, LLC	New Jersey
ADESA PHOENIX, LLC	New Jersey
ADESA-SOUTH FLORIDA, LLC	Indiana
ADESA CORPORATION, LLC	Indiana
ASSET HOLDINGS III, L.P.	Ohio
ADESA VIRGINIA, LLC	Virginia

B-1

SCHEDULE C

LIST OF DOCUMENTS REVIEWED

Loan Documents:

1.               The Credit Agreement.

2.               Amended and Restated Pledge Agreement dated as of the date hereof (the “Pledge Agreement”) made by Loan Parties in favor of Collateral Agent.

3.               Each of the Tranche A Term Notes and Revolving Notes dated as of the date hereof (collectively, the “Notes”) made by the Company in favor of the Lenders who requested such notes.

Authorization Documents:

4.               Certificate of Incorporation of the Company as certified by the Secretary of State of the State of Delaware on July 19, 2005 to be a true and complete copy thereof.

5.               Formation documents for the Subsidiaries, as follows:

a.                                       Articles of Incorporation for A.D.E. of Ark-La-Tex, Inc. as certified by the Secretary of State of the State of Louisiana on July 8, 2005 to be a true and complete copy thereof.

b.                                      Certificate of Incorporation for ADESA New Jersey, Inc. as certified by the State Treasurer of the State of New Jersey Department of the Treasury on July 11, 2005 to be a true and complete copy thereof.

c.                                       Articles of Incorporation for ADESA Pennsylvania, Inc. as certified by the Secretary of the Commonwealth of the Commonwealth of Pennsylvania on July 14, 2005 to be a true and complete copy thereof.

d.                                      Certificate of Incorporation of ADESA Properties Canada, Inc. as certified by the Secretary of State of the State of Delaware on July 12, 2005 to be a true and complete copy thereof.

e.                                       Certificate of Incorporation of ADESA Properties, Inc. as certified by the Secretary of State of the State of Delaware on July 12, 2005 to be a true and complete copy thereof.

f.                                         Articles of Incorporation for ADESA Texas, Inc. as certified by the Secretary of State of the State of Texas on July 8, 2005 to be a true and complete copy thereof.

g.                                      Certificate of Incorporation for Auto Banc Corporation as certified by the State Treasurer of the State of New Jersey Department of the Treasury on July 8, 2005 to be a true and complete copy thereof.

C -1

h.                                      Articles of Incorporation for Automotive Finance Corporation as certified by the Secretary of State of the State of Indiana on July 11, 2005 to be a true and complete copy thereof.

i.                                          Articles of Incorporation for Automotive Recovery Services, Inc. as certified by the Secretary of State of the State of Indiana on July 11, 2005 to be a true and complete copy thereof.

j.                                          Articles of Incorporation for AutoVIN, Inc. as certified by the Secretary of State of the State of Indiana on July 11, 2005 to be a true and complete copy thereof.

k.                                       Articles of Merger for ComSearch, Inc. as certified by the Secretary of State of the State of Rhode Island on July 11, 2005 to be a true and complete copy thereof.

l.                                          Articles of Incorporation for IRT Receivables Corp. as certified by the Secretary of State of the State of Indiana on July 11, 2005 to be a true and complete copy thereof.

m.                                    Articles of Incorporation for PAR, Inc. as certified by the Secretary of State of the State of Indiana on July 11, 2005 to be a true and complete copy thereof.

n.                                      Articles of Organization of ADESA Ark-La-Tex, LLC as certified by the Secretary of State of the State of Louisiana on July 8, 2005 to be a true and complete copy thereof.

o.                                      Articles of Organization of A.D.E. of Knoxville, LLC as certified by the Secretary of State of the State of Tennessee on July 11, 2005 to be a true and complete copy thereof.

p.                                      Certificate of Formation of ADESA Arkansas, LLC as certified by the Secretary of State of the State of Delaware on July 12, 2005 to be a true and complete copy thereof.

q.                                      Articles of Organization of ADESA Birmingham, LLC as certified by the Secretary of State of the State of Alabama on July 12, 2005 to be a true and complete copy thereof.

r.                                         Articles of Organization-Conversion of ADESA California, LLC, as certified by Secretary of State of the State of California on July 20, 2005 to be a true and complete copy thereof.

s.                                       Articles of Organization of ADESA Charlotte, LLC as certified by the Secretary of State of the State of North Carolina on July 11, 2005 to be a true and complete copy thereof.

t.                                         Articles of Organization of ADESA Colorado, LLC as certified by the Secretary of State of the State of Colorado on July 1, 2005 to be a true and complete copy thereof.

u.                                      Articles of Organization of ADESA Des Moines, LLC as certified by the Secretary of State of the State of Iowa on July 8, 2005 to be a true and complete copy thereof.

v.                                      Articles of Organization of ADESA Florida, LLC as certified by the Secretary of State of the State of Florida on July 8, 2005 to be a true and complete copy thereof.

w.                                    Articles of Organization of ADESA Indianapolis, LLC, as certified by the Secretary of State of the State of Indiana on July 11, 2005 to be a true and complete copy thereof.

x.                                        Articles of Organization of ADESA Lansing, LLC, as certified by the Michigan Department of Labor and Economic Growth of the State of Michigan on July 11, 2005 to be a true and complete copy thereof.

y.                                      Articles of Organization of ADESA Lexington, LLC, as certified by Secretary of State of the State of Kentucky on July 11, 2005 to be a true and complete copy thereof.

z.                                        Articles of Organization of ADESA Missouri, LLC, as certified by the Secretary of State of the State of Missouri on July 8, 2005 to be a true and complete copy thereof.

aa.                                 Articles of Organization of ADESA New York, LLC as certified by the Secretary of Department of State of the State of New York on July 8, 2005 to be a true and complete copy thereof.

bb.                               Articles of Organization of ADESA Ohio, LLC as certified by the Secretary of State of the State of Ohio on July 11, 2005 to be a true and complete copy thereof.

cc.                                 Articles of Organization of ADESA Oklahoma, LLC as certified by the Secretary of State of the State of Oklahoma on July 8, 2005 to be a true and complete copy thereof.

dd.                               Articles of Organization of ADESA Southern Indiana, LLC, as certified by the Secretary of State of the of the State of Indiana on July 11, 2005 to be a true and complete copy thereof.

ee.                                 Certificate of Formation of ADESA Washington, LLC as certified by the Secretary of State of the of the State of Washington on July 11, 2005 to be a true and complete copy thereof.

ff.                                     Articles of Organization of ADESA Wisconsin, LLC as certified by the Deputy Administrator of the Department of Financial Institutions of the State of Wisconsin on July 11, 2005 to be a true and complete copy thereof.

gg.                               Articles of Merger of Auto Dealers Exchange of Concord, LLC as certified by the Secretary of the Commonwealth of the Commonwealth of Massachusetts on July 8, 2005 to be a true and complete copy thereof.

hh.                               Articles of Organization of Auto Dealers Exchange of Memphis, LLC as certified by the Secretary of State of the of the State of Tennessee on July 11, 2005 to be a true and complete copy thereof.

ii.                                       Certificate of Formation of ADESA Atlanta, LLC as certified by the State Treasurer of the State of New Jersey Department of the Treasury on July 11, 2005 to be a true and complete copy thereof.

jj.                                       Certificate of Formation of ADESA Phoenix, LLC as certified by the State Treasurer of the State of New Jersey Department of the Treasury on July 11, 2005 to be a true and complete copy thereof.

kk.                                 Articles of Organization of ADESA-South Florida, LLC, as certified by the Secretary of State of the of the State of Indiana on July 11, 2005 to be a true and complete copy thereof.

ll.                                       Articles of Organization of ADESA Corporation, LLC as certified by the Secretary of State of the of the State of Indiana on July 11, 2005 to be a true and complete copy thereof.

mm.                           Certificate of Limited Partnership of Asset Holdings III, L.P. as certified by the Secretary of State of the of the State of Ohio on July 11, 2005 to be a true and complete complete copy thereof.

nn.                               Articles of Organization of ADESA Virginia, LLC as certified by the Clerk of the State Corporation Commission of the Commonwealth of Virginia on July 8, 2005 to be a true and complete copy thereof.

6.               Bylaws of the Company, as certified by the Secretary of the Company as of the date hereof to be a true and complete copy thereof.

7.               The following governance documents for the Subsidiaries (such documents, together with items in Item 5, the “Subsidiaries’ Organizational Documents”) as follows:

a.                                       Amended and Restated Code of Bylaws of A.D.E. of Ark-La-Tex, Inc., as certified by the Assistant Secretary of A.D.E. of Ark-La-Tex, Inc. as of the date hereof to be a true and complete copy thereof.

b.                                      Amended and Restated Code of Bylaws of ADESA New Jersey, Inc., as certified by the Assistant Secretary of ADESA New Jersey, Inc. as of the date hereof  to be a true and complete copy thereof.

c.                                       Amended and Restated Code of Bylaws of ADESA Pennsylvania, Inc., as certified by the Assistant Secretary of ADESA Pennsylvania, Inc. as of the date hereof to be a true and complete copy thereof.

d.                                      Amended and Restated Code of Bylaws of ADESA Properties Canada, Inc., as certified by the Secretary of ADESA Properties Canada, Inc. as of the date hereof to be a true and complete copy thereof.

e.                                       Amended and Restated Code of Bylaws of ADESA Properties, Inc., as certified by the Secretary of ADESA Properties, Inc. as of the date hereof to be a true and complete copy thereof.

f.                                         Amended and Restated Code of Bylaws of ADESA Texas, Inc. as certified by the Assistant Secretary of ADESA Texas, Inc. as of the date hereof to be a true and complete copy thereof.

g.                                      Bylaws of Auto Banc Corporation as certified by the Secretary of Auto Banc Corporation as of the date hereof to be a true and complete copy thereof.

h.                                      Amended and Restated Code of Bylaws of Automotive Finance Corporation as certified by the Secretary of Automotive Finance Corporation as of the date hereof to be a true and complete copy thereof.

i.                                          Amended and Restated Code of Bylaws of Automotive Recovery Services, Inc. as certified by the Assistant Secretary of Automotive Recovery Services, Inc. as of the date hereof to be a true and complete copy thereof.

j.                                          Amended and Restated Code of Bylaws of AutoVIN, Inc. as certified by the Assistant Secretary of AutoVIN, Inc. as of the date hereof to be a true and complete copy thereof.

k.                                       Amended and Restated Code of Bylaws of ComSearch, Inc. as certified by the Assistant Secretary of ComSearch, Inc. as of the date hereof to be a true and complete copy thereof.

l.                                          Bylaws of IRT Receivables Corp. as certified by the Assistant Secretary of IRT Receivables Corp. as of the date hereof to be a true and complete copy thereof.

m.                                    Amended and Restated Code of Bylaws of PAR, Inc. as certified by the Assistant Secretary of PAR, Inc. as of the date hereof to be a true and complete copy thereof.

n.                                      Operating Agreement of ADESA Ark-La-Tex, LLC as certified by the Assistant Secretary of ADESA Ark-La-Tex, LLC as of the date hereof to be a true and complete copy thereof.

o.                                      Operating Agreement of A.D.E. of Knoxville, LLC as certified by the Assistant Secretary of A.D.E. of Knoxville, LLC as of the date hereof to be a true and complete copy thereof.

p.                                      Operating Agreement of ADESA Arkansas, LLC as certified by the Assistant Secretary of ADESA Arkansas, LLC as of the date hereof to be a true and complete copy thereof.

q.                                      Operating Agreement of ADESA Birmingham, LLC as certified by the Assistant Secretary of ADESA Birmingham, LLC as of the date hereof to be a true and complete copy thereof.

r.                                         Operating Agreement of ADESA California, LLC as certified by the Assistant Secretary of ADESA California, LLC as of the date hereof to be a true and complete copy thereof.

s.                                       Operating Agreement of ADESA Charlotte, LLC as certified by the Assistant Secretary of ADESA Charlotte, LLC as of the date hereof to be a true and complete copy thereof.

t.                                         Operating Agreement of ADESA Colorado, LLC as certified by the Assistant Secretary of ADESA Colorado, LLC as of the date hereof to be a true and complete copy thereof.

u.                                      Operating Agreement for ADESA Des Moines, LLC as certified by the Assistant Secretary of ADESA Des Moines, LLC as of the date hereof to be a true and complete copy thereof.

v.                                      Operating Agreement of ADESA Florida, LLC as certified by the Assistant Secretary of ADESA Florida, LLC as of the date hereof to be a true and complete copy thereof.

w.                                    Operating Agreement of ADESA Indianapolis, LLC as certified by the Assistant Secretary of ADESA Indianapolis, LLC as of the date hereof to be a true and complete copy thereof.

x.                                        Operating Agreement of ADESA Lansing, LLC as certified by the Assistant Secretary of ADESA Lansing, LLC as of the date hereof to be a true and complete copy thereof.

y.                                      Operating Agreement of ADESA Lexington, LLC as certified by the Assistant Secretary of ADESA Lexington, LLC as of the date hereof to be a true and complete copy thereof.

z.                                        Operating Agreement of ADESA Missouri, LLC as certified by the Assistant Secretary of ADESA Missouri, LLC as of the date hereof to be a true and complete copy thereof.

aa.                                 Operating Agreement of ADESA New York, LLC as certified by the Assistant Secretary of ADESA New York, LLC as of the date hereof to be a true and complete copy thereof.

bb.                               Operating Agreement of ADESA Ohio, LLC as certified by the Assistant Secretary of ADESA Ohio, LLC as of the date hereof to be a true and complete copy thereof.

cc.                                 Operating Agreement of ADESA Oklahoma, LLC as certified by the Assistant Secretary of ADESA Oklahoma, LLC as of the date hereof to be a true and complete copy thereof.

dd.                               Operating Agreement of ADESA Southern Indiana, LLC as certified by the Assistant Secretary of ADESA Southern Indiana, LLC as of the date hereof to be a true and complete copy thereof.

ee.                                 Operating Agreement of ADESA Washington, LLC as certified by the Assistant Secretary of ADESA Washington, LLC as of the date hereof to be a true and complete copy thereof.

ff.                                     Operating Agreement of ADESA Wisconsin, LLC as certified by the Assistant Secretary of ADESA Washington, LLC as of the date hereof to be a true and complete copy thereof.

gg.                               Operating Agreement of Auto Dealers Exchange of Concord, LLC as certified by the Assistant Secretary of Auto Dealers Exchange of Concord, LLC as of the date hereof to be a true and complete copy thereof.

hh.                               Operating Agreement of Auto Dealers Exchange of Memphis, LLC as certified by the Assistant Secretary of Auto Dealers Exchange of Concord, LLC as of the date hereof to be a true and complete copy thereof.

ii.                                       Operating Agreement of ADESA Atlanta, LLC as certified by the Assistant Secretary of ADESA Atlanta, LLC as of the date hereof to be a true and complete copy thereof.

jj.                                       Operating Agreement of ADESA Phoenix, LLC as certified by the Assistant Secretary of ADESA Atlanta, LLC as of the date hereof to be a true and complete copy thereof.

kk.                                 Operating and Buy-Sell Agreement ADESA-South Florida, LLC as certified by the Assistant Secretary of ADESA-South Florida, LLC as of the date hereof to be a true and complete copy thereof.

ll.                                       Operating Agreement of ADESA Corporation, LLC as certified by the Assistant Secretary of ADESA Corporation, LLC as of the date hereof to be a true and complete copy thereof.

mm.                           Agreement of Limited Partnership of Asset Holdings III, L.P. as certified by the Secretary of the General Partner of Asset Holdings III, L.P. as of the date hereof to be a true and complete copy thereof.

nn.                               Operating Agreement of ADESA Virginia, LLC as certified by the Assistant Secretary of ADESA Virginia, LLC as of the date hereof to be a true and complete copy thereof.

8.               Certificate of Good Standing issued by the Secretary of State of the State of Delaware, dated July 19, 2005 with respect to the Company.

9.               Certificates of Good Standing or Existence, as applicable, for all Subsidiaries, as follows:

a.                                       Certificate of Good Standing issued by the Secretary of State of the State of Louisiana, dated July 11, 2005 with respect to A.D.E. of Ark-La-Tex, Inc.

b.                                      Certificate of Good Standing issued by the Treasurer of the Department of the Treasury of the State New Jersey, dated July 8, 2005 with respect to ADESA New Jersey, Inc.

c.                                       Certificate of Good Standing issued by the Department of State of the Commonwealth of Pennsylvania, dated July 13, 2005 with respect to ADESA Pennsylvania, Inc.

d.                                      Certificate of Good Standing issued by the Secretary of State of the State of Delaware, dated July 12, 2005 with respect to ADESA Properties Canada, Inc.

e.                                       Certificate of Good Standing issued by the Secretary of State of the State of Delaware, dated July 12, 2005 with respect to ADESA Properties, Inc.

f.                                         Certificate of Existence issued by the Secretary of State of the State of Texas, dated July 8, 2005 with respect to ADESA Texas, Inc.

g.                                      Certificate of Good Standing issued by the Treasurer of the Department of the Treasury of the State New Jersey, dated July 8, 2005 with respect to Auto Banc Corporation.

h.                                      Certificate of Existence issued by the Secretary of State of the State of Indiana, dated July 19, 2005, with respect to Automotive Finance Corporation.

i.                                          Certificate of Existence issued by the Secretary of State of the State of Indiana, dated July 19, 2005, with respect to Automotive Recovery Services, Inc.

j.                                          Certificate of Existence issued by the Secretary of State of the State of Indiana, dated July 19, 2005, with respect to AutoVin, Inc.

k.                                       Certificate of Good Standing issued by the Secretary of State of the State of Rhode Island, dated July 11, 2005 with respect to ComSearch, Inc.

l.                                          Certificate of Existence issued by the Secretary of State of the State of Indiana, dated July 19, 2005, with respect to IRT Receivables Corp.

m.                                    Certificate of Existence issued by the Secretary of State of the State of Indiana, dated July 19, 2005, with respect to PAR, Inc.

n.                                      Certificate of Good Standing issued by the Secretary of State of the State of Louisiana, dated July 11, 2005 with respect to ADESA Ark-La-Tex, LLC.

o.                                      Certificate of Existence issued by the Secretary of State of the State of Tennessee dated July 11, 2005 with respect to A.D.E. of Knoxville, LLC.

p.                                      Certificate of Existence issued by the Secretary of State of the State of Delaware dated July 12, 2005 with respect to ADESA Arkansas, LLC.

q.                                      Certificate of Existence issued by the Secretary of State of the State of Alabama dated July 12, 2005 with respect to ADESA Birmingham, LLC.

r.                                         Certificate of Good Standing issued by the Secretary of State of the State of California dated July 20, 2005 with respect to ADESA California, LLC.

s.                                       Certificate of Existence issued by the Secretary of State of the State of North Carolina dated July 12, 2005 with respect to ADESA Charlotte, LLC.

t.                                         Certificate of Good Standing issued by the Secretary of State of the State of Colorado dated July 11, 2005 with respect to ADESA Colorado, LLC.

u.                                      Certificate of Existence issued by the Secreatary of State of the State of Iowa dated July 8, 2005 with respect to ADESA Des Moines, LLC.

v.                                      Certificate of Existence issued by the Secretary of State of the State of Florida, dated July 8, 2005 ADESA Florida, LLC.

w.                                    Certificate of Existence issued by the Secretary of State of the State of Indiana, dated July 19, 2005, with respect to ADESA Indianapolis, LLC.

x.                                        Certificate of Good Standing and Valid Existence issued by the Michigan Department of Labor and Economic Growth of the State of Michigan, dated July 11, 2005, with respect to ADESA Lansing, LLC.

y.                                      Certificate of Existence issued by the ADESA Lexington, LLC Secretary of State of the State of Kentucky, dated July 11, 2005, with respect to ADESA Lexington, LLC.

z.                                        Certificate of Good Standing issued by the Secreatary of State of the State of Missouri dated July 12, 2005 with respect to ADESA Missouri, LLC.

aa.                                 Certificate of Existence issued by the Department of State of the State of New York dated July 8, 2005 with respect to ADESA New York, LLC.

bb.                               Certificate of Existence issued by the Office of the Secretary of State of the State of Ohio dated July 11, 2005 with respect to ADESA Ohio, LLC.

cc.                                 Certificate of Good Standing issued by the Office of the Secretary of State of the State of Oklahoma dated July 8, 2005 with respect to ADESA Oklahoma, LLC.

dd.                               Certificate of Existence issued by the Secretary of State of the State of Indiana, dated July 19, 2005, with respect to ADESA Southern Indiana, LLC.

ee.                                 Certificate of Existence/Authorization issued by the Secretary of State of the State of Washington dated July 11, 2005 with respect to ADESA Washington, LLC.

ff.                                     Certificate issued by the Secretary of State of the State of Wisconsin dated July 11, 2005 with respect to ADESA Wisconsin, LLC.

gg.                               Certificate of Existence issued by the Secretary of the Commonwealth of the Commonwealth of Massachusetts dated July 8, 2005 with respect to Auto Dealers Exchange of Concord, LLC.

hh.                               Certificate of Existence issued by the Secretary of State of the State of Tennessee dated July 11, 2005 with respect to Auto Dealers Exchange of Memphis, LLC.

ii.                                       Certificate of Good Standing issued by the Department of Treasury of the State of New Jersey dated July 8, 2005 with respect to ADESA Atlanta, LLC.

jj.                                       Certificate of Good Standing issued by the Department of Treasury of the State of New Jersey dated July 8, 2005 with regard to ADESA Phoenix, LLC.

kk.                                 Certificate of Existence issued by the Secretary of State of the State of Indiana, dated July 19, 2005, with respect to ADESA-South Florida, LLC.

ll.                                       Certificate of Existence issued by the Secretary of State of the State of Indiana, dated July 19, 2005, with respect to ADESA Corporation, LLC.

mm.                           Certificate of Existence issued by the Office of the Secretary of State of the State of Ohio dated July 11, 2005 with respect to Asset Holdings III, L.P.

nn.                               Certificate of Existence issued by the State Corporation Commission of the Commonwealth of Virginia dated July 8, 2005 with respect to ADESA Virginia, LLC.

10.         Resolutions of the Board of Directors of the Company adopted on June 24, 2005 certified by the Secretary of the Company as of the date hereof.

11.         Resolutions of all Subsidiaries as follows:

a.                                       Resolutions of the Board of Directors and Sole Shareholder of A.D.E. of Ark-La-Tex, Inc. adopted on July 20, 2005 certified by the Assistant Secretary of A.D.E. of Ark-La-Tex, Inc. as of the date hereof.

b.                                      Resolutions of the Board of Directors and Sole Shareholder of ADESA New Jersey, Inc. adopted on July 20, 2005 certified by the Assistant Secretary of ADESA New Jersey, Inc as of the date hereof.

c.                                       Resolutions of the Board of Directors and Sole Shareholder of ADESA Pennsylvania, Inc. adopted on July 20, 2005 certified by the Assistant Secretary of ADESA Pennsylvania, Inc as of the date hereof.

d.                                      Resolutions of the Board of Directors and Sole Shareholder of ADESA Properties Canada, Inc. adopted on July 20, 2005 certified by the Secretary of ADESA Properties Canada, Inc. as of the date hereof.

e.                                       Resolutions of the Board of Directors and Sole Shareholder of ADESA Properties, Inc. adopted on July 20, 2005 certified by the Secretary of ADESA Properties, Inc. as of the date hereof.

f.                                         Resolutions of the Board of Directors and Sole Shareholder of ADESA Texas, Inc. adopted on July 20, 2005 certified by the Assistant Secretary of ADESA Texas, Inc. as of the date hereof.

g.                                      Resolutions of the Board of Directors and Sole Shareholder of Auto Banc Corporation adopted on July 20, 2005 certified by the Secretary of Auto Banc Corporation as of the date hereof.

h.                                      Resolutions of the Board of Directors and Sole Shareholder of Automotive Finance Corporation adopted on July 20, 2005 certified by the Secretary of Automotive Finance Corporation as of the date hereof.

i.                                          Resolutions of the Board of Directors and Sole Shareholder of Automotive Recovery Services, Inc. adopted on July 20, 2005 certified by the Assistant Secretary of Automotive Recovery Services, Inc. as of the date hereof.

j.                                          Resolutions of the Board of Directors and Sole Shareholder of AutoVIN, Inc. adopted on July 20, 2005 certified by the Assistant Secretary of AutoVIN, Inc. as of the date hereof.

k.                                       Resolutions of the Board of Directors and Sole Shareholder of ComSearch, Inc. adopted on July 20, 2005 certified by the Assistant Secretary of ComSearch, Inc. as of the date hereof.

l.                                          Resolutions of the Board of Directors and Sole Shareholder of IRT Receivables Corp. adopted on July 20, 2005 certified by the Secretary of IRT Receivables Corp. as of the date hereof.

m.                                    Resolutions of the Board of Directors and Sole Shareholder of PAR, Inc. adopted on July 20, 2005 certified by the Assistant Secretary of PAR, Inc. as of the date hereof.

n.                                      Resolutions of the Sole Member and Managers of ADESA Ark-La-Tex, LLC adopted on July 20, 2005 certified by the Assistant Secretary of ADESA Ark-La-Tex, LLC as of the date hereof.

o.                                      Resolutions of the Sole Member and Managers of A.D.E. of Knoxville, LLC adopted on July 20, 2005 certified by the Assistant Secretary of A.D.E. of Knoxville, LLC as of the date hereof.

p.                                      Resolutions of the Sole Member and Managers of ADESA Arkansas, LLC adopted on July 20, 2005 certified by the Assistant Secretary of ADESA Arkansas, LLC as of the date hereof.

q.                                      Resolutions of the Sole Member and Managers of ADESA Birmingham, LLC adopted on July 20, 2005 certified by the Assistant Secretary of ADESA Birmingham, LLC as of the date hereof.

r.                                         Resolutions of the Sole Member and Managers of ADESA California, LLC adopted on July 20, 2005 certified by the Assistant Secretary of ADESA California, LLC as of the date hereof.

s.                                       Resolutions of the Sole Member and Managers of ADESA Charlotte, LLC adopted on July 20, 2005 certified by the Assistant Secretary of ADESA Charlotte, LLC as of the date hereof.

t.                                         Resolutions of the Sole Member and Managers of ADESA Colorado, LLC adopted on July 20, 2005 certified by the Assistant Secretary of ADESA Colorado, LLC as of the date hereof.

u.                                      Resolutions of the Sole Member and Managers of ADESA Des Moines, LLC adopted on July 20, 2005 certified by the Assistant Secretary of ADESA Des Moines, LLC as of the date hereof.

v.                                      Resolutions of the Sole Member and Managers of ADESA Florida, LLC adopted on July 20, 2005 certified by the Assistant Secretary of ADESA Florida, LLC as of the date hereof.

w.                                    Resolutions of the Sole Member and Managers of ADESA Indianapolis, LLC adopted on July 20, 2005 certified by the Assistant Secretary of ADESA Indianapolis, LLC as of the date hereof.

x.                                        Resolutions of the Sole Member and Managers of ADESA Lansing, LLC adopted on July 20, 2005 certified by the Assistant Secretary of ADESA Lansing, LLC as of the date hereof.

y.                                      Resolutions of the Sole Member and Managers of ADESA Lexington, LLC adopted on July 20, 2005 certified by the Assistant Secretary of ADESA Lexington, LLC as of the date hereof.

z.                                        Resolutions of the Sole Member and Managers of ADESA Missouri, LLC adopted on July 20, 2005 certified by the Assistant Secretary of ADESA Missouri, LLC as of the date hereof.

aa.                                 Resolutions of the Sole Member and Managers of ADESA New York, LLC adopted on July 20, 2005 certified by the Assistant Secretary of ADESA New York, LLC as of the date hereof.

bb.                               Resolutions of the Sole Member and Managers of ADESA Ohio, LLC adopted on July 20, 2005 certified by the Assistant Secretary of ADESA Ohio, LLC as of the date hereof.

cc.                                 Resolutions of the Sole Member and Managers of ADESA Oklahoma, LLC adopted on July 20, 2005 certified by the Assistant Secretary of ADESA Oklahoma, LLC as of the date hereof.

dd.                               Resolutions of the Sole Member and Managers of ADESA Southern Indiana, LLC adopted on July 20, 2005 certified by the Assistant Secretary of ADESA Southern Indiana, LLC as of the date hereof.

ee.                                 Resolutions of the Sole Member and Managers of ADESA Washington, LLC adopted on July 20, 2005 certified by the Assistant Secretary of ADESA Washington, LLC as of the date hereof.

ff.                                     Resolutions of the Sole Member and Managers of ADESA Wisconsin, LLC adopted on July 20, 2005 certified by the Assistant Secretary of ADESA Wisconsin, LLC as of the date hereof.

gg.                               Resolutions of the Sole Member and Managers of Auto Dealers Exchange of Concord, LLC adopted on July 20, 2005 certified by the Assistant Secretary of Auto Dealers Exchange of Concord, LLC as of the date hereof.

hh.                               Resolutions of the Sole Member and Managers of Auto Dealers Exchange of Memphis, LLC adopted on July 20, 2005 certified by the Assistant Secretary of Auto Dealers Exchange of Memphis, LLC as of the date hereof.

ii.                                       Resolutions of the Sole Member and Managers of ADESA Atlanta, LLC adopted on July 20, 2005 certified by the Assistant Secretary of ADESA Atlanta, LLC as of the date hereof.

jj.                                       Resolutions of the Sole Member and Managers of ADESA Phoenix, LLC adopted on July 20, 2005 certified by the Assistant Secretary of ADESA Phoenix, LLC as of the date hereof.

kk.                                 Resolutions of the Sole Member and Managers of ADESA-South Florida, LLC adopted on July 20, 2005 certified by the Assistant Secretary of ADESA-South Florida, LLC as of the date hereof.

ll.                                       Resolutions of the Sole Member and Managers of ADESA Corporation, LLC adopted on July 20, 2005 certified by the Assistant Secretary of ADESA Corporation, LLC as of the date hereof.

mm.                           Resolutions of the Partners of Asset Holdings III, L.P. adopted on July 20, 2005 LLC certified by the Secretary of the General Partner of Asset Holdings III, L.P. as of the date hereof.

nn.                               Resolutions of the Sole Member and Managers of ADESA Virginia, LLC adopted on July 20, 2005 certified by the Assistant Secretary of ADESA Virginia, LLC as of the date hereof.

12.         Officer’s Certificate for each Subsidiary as follows:

a.                                       Certificate of the Assistant Secretary of A.D.E. of Ark-La-Tex, Inc. dated as of the date hereof as to certain factual matters.

b.                                      Certificate of the Assistant Secretary of ADESA New Jersey, Inc. dated as of the date hereof as to certain factual matters.

c.                                       Certificate of the Assistant Secretary of ADESA Pennsylvania, Inc. dated as of the date hereof as to certain factual matters.

d.                                      Certificate of the Secretary of ADESA Properties Canada, Inc. dated as of the date hereof as to certain factual matters.

e.                                       Certificate of the Secretary of ADESA Properties, Inc. dated as of the date hereof as to certain factual matters.

f.                                         Certificate of the Assistant Secretary of ADESA Texas, Inc. dated as of the date hereof as to certain factual matters.

g.                                      Certificate of the Secretary of Auto Banc Corporation dated as of the date hereof as to certain factual matters.

h.                                      Certificate of the Secretary of Automotive Finance Corporation dated as of the date hereof as to certain factual matters.

i.                                          Certificate of the Assistant Secretary of Automotive Recovery Services, Inc. dated as of the date hereof as to certain factual matters.

j.                                          Certificate of the Assistant Secretary of AutoVIN, Inc. dated as of the date hereof as to certain factual matters.

k.                                       Certificate of the Assistant Secretary of ComSearch, Inc. dated as of the date hereof as to certain factual matters.

l.                                          Certificate of the Secretary of IRT Receivables Corp. dated as of the date hereof as to certain factual matters.

m.                                    Certificate of the Assistant Secretary of PAR, Inc. dated as of the date hereof as to certain factual matters.

n.                                      Certificate of the Assistant Secretary of ADESA Ark-La-Tex, LLC dated as of the date hereof as to certain factual matters.

o.                                      Certificate of the Assistant Secretary of A.D.E. of Knoxville, LLC dated as of the date hereof as to certain factual matters.

p.                                      Certificate of the Assistant Secretary of ADESA Arkansas, LLC dated as of the date hereof as to certain factual matters.

q.                                      Certificate of the Assistant Secretary of ADESA Birmingham, LLC dated as of the date hereof as to certain factual matters.

r.                                         Certificate of the Assistant Secretary of ADESA California, LLC dated as of the date hereof as to certain factual matters.

s.                                       Certificate of the Assistant Secretary of ADESA Charlotte, LLC dated as of the date hereof as to certain factual matters.

t.                                         Certificate of the Assistant Secretary of ADESA Colorado, LLC dated as of the date hereof as to certain factual matters.

u.                                      Certificate of the Assistant Secretary of ADESA Des Moines, LLC dated as of the date hereof as to certain factual matters.

v.                                      Certificate of the Assistant Secretary of ADESA Florida, LLC dated as of the date hereof as to certain factual matters.

w.                                    Certificate of the Assistant Secretary of ADESA Indianapolis, LLC dated as of the date hereof as to certain factual matters.

x.                                        Certificate of the Assistant Secretary of ADESA Lansing, LLC dated as of the date hereof as to certain factual matters.

y.                                      Certificate of the Assistant Secretary of ADESA Lexington, LLC dated as of the date hereof as to certain factual matters.

z.                                        Certificate of the Assistant Secretary of ADESA Missouri, LLC dated as of the date hereof as to certain factual matters.

aa.                                 Certificate of the Assistant Secretary of ADESA New York, LLC dated as of the date hereof as to certain factual matters.

bb.                               Certificate of the Assistant Secretary of ADESA Ohio, LLC dated as of the date hereof as to certain factual matters.

cc.                                 Certificate of the Assistant Secretary of ADESA Oklahoma, LLC dated as of the date hereof as to certain factual matters.

dd.                               Certificate of the Assistant Secretary of ADESA Southern Indiana, LLC dated as of the date hereof as to certain factual matters.

ee.                                 Certificate of the Assistant Secretary of ADESA Washington, LLC dated as of the date hereof as to certain factual matters.

ff.                                     Certificate of the Assistant Secretary of ADESA Wisconsin, LLC dated as of the date hereof as to certain factual matters.

gg.                               Certificate of the Assistant Secretary of Auto Dealers Exchange of Concord, LLC dated as of the date hereof as to certain factual matters.

hh.                               Certificate of the Assistant Secretary of Auto Dealers Exchange of Memphis, LLC dated as of the date hereof as to certain factual matters.

ii.                                       Certificate of the Assistant Secretary of ADESA Atlanta, LLC dated as of the date hereof as to certain factual matters.

jj.                                       Certificate of the Assistant Secretary of ADESA Phoenix, LLC dated as of the date hereof as to certain factual matters.

kk.                                 Certificate of the Assistant Secretary of ADESA-South Florida, LLC dated as of the date hereof as to certain factual matters.

ll.                                       Certificate of the Assistant Secretary of ADESA Corporation, LLC dated as of the date hereof as to certain factual matters.

mm.                           Certificate of the Secretary of Asset Holdings III, L.P. dated as of the date hereof as to certain factual matters.

nn.                               Certificate of the Assistant Secretary of ADESA Virginia, LLC dated as of the date hereof as to certain factual matters.

SCHEDULE D

MATERIAL CONTRACTS OR AGREEMENTS

1.     ADESA, Inc. 2005 Supplemental Executive Retirement Plan.

2.     Credit Agreement among ADESA, Inc., as Borrower, the Guarantors party thereto, as Subsidiary Guarantors, the Lenders party thereto and UBS Securities LLC and Merrill Lynch & Co., as Joint Lead Arrangers and Co-Bookmanagers, Bank One, N.A., General Electric Capital Corporation, KeyBank National Association, SunTrust Bank and U.S. Bank National Association as Co-Documentation Agents, Merrill Lynch & Co., as Syndication Agent, UBS AG, Stamford Branch, as Issuing Bank, Administrative Agent and Collateral Agent, and UBS Loan Finance LLC, as Swingline Lender, dated June 21, 2004.

3.     Indenture between ADESA, Inc. and LaSalle Bank National Association, as trustee, dated June 21, 2004.

4.     International Swap Dealers Association, Inc. Master Agreement Bank of America, N.A. and ADESA, Inc., dated June 21, 2004.

5.     Employee and Director Matters Agreement between ALLETE, Inc. and ADESA, Inc., dated June 15, 2004.

6.     Master Separation Agreement between ALLETE, Inc. and ADESA, Inc., dated June 4, 2004.

7.     Tax Sharing Agreement between ALLETE, Inc. and ADESA, Inc., dated June 4, 2004.

8.     Joint Aircraft Ownership and Management Agreement between ALLETE, Inc. and ADESA, Inc., dated June 4, 2004.

9.     Retention and Severance Agreement by and between ADESA, Inc. and Brenda J. Flayton, dated June 1, 2004.

10.   Retention and Severance Agreement by and between ADESA Corporation and Cameron C. Hitchcock, dated January 5, 2004.

11.   ADESA, Inc. 2004 Equity and Incentive Plan.

12.   Trust Indenture between Development Authority of Fulton County and Sun Trust Bank, as Trustee, dated December 1, 2002.

13.   Bond Purchase Agreement for the Development Authority of Fulton County Taxable Economic Development Revenue Bonds (ADESA Atlanta, LLC Project) Series 2002, dated December 1, 2002.

14.   Lease Agreement between Development Authority of Fulton County and ADESA Atlanta, LLC, dated December 1, 2002.

D-1

15.   Second Amended and Restated Receivables Purchase Agreement among AFC Funding Corporation as Seller, Automotive Finance Corporation as Services, Fairway Finance Company, LLC and such other entities from time to time as may become Purchasers thereunder, Harris Nesbitt Corp., as the Initial Agent and as Purchaser Agent for Fairway Finance Company, LLC and XL Capital Assurance Inc., as Insurer, dated May 31, 2002.

16.   Amendment No. 1 to the Second Amended and Restated Receivables Purchase Agreement between AFC Funding Corporation, Automotive Finance Corporation, Fairway Finance Company, LLC, Harris Nesbitt Corp., and XL Capital Assurance Inc, dated October 4, 2004.

17.   Amendment No. 2 to the Second Amended and Restated Receivables Purchase Agreement between AFC Funding Corporation, Automotive Finance Corporation, Fairway Finance Company, LLC, Harris Nesbitt Corp., and XL Capital Assurance Inc, dated July 8, 2005.

18.   Amended and Restated Purchase and Sale Agreement between AFC Funding Corporation and Automotive Finance Corporation, dated May 31, 2002.

19.   Amendment No. 1 to Amended and Restated Purchase and Sale Agreement between AFC Funding Corporation and Automotive Finance Corporation, dated June 15, 2004.

20.   ADESA, Inc. Director Compensation Plan.

21.   ADESA, Inc. Director Compensation Deferral Plan.

22.   ADESA, Inc. Employee Stock Purchase Plan.

23.   Supplementary Retirement Plan for Designated Employees of ADESA Canada Inc. and its subsidiary and associated companies.

Christian G. Koelbl, III
Partner
DIRECT: 716-848-1256
ckoelbl@hodgsonruss.com

July 25, 2005

The Financial Institutions Identified On

Exhibit A Attached to this Letter

Ladies and Gentlemen:

We have acted as counsel to ADESA, Inc. (the “Borrower”) and the entities identified on Exhibit B attached to this letter (collectively the “Subsidiaries”) (the Borrower and the Subsidiaries being collectively the “Loan Parties” and individually a “Loan Party”) solely for the purpose of providing to you the opinions set forth in this letter in connection with the execution and delivery by (1) the Borrower of the documents identified on Exhibit C attached to this letter (collectively the “Loan Documents” and individually a “Loan Document”) and (2) the Subsidiaries of the Amended and Restated Credit Agreement included in the Loan Documents (the “Credit Agreement”) and the Amended and Restated Pledge Agreement included in the Loan Documents (the “Pledge Agreement”).

This letter is being delivered to you pursuant to Section 4.01(g) of the Credit Agreement.

The opinions set forth in this letter are subject to the following qualifications:

1.             The opinions set forth in this letter are based solely upon (a) our review of the Loan Documents as submitted to us and (b) such review as we have deemed necessary based solely upon our review of the Loan Documents of published sources of statutes, rules and regulations of the State of New York that in our experience and without our having made any investigation as to the applicability of any particular statute, rule or regulation are normally applicable to transactions of the type contemplated by the Loan Documents engaged in by unregulated corporations, limited liability companies and limited partnerships (as in effect on the date of this letter, “Applicable New York Law”).  Other than our review of the Loan Documents, we have made no inquiry or other investigation as to any factual matter (including, but not limited to, any review of (a) any of the files and other records of any Loan Party or any court or other governmental authority or (b) any of our files).

2.             We have assumed (a) the legal capacity of each natural person, (b) the due corporate, limited liability company or limited partnership existence of each Loan Party, (c) the due corporate, limited liability company or limited partnership power of each Loan Party to execute, deliver and perform those of the Loan Documents to which such Loan Party is party, (d) the due authorization by all necessary corporate, limited liability company or limited partnership action of each Loan Party of the execution, delivery and performance by such Loan Party of those of the Loan Documents to which such Loan Party is a party, (e) the due execution and delivery by each Loan Party of those of the Loan Documents to which such Loan Party is a party, (f) the constitutionality of Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York, (g) the satisfaction of each legal requirement applicable to each party to any Loan Document other than the Loan Parties to the extent necessary to make such Loan Document a valid and binding obligation of such party enforceable against such party, (h) the satisfaction of each legal requirement applicable to the status of each party to any Loan Document other than the Loan Parties to the extent necessary to enable such party to enforce such Loan Document against any Loan Party, (i) the satisfaction by each Loan Party of each requirement under applicable law other than Applicable New York Law to the extent necessary to make any Loan Document a valid and binding obligation of such Loan Party enforceable against such Loan Party, (j) there not having occurred with respect to any transaction contemplated by any Loan Document any mutual mistake of fact or misunderstanding, fraud, duress or undue influence or any conduct that does not comply with any applicable requirement of good faith, fair dealing or conscionability, (k) each party to any Loan Document other than the Loan Parties having acted in good faith and without any notice of any defense against the enforcement of any right or remedy granted to such party by such Loan Document, (l) there being no agreement, understanding or course of conduct that would limit, define, supplement or qualify any provision of any Loan Document, (m) the execution, delivery and performance by any Loan Party of any Loan Document not violating any organizational document of such Loan Party, any agreement or instrument to which such Loan Party is a party or by which such Loan Party is bound or any judgment, decree or order of any court or other governmental authority applicable to such Loan Party and not requiring any filing or registration with, notice to or consent, approval or authorization of any court or other governmental authority (individually a “Governmental Approval”) other than any Governmental Approval under Applicable New York Law with respect to any court or other governmental authority of the State of New York, (n) that “value has been given” within the meaning of Section 9-203(b)(1) of the Uniform Commercial Code of the State of New York (as in effect on the date of this letter without regard to any statute, rule or regulation referred to in Section 9-201 thereof, the “New York UCC”) to each Loan Party that is a party to the Pledge Agreement, (o) that each Loan Party that is a party to the Pledge Agreement “has rights in the collateral or the power to transfer rights in the collateral to a secured party” within the meaning of Section 9-203(b)(2) of the New York UCC with respect to all of the Pledged Collateral (as such term is defined in the Pledge Agreement) in which such Loan Party is purportedly granting a security interest pursuant to the Pledge Agreement, (p) the certificates identified on Exhibit D attached to this letter (collectively the “Pledged Certificates”)

2

being security certificates (as such term is defined in Section 8-102(a)(16) of the New York UCC) that are in registered form (as such term is defined in Section 8-102(a)(13) of the New York UCC) and (q) the completeness and genuineness of the original of each Loan Document and the conformity to the original of each Loan Document of the copy of such Loan Document submitted to us.

3.             We do not express any opinion concerning any law (including, but not limited to, the federal law of the United States) other than Applicable New York Law (including, but not limited to, the New York UCC).

4.             The status of any Loan Document as a valid and binding obligation of any Loan Party enforceable against such Loan Party may be limited or otherwise affected by (a) any bankruptcy, insolvency, reorganization, receivership, moratorium, marshaling, arrangement, assignment for benefit of creditors, fraudulent transfer, fraudulent conveyance or other statute, rule or regulation affecting the rights and remedies of creditors generally, (b) any general principle of equity, whether applied by a court of law or equity, (including, but not limited to, any principle (i) governing the availability of specific performance, injunctive relief or any other equitable remedy that is subject to the discretion of a court, (ii) affording any equitable defense, (iii) requiring good faith, fair dealing and reasonableness in the performance and enforcement of a contract by a party seeking the enforcement of such contract, (iv) requiring consideration of the materiality of a breach of a contract by a party against whom or which the enforcement of such contract is sought and consideration of the consequences of such breach to a party seeking such enforcement, (v) requiring consideration at the time the enforcement of a contract is attempted of the impracticality or impossibility of the performance of such contract or (vi) affording any defense to the enforcement of a contract based upon the unconscionability of the conduct after such contract has been entered into of a party seeking such enforcement) and (c) any generally applicable provision of any statute, rule or regulation, or any other generally applicable rule of law, that (i) limits or otherwise affects the enforcement of any provision of a contract that purports to create or waive any right or remedy, to give any consent, to grant any power of attorney or proxy, to permit the exercise of any right or remedy without any notice, to effect the severability of part of such contract, to prohibit, restrict or condition any assignment of any right or remedy, to create any right of set-off or to render a guaranty of an obligation absolute and unconditional regardless of the genuineness or enforceability of such obligation, (ii) limits the availability of any right or remedy under certain circumstances where there has been a failure to exercise or delay in exercising any right or remedy or where any other right or remedy has been elected or exercised, (iii) limits the right of a creditor to use force or cause a breach of the peace in enforcing any right or remedy, (iv) relates to the standards of care of collateral, the sale or other disposition of collateral or the requirements of a commercially reasonable sale, (v) provides

3

that a forum selection clause in a contract is not necessarily binding on the courts of the forum selected, (vi) limits, as contrary to public policy or otherwise, the enforcement of any provision of a contract that purports to release, exculpate or exempt a party from, or to require indemnification, contribution or reimbursement of, to or by a party for, any liability, whether for his, her or its own action or inaction or otherwise, to require payment of or reimbursement for any cost or expense, to reinstate any obligation or to impose any penalty or similar charge, (vii) where less than all of a contract may be unenforceable, limits the enforceability of the balance of such contract to circumstances in which the unenforceable portion is not an essential part of the agreed upon exchange under such contract, (viii) governs and affords judicial discretion regarding the determination of damages and entitlement to attorneys’ fees and other costs or (ix) permits a party that has materially failed to render or offer any performance required by a contract to cure such failure unless permitting such cure would unreasonably hinder the aggrieved party from making substitute arrangements for such performance or in the circumstances it was important to the aggrieved party that such performance occur by the date stated in such contract.

5.             Any opinion set forth in this letter (including, but not limited to, any opinion as to the status of any Loan Document as a valid and binding obligation of any Loan Party enforceable against such Loan Party or the creation, perfection or priority of any security interest) does not address the effect on such opinion of (a) any law (including, but not limited to, public policy reflected in such law) other than Applicable New York Law (including, but not limited to, any law other than Applicable New York Law under which any Loan Party or issuer of any of the Pledged Collateral (as such term is defined in the Pledge Agreement) is organized), (b) any organizational document of any Loan Party or issuer of any of the Pledged Collateral (as such term is defined in the Pledge Agreement), (c) any compliance or non-compliance by any party to any Loan Document other than the Loan Parties with any statute, rule or regulation or (d) the legal or regulatory status or nature of any business of any party to any Loan Document.

6.             Any opinion set forth in this letter concerning the creation of any security interest does not address the creation of such security interest with respect to (a) any property of a type in which a security interest may not be created under Article 9 of the New York UCC or (b) any proceeds (as such term is defined in Section 9-102(a)(64) of the New York UCC) except to the extent provided in Sections 9-203(f) and 9-315 of the New York UCC.

7.             Any opinion set forth in this letter concerning the perfection of any security interest does not address the choice of law governing the perfection of such security interest.

4

8.             Any opinion set forth in this letter concerning the creation or perfection of any security interest does not address the creation or perfection of such security interest for the benefit of any of the Secured Parties (as such term is defined in the Pledge Agreement) other than the Lenders (as such term is defined in the Pledge Agreement) except to the extent that Bank of America, as collateral agent, (the “Collateral Agent”) has been duly appointed as the agent of such of the Secured Parties (as such term is defined in the Pledge Agreement).

9.             Each opinion set forth in this letter (a) deals only with the specific legal issue or issues it explicitly addresses, (b) does not address any other matter and (c) except as expressly set forth in such opinion, does not address any legal issue arising under (i) any statute, rule or regulation relating to any security, commodity or other future, pension, employee benefit, antitrust, usury, unfair competition, fraudulent transfer, fraudulent conveyance, environmental, land use, subdivision, tax, copyright, patent, trademark or other intellectual property, racketeering, health, safety, labor, forfeiture or criminal matter or any filing, notice or fiduciary requirement or (ii) any statute, rule or regulation of any political subdivision of the State of New York.

10.           This letter is given without regard to any change after the date of this letter with respect to any factual or legal matter, and we disclaim any obligation to notify you of any such change.

Subject to the qualifications set forth in the letter, it is our opinion that:

1.             Under Applicable New York Law, each Loan Document is a valid and binding obligation of the Borrower enforceable against the Borrower.

2.             Under Applicable New York Law, each of the Credit Agreement and the Pledge Agreement is a valid and binding obligation of the Subsidiaries enforceable against the Subsidiaries.

3.             The execution, delivery and performance by the Borrower of the Loan Documents do not (a) violate Applicable New York Law or (b) require under Applicable New York Law as a condition of such execution, delivery and performance any Governmental Approval with respect to any court or other governmental authority of the State of New York.

4.             The execution, delivery and performance by the Subsidiaries of the Credit Agreement and the Pledge Agreement do not (a) violate Applicable New York Law or (b) require under Applicable New York Law as a condition of such execution, delivery and

5

performance any Governmental Approval with respect to any court or other governmental authority of the State of New York.

5.             The Pledge Agreement is sufficient under Article 9 of the New York UCC to create in favor of the Collateral Agent, as security for the payment of all of the Obligations (as such term is defined for purposes of the Pledge Agreement) owing by any Loan Party, a valid security interest in all of the Pledged Collateral (as such term is defined in the Pledge Agreement) owned by such Loan Party (including, but not limited to, all of the Pledged Certificates owned by such Loan Party).

6.             The acquiring of possession by the Collateral Agent in the State of New York of the Pledged Certificates duly indorsed in blank by effective endorsements will be effective under Article 9 of the New York UCC to perfect by control (as such term is defined in Section 8-106(b) of the New York UCC) the security interest of the Collateral Agent in the Pledged Certificates created by the Pledge Agreement.

7.             Assuming neither the Collateral Agent nor any of the Secured Parties (as such term is defined in the Pledge Agreement) having at the time of the Collateral Agent’s acquiring possession of the Pledged Certificates any notice of an adverse claim (as such term is defined in Section 8-105(a) of the New York UCC) as to the Pledged Certificates, the Collateral Agent will acquire the security interest in its favor in the Pledged Certificates created by the Pledge Agreement free of any adverse claim (as such term is defined in Section 8-102(a)(1) of the New York UCC) under Section 8-303 of the New York UCC.

This letter is intended solely for your benefit with respect to the Loan Documents and, without our express written consent, may not be furnished to or relied upon, referred to or otherwise used by any other party or relied upon, referred to or otherwise used other than in connection with the Loan Documents, except that this letter may be furnished to and relied upon by any party that becomes a Lender (as such term is defined in the Credit Agreement) pursuant to Section 10.04(b) of the Credit Agreement.

Very truly yours,

HODGSON RUSS LLP

By
Christian G. Koelbl, III

6

EXHIBIT A

Financial Institutions

Bank of America, N.A., as Administrative Agent and Collateral Agent

Bank of America, N.A., as a Swing Line Lender and L/C Issuer

Wells Fargo Bank, National Association, as a Documentation Agent

JPMorgan Chase Bank, N.A., as a Documentation Agent

Harris, N.A., as a Syndication Agent

Suntrust Bank, as a Syndication Agent

U.S. Bank National Association, as a Managing Agent

LaSalle Bank National Association, as a Managing Agent

Wells Fargo Bank, National Association, as a Lender

The Bank of Nova Scotia, as a Lender

BNP Paribas, as a Lender

The Bank of Tokyo-Mitsubishi, Ltd., Chicago Branch, as a Lender

Comerica Bank, as a Lender

Fifth Third Bank (Central Indiana), as a Lender

First Indiana Bank, N.A., as a Lender

First Tennessee Bank National Association, as a Lender

Harris N.A., as a Lender

JP Morgan Chase Bank, NA, as a Lender

KeyBank National Association, as a Lender

LaSalle Bank National Association, as a Lender

National City Bank of Indiana, as a Lender

The Northern Trust Co., as a Lender

Regions Bank, as a Lender

Scotiabanc Inc., as a Lender

Suntrust Bank, as a Lender

US Bank National Association, as a Lender

Bank of America, N.A., as a Lender

EXHIBIT B

Subsidiaries

A.D.E. OF ARK-LA-TEX, INC.

ADESA NEW JERSEY, INC.

ADESA PENNSYLVANIA, INC.

ADESA PROPERTIES CANADA, INC.

ADESA PROPERTIES, INC.

ADESA TEXAS, INC.

AUTO BANC CORPORATION

AUTOMOTIVE FINANCE CORPORATION

AUTOMOTIVE RECOVERY SERVICES, INC.

AUTOVIN, INC.

COMSEARCH, INC.

IRT RECEIVABLES CORP.

PAR, INC.

ADESA ARK-LA-TEX, LLC

A.D.E. OF KNOXVILLE, LLC

ADESA ARKANSAS, LLC

ADESA BIRMINGHAM, LLC

ADESA CALIFORNIA, LLC

ADESA CHARLOTTE, LLC

ADESA COLORADO, LLC

ADESA DES MOINES, LLC

ADESA FLORIDA, LLC

ADESA INDIANAPOLIS, LLC

ADESA LANSING, LLC

ADESA LEXINGTON, LLC

ADESA MISSOURI, LLC

ADESA NEW YORK, LLC

ADESA OHIO, LLC

ADESA OKLAHOMA, LLC

ADESA SOUTHERN INDIANA, LLC

ADESA WASHINGTON, LLC

ADESA WISCONSIN, LLC

AUTO DEALERS EXCHANGE OF CONCORD, LLC

AUTO DEALERS EXCHANGE OF MEMPHIS, LLC

ADESA ATLANTA, LLC

ADESA PHOENIX, LLC

ADESA-SOUTH FLORIDA, LLC

ADESA CORPORATION, LLC

ADESA HOLDINGS III, L.P.

ADESA VIRGINIA, LLC

EXHIBIT C

Loan Documents

1.             Amended and Restated Credit Agreement, dated as of July 25, 2005, among the Borrower, the Subsidiaries, the lenders that are parties thereto on the date thereof, Wells Fargo Bank, National Association, and JPMorgan Chase Bank, N.A., as Documentation Agents, Harris, N.A., and Suntrust Bank, as Syndication Agents, U.S. Bank National Association and LaSalle Bank National Association, as Managing Agents, and Bank of America, N.A., as Administrative Agent, Swing Line Lender, L/C Issuer and Collateral Agent

2.             Amended and Restated Pledge Agreement, dated as of July 25, 2005, among the Borrower, the Subsidiaries and Bank of America, N.A., as Collateral Agent

3.             Tranche A Term Note (Tranche A Term Loan), dated July 25, 2005, from the Borrower to Wells Fargo Bank, National Association

4.             Revolving Note (Revolving Loans), dated July 25, 2005, from the Borrower to Wells Fargo Bank, National Association

5.             Revolving Note (Revolving Loans), dated July 25, 2005, from the Borrower to The Bank of Nova Scotia

6.             Tranche A Term Note (Tranche A Term Loan), dated July 25, 2005, from the Borrower to BNP Paribas

7.             Revolving Note (Revolving Loans), dated July 25, 2005, from the Borrower to BNP Paribas

8.             Tranche A Term Note (Tranche A Term Loan), dated July 25, 2005, from the Borrower to The Bank of Tokyo-Mitsubishi, Ltd., Chicago Branch

9.             Revolving Note (Revolving Loans), dated July 25, 2005, from the Borrower to The Bank of Tokyo-Mitsubishi, Ltd., Chicago

10.           Tranche A Term Note (Tranche A Term Loan), dated July 25, 2005, from the Borrower to Comerica Bank

11.           Revolving Note (Revolving Loans), dated July 25, 2005, from the Borrower to Comerica Bank

12.           Tranche A Term Note (Tranche A Term Loan), dated July 25, 2005, from the Borrower to Fifth Third Bank (Central Indiana)

13.           Revolving Note (Revolving Loans), dated July 25, 2005, from the Borrower to Fifth Third Bank (Central Indiana)

14.           Tranche A Term Note (Tranche A Term Loan), dated July 25, 2005, from the Borrower to First Indiana Bank, N.A.

15.           Revolving Note (Revolving Loans), dated July 25, 2005, from the Borrower to First Indiana Bank, N.A.

16.           Tranche A Term Note (Tranche A Term Loan), dated July 25, 2005, from the Borrower to First Tennessee Bank National Association

17.           Revolving Note (Revolving Loans), dated July 25, 2005, from the Borrower to First Tennessee Bank National Association

18.           Tranche A Term Note (Tranche A Term Loan), dated July 25, 2005, from the Borrower to Harris N.A.

19.           Revolving Note (Revolving Loans), dated July 25, 2005, from the Borrower to Harris N.A.

20.           Tranche A Term Note (Tranche A Term Loan), dated July 25, 2005, from the Borrower to JP Morgan Chase Bank, NA

21.           Revolving Note (Revolving Loans), dated July 25, 2005, from the Borrower to JP Morgan Chase Bank, NA

22.           Tranche A Term Note (Tranche A Term Loan), dated July 25, 2005, from the Borrower to KeyBank National Association

23.           Revolving Note (Revolving Loans), dated July 25, 2005, from the Borrower to KeyBank National Association

24.           Tranche A Term Note (Tranche A Term Loan), dated July 25, 2005, from the Borrower to LaSalle Bank National Association

25.           Revolving Note (Revolving Loans), dated July 25, 2005, from the Borrower to LaSalle Bank National Association

26.           Tranche A Term Note (Tranche A Term Loan), dated July 25, 2005, from the Borrower to National City Bank of Indiana

27.           Revolving Note (Revolving Loans), dated July 25, 2005, from the Borrower to National City Bank of Indiana

28.           Tranche A Term Note (Tranche A Term Loan), dated July 25, 2005, from the Borrower to The Northern Trust Co.

29.           Revolving Note (Revolving Loans), dated July 25, 2005, from the Borrower to The Northern Trust Co.

30.           Tranche A Term Note (Tranche A Term Loan), dated July 25, 2005, from the Borrower to Regions Bank

31.           Revolving Note (Revolving Loans), dated July 25, 2005, from the Borrower to Regions Bank

32.           Tranche A Term Note (Tranche A Term Loan), dated July 25, 2005, from the Borrower to Scotiabanc Inc.

33.           Tranche A Term Note (Tranche A Term Loan), dated July 25, 2005, from the Borrower to Suntrust Bank

34.           Revolving Note (Revolving Loans), dated July 25, 2005, from the Borrower to Suntrust Bank

35.           Tranche A Term Note (Tranche A Term Loan), dated July 25, 2005, from the Borrower to US Bank National Association

36.           Revolving Note (Revolving Loans), dated July 25, 2005, from the Borrower to US Bank National Association

37.           Tranche A Term Note (Tranche A Term Loan), dated July 25, 2005, from the Borrower to Bank of America, N.A.

38.           Revolving Note (Revolving Loans), dated July 25, 2005, from the Borrower to Bank of America, N.A. in the maximum principal amount of $15,000,000

EXHIBIT D

Pledged Certificates

Name	Jurisdiction of Organization	Type of Entity	Certificate Number	Number of Shares	Registered Owner
A.D.E. of Ark-La-Tex, Inc.	LA	Corporation	1	100	ADESA, Inc.

ADESA New Jersey, Inc.	NJ	Corporation	1	100	ADESA, Inc.

ADESA Pennsylvania, Inc.	PA	Corporation	1	100	ADESA, Inc.

ADESA Properties Canada, Inc.	DE	Corporation	3	100	ADESA Properties, Inc.

ADESA Properties, Inc.	DE	Corporation	1	100	ADESA, Inc.

ADESA Texas, Inc.	TX	Corporation	2	10,000	ADESA, Inc.

Auto Banc Corporation	NJ	Corporation	1	100	ADESA, Inc.

Automotive Finance Corporation	IN	Corporation	4	500	ADESA, Inc.

Automotive Recovery Services, Inc.	IN	Corporation	2	100	ADESA, Inc.

AutoVIN, Inc.	IN	Corporation	7	1,000	ADESA, Inc.

ComSearch, Inc.	RI	Corporation	20	100	ADESA, Inc.

IRT Receivables Corp.	IN	Corporation	1	1,000	Automotive Finance Corporation

Name	Jurisdiction of Organization	Type of Entity	Certificate Number	Number of Shares	Registered Owner

PAR, Inc.	IN	Corporation	1	100	ADESA, Inc.

3048538 Nova Scotia Company	Nova Scotia	Unlimited Company	8	39,979	ADESA Properties Canada, Inc.

3048540 Nova Scotia Company	Nova Scotia	Unlimited Company	10	3,957,756	ADESA, Inc.

Automotive Finance Canada Inc.	Ontario	Corporation	4	650	Automotive Finance Corporation

AutoVIN Canada Corporation	Nova Scotia	Corporation	4	65	AutoVIN, Inc.

EXHIBIT L

[Form of]

SOLVENCY CERTIFICATE

I, the undersigned, [financial officer] of ADESA, INC., a Delaware corporation (“Borrower”), DO HEREBY CERTIFY on behalf of Borrower that:

1.             This Certificate is furnished pursuant to Section 4.01(h) of that certain Amended and Restated Credit Agreement, dated as of July 25, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Borrower, the Subsidiary Guarantors party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Collateral Agent L/C Issuer, Swing Line Lender and the other agents party thereto.

2.             Immediately following the consummation of the Transactions and immediately following the making of each Loan and after giving effect to the application of the proceeds of each Loan on the date hereof, (a) the fair value of the properties of each Loan Party (on a consolidated basis with its Subsidiaries) exceeds its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party (on a consolidated basis with its Subsidiaries) is greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party (on a consolidated basis with its Subsidiaries) is able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party (on a consolidated basis with its Subsidiaries) does not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

[Signature Page Follows]

L-1

IN WITNESS WHEREOF, I have hereunto set my hand this [ ]th day of [                ].

ADESA, INC.,
as Borrower

By:
Name:
Title: [Chief Financial Officer]

L-2

EXHIBIT M

[Form of]

INTERCOMPANY NOTE

New York, New York

[date]

FOR VALUE RECEIVED, each of the undersigned, to the extent a borrower from time to time from any other entity listed on the signature page hereto (each, in such capacity, a “Payor”), hereby promises to pay on demand to such other entity listed below (each, in such capacity, a “Payee”), in lawful money of the United States of America in immediately available funds, at such location in the United States of America as a Payee shall from time to time designate, the unpaid principal amount of all loans and advances (including trade payables) made by such Payee to such Payor. Each Payor promises also to pay interest on the unpaid principal amount of all such loans and advances in like money at said location from the date of such loans and advances until paid at such rate per annum as shall be agreed upon from time to time by such Payor and such Payee.

This note (“Note”) is an Intercompany Note referred to in the Credit Agreement dated as of July 25, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”) among ADESA, INC., a Delaware corporation, the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given it in the Credit Agreement) party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, L/C Issuer, Swing Line Lender and Collateral Agent and the other agents party thereto, and is subject to the terms thereof.

Each Payee hereby acknowledges and agrees that the Administrative Agent may exercise all rights provided in the Credit Agreement with respect to this Note.

Anything in this Note to the contrary notwithstanding, the indebtedness evidenced by this Note owed by any Payor that is Borrower or a Subsidiary Guarantor to any Payee other than Borrower shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to all Obligations of such Payor under the Credit Agreement, including, without limitation, where applicable, under such Payor’s guarantee of the Obligations under the Credit Agreement (such Obligations and other indebtedness and obligations in connection with any renewal, refunding, restructuring or refinancing thereof, including interest thereon accruing after the commencement of any proceedings referred to in clause (i) below, whether or not such interest is an allowed claim in such proceeding, being hereinafter collectively referred to as “Senior Indebtedness”):

(i)            In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to any Payor or to its creditors, as such, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of such Payor, whether or not involving insolvency or bankruptcy, then (x) the holders of Senior Indebtedness shall be paid in full in cash in respect of all amounts constituting Senior Indebtedness before any Payee is entitled to receive (whether directly or indirectly), or make any demands for, any payment on account of this Note and (y) until the holders of Senior Indebtedness are paid in full in cash in respect of all amounts constituting Senior Indebtedness, any payment or distribution to which such Payee would otherwise be entitled (other than debt securities of such Payor that are subordinated, to at least the same extent as this Note, to the payment of all Senior Indebtedness then outstanding (such securities being hereinafter referred to as “Restructured Debt Securities”)) shall be made to the holders of Senior Indebtedness;

(ii)           if any Event of Default (as defined in the Credit Agreement) occurs and is continuing, then no payment or distribution of any kind or character shall be made by or on behalf of the Payor or any other Person on its behalf with respect to this Note; and (iii) if any payment or distribution of any character, whether in cash, securities or other property (other than Restructured Debt Securities), in respect of this Note shall (despite these subordination provisions) be received by any Payee in violation of clause (i) or (ii) before all Senior Indebtedness shall have been paid in full in cash, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (or their representatives), ratably according to the respective aggregate amounts remaining unpaid thereon, to the extent necessary to pay all Senior Indebtedness in full in cash.

To the fullest extent permitted by law, no present or future holder of Senior Indebtedness shall be prejudiced in its right to enforce the subordination of this Note by any act or failure to act on the part of any Payor or by any act or failure to act on the part of such holder or any trustee or agent for such holder. Each Payee and each Payor hereby agree that the subordination of this Note is for the benefit of the Administrative Agent, the L/C Issuer and the Lenders and the Administrative Agent, the L/C Issuer and the Lenders are obligees under this Note to the same extent as if their names were written herein as such and the Administrative Agent may, on behalf of itself, the L/C Issuer and the Lenders, proceed to enforce the subordination provisions herein.

The indebtedness evidenced by this Note owed by any Payor that is not Borrower or a Subsidiary Guarantor shall not be subordinated to, and shall rank pari passu in right of payment with, any other obligation of such Payor.

Nothing contained in the subordination provisions set forth above is intended to or will impair, as between each Payor and each Payee, the obligations of such Payor, which are absolute and unconditional, to pay to such Payee the principal of and interest on this Note as and when due and payable in accordance with its terms, or is intended to or will affect the relative rights of such Payee and other creditors of such Payor other than the holders of Senior Indebtedness.

Each Payee is hereby authorized to record all loans and advances made by it to any Payor (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

Each Payor hereby waives presentment, demand, protest or notice of any kind in connection with this Note. All payments under this Note shall be made without offset, counterclaim or deduction of any kind.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

[List Borrower and All Subsidiaries]

By:
Name:
Title:

EXHIBIT N

[Form of]

NON-BANK CERTIFICATE

Reference is made to the Amended and Restated Credit Agreement dated as of July 25, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”) among ADESA, INC., a Delaware corporation (“Borrower”), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given it in the Credit Agreement) party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, L/C Issuer, Swing Line Lender and Collateral Agent and the other agents party thereto.

The undersigned is not a bank (as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.

[NAME OF LENDER]
By:
Name:
Title:

[ADDRESS]

Dated:	, 200	.

N-1